                                                                [Exhibit 10.71]


                                CREDIT AGREEMENT,

                          dated as of February 4, 2000

                                      among

                               RAILAMERICA, INC.,
                                 as a Guarantor,

                         PALM BEACH RAIL HOLDING, INC.,
                                 as a Guarantor,

                        RAILAMERICA TRANSPORTATION CORP.,
                                 as a Borrower,

                                  RAILINK, LTD.
                            as the Canadian Borrower,

                                       and

                            FREIGHT VICTORIA LIMITED
                           as the Australian Borrower,

                VARIOUS FINANCIAL INSTITUTIONS FROM TIME TO TIME
                                 PARTIES HERETO,
                                 as the Lenders,

                           DLJ CAPITAL FUNDING, INC.,
                            as the Syndication Agent,
              the Lead Arranger and the Sole Book Running Manager,

                            THE BANK OF NOVA SCOTIA,
                  as the Administrative Agent for the Lenders,

                                       and
                             ING (U.S.) CAPITAL LLC
                                       and
                              FLEET NATIONAL BANK,
                  as the Documentation Agents for the Lenders.
                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of February 4, 2000, is among RAILAMERICA, INC., a Delaware corporation ("Holdings"), PALM BEACH RAIL HOLDING, INC., a newly-formed Delaware corporation and a wholly owned Subsidiary of Holdings ("Intermediate Holdings"), RAILAMERICA TRANSPORTATION CORP., a newly-formed Delaware corporation and a wholly owned Subsidiary of Intermediate Holdings (the "Company"), RAILINK, LTD., a corporation organized and existing under the laws of the Province of Alberta, Canada (the "Canadian Borrower") and FREIGHT VICTORIA LIMITED, a corporation organized and existing under the laws of Australia (the "Australian Borrower" and, together with the Company and the Canadian Borrower, the "Borrowers"), the various financial institutions and other Persons from time to time parties hereto (the "Lenders"), DLJ CAPITAL FUNDING, INC. ("DLJ"), as the Syndication Agent (in such capacity, the "Syndication Agent") for the Lenders, the Lead Arranger and the Sole Book Running Manager, THE BANK OF NOVA SCOTIA, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, and ING (U.S.) CAPITAL LLC and FLEET NATIONAL BANK, as documentation agent (in such capacity, the "Documentation Agents") for the Lenders.


                              W I T N E S S E T H:

         WHEREAS, Holdings intends to

                  (a) contribute all of its assets and liabilities (other than the Holdings Convertible Preferred Stock and the Holdings Convertible Subordinated Notes and liabilities associated with salary, compensation, pension and other related liabilities of Holdings in exchange for all the common stock of Intermediate Holdings; it being understood and agreed that all current employees of Holdings shall remain employees of Holdings after the consummation of the Transaction and certain RailTex employees will become employees of Holdings) to Intermediate Holdings and Intermediate Holdings shall contribute all of its assets and liabilities (other than Kalyn/Siebert) to the Company in exchange for all the common stock of the Company (the "Asset Transfer"); and

                  (b) acquire by merger (the "Acquisition") 100% of the issued and outstanding stock of RailTex, Inc. ("RailTex"), a Texas corporation, pursuant to an Agreement and Plan of Merger, dated as of October 14, 1999 (the "Merger Agreement"), among Holdings, Cotton Acquisition Corp., a Texas corporation and a wholly owned Subsidiary of the Company ("Mergerco") and RailTex pursuant to which (i) RailTex will merge with and into Mergerco and RailTex shall be the surviving corporation (the "Surviving Corporation"), (ii) each share of existing RailTex common stock will be converted into the right to receive consideration (the "Merger Consideration") for each such share of RailTex consisting of (x) $13.50 in cash and (y) 0.66666667 shares of common stock of Holdings having a par value of $.001 per common share ("Holdings Common Stock"), and (iii) each issued and outstanding share of common stock of Mergerco will be converted into one fully paid and non-assessable share of the Surviving Corporation;

          WHEREAS, in connection with the Acquisition, the Company will

                   (a) pay an aggregate cash portion of the Merger Consideration in an amount of up to $139,000,000;

                   (b) refinance (the "RailAmerica Refinancing") approximately $221,800,000 of outstanding indebtedness of Holdings, the Company and its Subsidiaries;

                   (c) refinance (the "RailTex Refinancing") approximately $114,000,000 of outstanding indebtedness of RailTex and its Subsidiaries; and

                   (d) pay fees and expenses (the "Expense Payments") in connection with the Acquisition, the RailAmerica Refinancing, the RailTex Refinancing and related transactions (the Acquisition, the RailAmerica Refinancing, the RailTex Refinancing, the Asset Transfer, the Subordinated Bridge Note Issuance (as defined below), the Intermediate Holdings Asset Bridge Note Issuance (as defined below) and such transactions related thereto, including those described in the recitals hereto, being herein collectively referred to as the "Transaction") in an amount not to exceed $36,000,000;

          WHEREAS, in order to finance the consummation of the Transaction,

                   (a) the Company will issue (the "Subordinated Bridge Note Issuance") its 13% Senior Subordinated Increasing Rate Bridge Notes (such notes, together with all additional notes having substantially the same terms as such Senior Subordinated Increasing Rate Bridge Notes that are issued by the Company as payment of interest with respect thereto, its "Subordinated Bridge Notes") in an aggregate principal amount of at least $95,000,000 resulting in gross cash proceeds to the Company of at least $95,000,000;

                   (b) Holdings will issue approximately $66,900,000 of Holdings Common Stock (valued at $9.75 per share) to existing RailTex shareholders to pay the non-cash portion of the Merger Consideration (the "Equity Issuance");

                   (c) the Company will use approximately $11,100,000 of net cash proceeds from the exercise of RailTex stock options (subject to adjustment due to cashless exercise of such options and termination of such options not exercised);

                   (d) the Company will use approximately $10,300,000 of its cash on hand;

                   (e) the Company will use approximately $9,000,000 of net cash proceeds from the sale of RailTex International Holdings and its subsidiaries ("RailTex Brazil"); and

                   (f) Intermediate Holdings will issue (the "Intermediate Holdings Asset Bridge Note Issuance") its 15% Increasing Rate Asset Bridge Notes (the "Intermediate Holdings Asset Bridge Notes") in an aggregate initial principal amount of $55,000,000 resulting in gross proceeds to Intermediate Holdings of at least $55,000,000) the net proceeds of which shall be contributed by Intermediate Holdings to the Company as a common equity contribution for use in partially financing the Transaction;

         WHEREAS, in connection with the Transaction and the post-closing ongoing working capital and general corporate needs of the Company and the Restricted Subsidiaries, each of the Borrowers desires to obtain the following financing facilities from the Lenders:

                  (a) a Term A Loan Commitment and a Term B Loan Commitment pursuant to which, subject to the terms and conditions hereof, Borrowings of Term Loans will be made to the Company on the Closing Date in a maximum, original principal amount of $125,000,000 (in the case of Term A Loans) and $205,000,000 (in the case of Term B Loans);

                  (b) a U.S. Revolving Loan Commitment (to include availability for U.S. Revolving Loans, Swing Line Loans and Letters of Credit) pursuant to which, subject to the terms and conditions hereof, Borrowings of U.S. Revolving Loans will be made to the Company from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date, in a maximum aggregate principal amount not to exceed, when taken together with (x) the Letter of Credit Outstandings and (y) all Swing Line Loans, the then existing U.S. Revolving Loan Commitment Amount;

                  (c) a Canadian Revolving Loan Commitment pursuant to which, subject to the terms and conditions hereof, Borrowings of Canadian Loans will be made to the Canadian Borrower from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date, in a maximum aggregate principal amount, the U.S. Dollar Equivalent of which does not to exceed the then existing Canadian Revolving Loan Commitment Amount;

                  (d) an Australian Revolving Loan Commitment pursuant to which, subject to the terms and conditions hereof, Borrowings of Australian Loans will be made to the Australian Borrower from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date, in a maximum aggregate principal amount, the U.S. Dollar Equivalent of which does not to exceed the then existing Australian Revolving Loan Commitment Amount;

                  (e) a Letter of Credit Commitment pursuant to which each Issuer will issue, subject to the terms and conditions hereof, Letters of Credit for the account of the Company and the Restricted Subsidiaries from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date in a maximum aggregate Stated Amount at any one time outstanding not to exceed (i) the Letter of Credit Commitment Amount or (ii), when taken together with (x) all U.S. Revolving Loans, and (y) all Swing Line Loans, the then existing U.S. Revolving Loan Commitment Amount; and

               (f) a Swing Line Loan Commitment pursuant to which, subject to the terms and conditions hereof, Borrowings of Swing Line Loans (which shall be denominated solely in U.S. Dollars) will be made to the Company from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date, in a maximum aggregate outstanding principal amount not to exceed (i) Swing Line Loan Commitment Amount or (ii), when taken together with (x) all U.S. Revolving Loans, and (y) all Swing Line Loans, the then existing U.S. Revolving Loan Commitment Amount; and

         WHEREAS, the Lenders and the Issuers are willing, on the terms and subject to the conditions hereinafter set forth, to extend the Commitments and make Loans to the Borrowers and issue (or participate in) Letters of Credit;

         NOW, THEREFORE, the parties hereto agree as follows.


                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION I.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

          "ABB" means ABB Engineering Construction Pty. Ltd. (ACN 000 095 250) of 166 William Street Potts Point, New South Wales 2011.

         "Acceptance Note" is defined in clause (b) of Section 2.8.4.

         "Acquisition" is defined in clause (b) of the first recital.

         "Administrative Agent" is defined in the preamble and includes each other Person appointed as the successor Administrative Agent pursuant to Section 9.4.

         "Administrative Agent Fee Letter" means the confidential letter, dated February 4, 2000, between the Company and the Administrative Agent.

         "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. Notwithstanding the foregoing QRC and Ferronor shall not be considered to be Affiliates of Holdings or its Subsidiaries. "Control" of a Person means the power, directly or indirectly,

                  (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, managing members or general partners (as applicable); or

          (b) to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise).

         "Agents" means the Administrative Agent and the Syndication Agent.

         "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.

         "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum (rounded upward, if necessary, to the next highest 1/16 of 1%) equal to the higher of

                  (a)  the Base Rate in effect on such day; and

                  (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Company and the Lenders of changes in the Alternate Base Rate; provided, that the failure to give such notice shall not affect the Alternate Base Rate in effect after such change.

         "Applicable Canadian BA Stamping Fee" means, at all times during the applicable periods set forth below,

                  (a) from the Effective Date to (but excluding) the date upon which the Compliance Certificate for the second full Fiscal Quarter ending after the Closing Date is required to be delivered by Holdings to the Agents pursuant to clause (d) of Section 7.1.1 in respect of a Fiscal Quarter or Fiscal Year end, with respect to the unpaid principal amount of each Canadian Loan made or maintained as Canadian BAs, 3.00% per annum; and

                  (b) at all times from the date the Compliance Certificate described in clause (a) above is required to be delivered, with respect to the unpaid principal amount of each Canadian Loan made or maintained as Canadian BAs, the rate determined by reference to the applicable Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Canadian BA Stamping Fee":


                      Leverage                               Applicable
                        Ratio                         Canadian BA Stamping Fee
                    ------------                      ------------------------

                       >5.00x                                   3.25%
                       -

                    >4.50x<5.00x                                3.00%
                    -

                      Leverage                               Applicable
                        Ratio                         Canadian BA Stamping Fee
                   -------------                      ------------------------
                    >4.00x<4.50x                                2.75%
                    -

                    >3.50x<4.00x                                2.50%
                    -

                     >3.00x<3.50                                2.25%
                     -

                       <3.00x                                   2.00%

         The Leverage Ratio used to compute the Applicable Canadian BA Stamping Fee for any day referred to in clause (b) above shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by Holdings to the Agents on or prior to such day pursuant to clause (d) of Section 7.1.1 in respect of a Fiscal Quarter or Fiscal Year end. Changes in the Applicable Canadian BA Stamping Fee resulting from a change in the Leverage Ratio shall become effective on the first day following delivery by Holdings to the Agents of a new Compliance Certificate pursuant to clause (d) of Section 7.1.1 in respect of a Fiscal Quarter or Fiscal Year end. If Holdings shall fail to deliver a Compliance Certificate within the number of days after the end of any Fiscal Quarter as required pursuant to clause (d) of Section 7.1.1 (without giving effect to any grace period) in respect of a Fiscal Quarter or Fiscal Year end, the Applicable Canadian BA Stamping Fee from and including the first day after the date on which such Compliance Certificate was required to be delivered to but not including the date Holdings delivers to the Agents such Compliance Certificate shall conclusively equal the highest Applicable Canadian BA Stamping Fee set forth above.

         "Applicable Commitment Fee Margin" means, (a) for each day from the Effective Date to (but excluding) the date upon which the Compliance Certificate for the second full Fiscal Quarter ending after the Closing Date is required to be delivered by Holdings to the Agents pursuant to clause (d) of Section 7.1.1 in respect of a Fiscal Quarter or Fiscal Year end, a fee which shall accrue at a rate of 1/2 of 1% per annum, and (b) at all times from the date the Compliance Certificate described in clause (a) above is required to be delivered, a fee which shall accrue at the applicable rate per annum set forth below under the column entitled "Applicable Commitment Fee", determined by reference to the applicable Leverage Ratio referred to below:

                          Leverage
                            Ratio                    Applicable Commitment Fee
                        ------------                 -------------------------
                           >4.00x                               0.50%
                           -

                        >3.50x<4.00x                           0.375%
                        -

                           <3.50x                               0.25%

; provided, that solely with respect to the commitment fees paid by the Australian Borrower, the Applicable Commitment Fee is determined by reference to the applicable Leverage Ratio referred to below:


                          Leverage
                            Ratio                    Applicable Commitment Fee
                         -----------                 -------------------------
                           >4.00x                              1.375%
                           -

                        >3.50x<4.00x                           1.125%
                        -

                           <3.50x                              0.00875

The Leverage Ratio used to compute the Applicable Commitment Fee for any day referred to in clause (b) above shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by Holdings to the Agents on or prior to such day pursuant to clause (d) of Section 7.1.1 in respect of a Fiscal Quarter or Fiscal Year end. Changes in the Applicable Commitment Fee resulting from a change in the Leverage Ratio shall become effective on the first day following delivery by Holdings to the Agents of a new Compliance Certificate pursuant to clause (d) of Section 7.1.1 in respect of a Fiscal Quarter or Fiscal Year end. If Holdings shall fail to deliver a Compliance Certificate within the number of days after the end of any Fiscal Quarter as required pursuant to clause (d) of Section 7.1.1 (without giving effect to any grace period) in respect of a Fiscal Quarter or Fiscal Year end, the Applicable Commitment Fee from and including the first day after the date on which such Compliance Certificate was required to be delivered to but not including the date Holdings delivers to the Agents such Compliance Certificate shall conclusively equal the highest Applicable Commitment Fee set forth above.

          "Applicable Margin" means, at all times during the applicable periods set forth below,

                  (a) on any date, with respect to the unpaid principal amount of each Term B Loan maintained as a (i) Base Rate Loan, 2.00% per annum and (ii) LIBO Rate Loan, 3.25% per annum;

                  (b) from the Effective Date to (but excluding) the date upon which the Compliance Certificate for the second full Fiscal Quarter ending after the Closing Date is required to be delivered by Holdings to the Agents pursuant to clause (d) of Section 7.1.1 in respect of a Fiscal Quarter or Fiscal Year end, with respect to the unpaid principal amount of each (i) Swing Line Loan (which shall be borrowed and maintained only as a Base Rate Loan) and each Revolving Loan (other than a Canadian Loan made or maintained as a Canadian BA) and Term A Loan maintained as a Base Rate Loan, 1.75% per annum, and (ii) Revolving Loan (other than a Canadian Loan) and Term A Loan maintained as a LIBO Rate Loan, 3.00% per annum; and

                  (c) at all times from the date the Compliance Certificate described in clause (b) above is required to be delivered, with respect to the unpaid principal amount of each

         Swing Line Loan (which shall be borrowed and maintained only as a Base Rate Loan) and each Revolving Loan (other than a Canadian Loan made or maintained as a Canadian BA) and Term A Loan, the rate determined by reference to the applicable Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for Base Rate Loans", in the case of such Loans made or maintained as Base Rate Loans, or by reference to the applicable Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for LIBO Rate Loans", in the case of such Loans made or maintained as LIBO Rate
         Loans:


                                                             Applicable                          Applicable
                      Leverage                               Margin For                          Margin For
                         Ratio                             Base Rate Loans                    LIBO Rate Loans
                    ---------------                        ---------------                    ---------------
                       >5.00x                                   2.00%                              3.25%
                       -

                    >4.50x <5.00x                               1.75%                              3.00%
                    -

                    >4.00x <4.50x                               1.50%                              2.75%
                    -

                    >3.50x<4.00x                                1.25%                              2.50%
                    -

                    >3.00x<3.50x                                1.00%                              2.25%
                    -

                       <3.00x                                   0.75%                              2.00%

         The Leverage Ratio used to compute the Applicable Margin for Swing Line Loans, Revolving Loans and Term Loans for any day referred to in clause (c) above shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by Holdings to the Agents on or prior to such day pursuant to clause (d) of Section 7.1.1 in respect of a Fiscal Quarter or Fiscal Year end. Changes in the Applicable Margin for Swing Line Loans, Revolving Loans and Term A Loans resulting from a change in the Leverage Ratio shall become effective on the first day following delivery by Holdings to the Agents of a new Compliance Certificate pursuant to clause (d) of Section 7.1.1 in respect of a Fiscal Quarter or Fiscal Year end. If Holdings shall fail to deliver a Compliance Certificate within the number of days after the end of any Fiscal Quarter as required pursuant to clause (d) of Section 7.1.1 (without giving effect to any grace period) in respect of a Fiscal Quarter or Fiscal Year end, the Applicable Margin for Swing Line Loans, Revolving Loans and Term A Loans from and including the first day after the date on which such Compliance Certificate was required to be delivered to but not including the date Holdings delivers to the Agents such Compliance Certificate shall conclusively equal the highest Applicable Margin for Swing Line Loans, Revolving Loans and Term A Loans set forth above.

         "Asset Transfer" is defined in clause (a) of the first recital.

         "Assignee Lender" is defined in Section 11.11.1.

         "Assignor Lender" is defined in Section 11.11.1.

         "Australian Accession Deed" shall mean an Accession Deed in the form of
Schedule 2 to the Australian Security Trust Deed.

         "Australian Borrower" is defined in the preamble.

         "Australian Deed of Security" shall mean that certain RailAmerica Deed of Security, dated as of April 29, 1999, among the Australian Borrower and the Australian Security Trustee, substantially in the form of Exhibit G-5 hereto, as amended, amended and restated, supplemented or otherwise modified from time to time pursuant to the terms thereby.

         "Australian Designation Notice" shall mean a Designation Notice in the form of Schedule 1 to the Australian Security Trust Deed.

         "Australian Dollars" and "Aus $" mean the lawful currency of Australia.

         "Australian Equitable Mortgage of Shares No.2" shall mean that certain Equitable Mortgage of Shares, dated as of the date hereof, between RailAmerica Australia, Inc. and the Administrative Agent.

         "Australian Equitable Mortgage of Shares No.1" shall mean that certain RailAmerica Equitable Mortgage of Shares, dated as of April 29, 1999, among RailAmerica Australia, Inc., a Florida corporation, RAPL and the Australian Security Trustee, substantially in the form of Exhibit G-6 hereto, as amended, amended and restated, supplemented or otherwise modified from time to time pursuant to the terms thereby.

         "Australian Guaranty" shall mean that certain Australian Guaranty and Indemnity, dated as of the date hereof, granted by RailAmerica Australia Pty. Ltd. in favor of the Administrative Agent.

         "Australian Lender" means each Lender that has an Australian Revolving Loan Percentage in excess of zero.

         "Australian Restricted Subsidiary" means any Restricted Subsidiary organized under the laws of Australia or any state thereof.

         "Australian Revolving Loan" is defined in clause (b) of Section 2.1.1.

         "Australian Revolving Loan Commitment" is defined in clause (b) of
Section 2.1.1.

         "Australian Revolving Loan Commitment Amount" means $10,000,000 (with Australian Revolving Loans to be denominated in Australian Dollars), as such amount may be reduced pursuant to the terms hereof.

         "Australian Revolving Loan Percentage" means, relative to any Lender, the applicable percentage relating to Australian Revolving Loans set forth opposite its name on Schedule II hereto under the Australian Revolving Loan Commitment column or set forth in a Lender Assignment Agreement under the Australian Revolving Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to Section 11.11.1. A Lender shall not have any Australian Revolving Loan Commitment if its percentage under the Australian Revolving Loan Commitment column is zero or is blank.

         "Australian Revolving Note" means a promissory note of the Australian Borrower payable to any Australian Lender, in the form of Exhibit A-1C hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Australian Borrower to such Australian Lender resulting from outstanding Australian Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Australian Security Documents" shall mean, collectively, the Australian Security Trust Deed, the Australian Deed of Security, Australian Guaranty, Australian Equitable Mortgage of Shares No.1 and the Australian Equitable Mortgage of Shares No.2 and such successor thereto, each in form and substance satisfactory to the Agents.

         "Australian Security Trust Deed" shall mean that certain Security Trust Deed RailAmerica Security Trust, dated as of April 29, 1999, among the Australian Borrower and the Australian Security Trustee, as supplemented by (x) the Australian Designation Notice, dated as of the date hereof, among the Australian Borrower, and the Australian Security Trustee and (y) the Australian Accession Deed, dated as of the date hereof, among the Lenders and the Australian Security Trustee, substantially in the form of Exhibit G-4 hereto, as amended, amended and restated, supplemented or otherwise modified from time to time pursuant to the terms thereby.

         "Australian Security Trustee" shall mean Barclays Bank PLC (ARBN 062 449 585) of Level 24, 400 George Street, Sydney, New South Wales or any of its successors or assigns.

         "Australian Subsidiary" means a Subsidiary of the Company that is organized under the laws or is a resident of Australia.

         "Authorized Officer" means, relative to any Obligor, those of its officers, general parties or managing members (as applicable) whose signatures and incumbency shall have been certified to the Agents, the Lenders and the Issuers pursuant to Section 5.1.1.

         "Base Amount" is defined in Section 7.2.7.

         "Base Rate" means, at any time, the rate of interest then most recently established by the Administrative Agent in New York as its prime rate for U.S. Dollars loaned in the United States. The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit.

         "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate or the Canadian Prime Rate, as the case may be.

         "BBSY Rate" means, relative to any Interest Period, the average bid rate per annum from the rates quoted on the "BBSY" page (the "BBSY Page") of the Reuters Monitor System at or about 11:00 am (Sidney, Australia time) on any day of such Interest Period, for each of the quoting reference banks appearing on such page (there being not less than five (5) such reference banks) for a bill with a tenor equal to the Interest Period specified in the relevant Borrowing Request or Continuation/Conversion Notice (such calculation to be effected by eliminating the highest and the lowest mean rates and taking the average of the remaining bid rates and then (if necessary) rounding the resultant figure upwards to four (4) decimal places); provided, that, if on any such day the "BBSY Rate" cannot be determined because fewer than five (5) reference banks have quoted rates on the BBSY Page, the "BBSY Rate" shall be calculated as above by using the rates otherwise quoted by five (5) of the reference banks on application by the Australian Lenders for a bill of the same tenor; provided, further, that if with respect to any Interest Period the "BBSY Rate" cannot be determined in accordance with the foregoing procedures then the "BBSY Rate" for that day or Interest Period shall mean such rate as is agreed between the Australian Lenders and the Australian Borrower with regard to comparable indices then available, and in the absence of any such agreement shall be the rate stipulated by the Australian Lender with regard to such comparable indices.

         "Borrowers" is defined in the preamble.

         "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders required to make such Loans on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

         "Borrowing Request" means a Loan request and certificate duly executed by an Authorized Officer of the applicable Borrower, substantially in the form of Exhibit B-1 hereto.

         "Business Day" means

                  (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York;

                  (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in U.S. Dollars are carried on in the London interbank eurodollar market; and

                  (c) with respect to any Borrowings of, Interest Periods with respect to, and payments of principal and interest in respect of, Foreign Currency Loans, any day which is a Business Day described in clause (a) above and which is also not a day on which banks are authorized or required to be closed in Toronto, Canada in the case of Canadian Loans and Sydney, Australia, in the case of Australian Revolving Loans.

         "Canada" means Canada, its ten provinces and territories.

         "Canadian BA" means a depository bill as defined in the Depository Bills and Notes Act (Canada) in Canadian Dollars that is in the form of an order signed by the Canadian Borrower and accepted by a Canadian Lender pursuant to this Agreement or, for Canadian Lenders not participating in clearing services contemplated in that Act, a draft or bill of exchange in Canadian Dollars that is drawn by the Canadian Borrower and accepted by a Canadian Lender pursuant to this Agreement. Orders that become depositary bills, drafts and bills of exchange are sometimes collectively referred to in this Agreement as "drafts"; provided, however, that,

                  (a) to the extent the context shall require, each Acceptance Note shall be deemed to be a Canadian BA; and

                  (b) references to outstanding principal amounts relating to Canadian BAs shall refer to the stated amount of unmatured Canadian BAs which have not been collateralized pursuant to, and in accordance with, the terms of clause (a)(i) of Section 3.1.1.

         "Canadian BA Rate" means, (a) with respect to any Canadian BA accepted by a Canadian Lender named on Schedule I to the Bank Act (Canada), the rate determined by the Administrative Agent as being the arithmetic average (rounded upward to the nearest multiple of 0.01%) of the discount rates, calculated on the basis of a year of 365 days and determined in accordance with normal market practice at or about 10:00 a.m. (Toronto time) on the date of acceptance, for bankers" acceptances of those Lenders having a comparable face amount and identical maturity date to the face amount and maturity date of such Canadian BA, and (b) with respect to any Canadian BA accepted by any other Canadian Lender, the rate determined by the Administrative Agent in accordance with (a) above plus 0.10% per annum.

         "Canadian Borrower" is defined in the preamble.

         "Canadian Debentures" means the Debentures executed and delivered by the Canadian Borrower and each of its Affiliates that is a Restricted Subsidiary and is organized in, or a resident of, Canada, pursuant to clause (c) of Section
5.1.13 or Section 7.1.8, substantially in the form of Exhibit G-3 hereto, as amended, amended and restated, supplemented or otherwise modified from time to time pursuant to the terms hereof.

         "Canadian Dollar" and "Cdn $" each mean the lawful currency of Canada.

         "Canadian Guarantees" shall mean the guarantees granted by the Obligors organized under the laws of Alberta, Ontario, Nova Scotia, British Columbia and Canada, dated as of the date hereof, in form and substance satisfactory to the Administrative Agent.

         "Canadian Lender" means each Lender that has a Canadian Revolving Loan Percentage in excess of zero.

         "Canadian Loans" is defined in clause (c) of Section 2.1.1.

         "Canadian Mortgages" means a Mortgage executed and delivered by a Canadian subsidiary.

         "Canadian Pledge Agreements" means the Canadian Pledge Agreement executed and delivered by the Canadian Borrower and each of its Affiliates that own shares in another Affiliate of the Canadian Borrower, pursuant to Section
5.1.13 or 7.1.8, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Canadian Prime Rate" means, on any day, the greater of:

                  (a) the annual rate of interest expressed as a percentage per annum announced by the Administrative Agent that day as its reference rate for commercial loans made by it in Canada in Canadian Dollars; and

                  (b) the average rate for 30 day Canadian Dollar bankers' acceptances that appears on the Reuters Screen CDOR Pate at 10:00 a.m. Toronto time on that day, plus 1.0% per annum.

                  (c) the Canadian Prime Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Canadian Loans maintained at the Canadian Prime Rate will take effect simultaneously with each change in the Canadian Prime Rate. The Administrative Agent will give notice promptly to the Canadian Borrower of changes in the Canadian Prime Rate; provided, that the failure to give such notice shall not affect the Canadian Prime Rate in effect after such change.

         "Canadian Prime Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Canadian Prime Rate.

         "Canadian Restricted Subsidiary" means a Restricted Subsidiary organized under the laws of Canada.

         "Canadian Revolving Loan Commitment" is defined in clause (c) of
Section 2.1.1.

         "Canadian Revolving Loan Commitment Amount" means $10,000,000 (with Canadian Loans to be denominated in Canadian Dollars), as such amount may be reduced pursuant to the terms hereof.

         "Canadian Revolving Loan Percentage" means, relative to any Lender, the applicable percentage relating to Canadian Loans set forth opposite its name on
Schedule II hereto under the Canadian Revolving Loan Commitment column or set forth in a Lender Assignment Agreement under the Canadian Revolving Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to Section 11.11.1. A Lender shall not have any Canadian Revolving Loan Commitment if its percentage under the Canadian Revolving Loan Commitment column is zero or is blank.

         "Canadian Revolving Note" means a promissory note of the Canadian Borrower payable to any Canadian Lender, in the form of Exhibit A-1B hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Canadian Borrower to such Canadian Lender resulting from outstanding Canadian Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Canadian Subsidiary" means any Subsidiary of the Company that is organized under the laws or is a resident of Canada.

         "Canadian Security Documents" shall mean the Canadian Pledge Agreements, the Canadian Guarantees, the Canadian Mortgages and the Canadian Debentures.

         "Capital Expenditures" means, for any period, the aggregate amount of all expenditures of Holdings, Intermediate Holdings, the Company and the Restricted Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the Effective Date.

         "Capitalized Lease Liabilities" means all monetary obligations of Holdings, Intermediate Holdings, the Company or any of the Restricted Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

         "Cash Collateralize" means, with respect to a Letter of Credit, the deposit of immediately available funds into a cash collateral account maintained with (or on behalf of) the Administrative Agent on terms satisfactory to the Agents in an amount equal to the Stated Amount of such Letter of Credit.

         "Cash Equivalent Investment" means, at any time:

                  (a) any direct obligation of (or unconditionally guaranteed by) the United States or a State thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States or a State thereof) maturing not more than nine months after such time;

                   (b) commercial paper maturing not more than 270 days from the date of issue, which is issued by

                           (i) a corporation (other than an Affiliate of any
                  Obligor or Ferronor or Kalyn/Siebert) organized under the laws of any State of the United States or of the District of Columbia and rated A-1 or higher by S&P or P-1 or higher by Moody's, or

                           (ii)  any Lender (or its holding company);

                  (c) any certificate of deposit, time deposit or bankers acceptance, maturing not more than nine months after its date of issuance, which is issued by either

                           (i) any bank organized under the laws of the United
                  States (or any State thereof) and which has (x) a credit rating of A2 or higher from Moody's or A or higher from S&P and (y) a combined capital and surplus greater than $500,000,000, or

                           (ii)  any Lender;

                  (d) any repurchase agreement having a term of 30 days or less entered into with any Lender or any commercial banking institution satisfying the criteria set forth in clause (c)(i) which

                           (i) is secured by a fully perfected security
                  interest in any obligation of the type described in clause
                  (a), and

                           (ii) has a market value at the time such repurchase
                  agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder; or

                  (e) in the case of any Subsidiary of Holdings organized or having its principal place of business outside the United States, investments denominated in the Currency of the jurisdiction in which such Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (a) through (d) above.

         "Casualty Event" means the damage, destruction or condemnation, as the case may be, of any property of Holdings, Intermediate Holdings, the Company or any of the Restricted Subsidiaries.

         "Casualty Proceeds" means, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by Holdings, Intermediate Holdings, the Company or any of the Restricted Subsidiaries in connection therewith, but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a Lien on the property which is the subject of such Casualty Event which Lien (x) is permitted by Section
7.2.3 and (y) has priority over the Liens securing the Obligations.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq., as amended.

         "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

          "Change in Control" means

                  (a) the failure of (i) Holdings at any time to directly own beneficially and of record on a fully diluted basis 100% of the outstanding Capital Stock of Intermediate Holdings, or (ii) Intermediate Holdings at any time to directly own beneficially and of record on a fully diluted basis 100% of the outstanding Capital Stock of the Company, in each case, all such Capital Stock to be held free and clear of all Liens (other than Liens granted under a Loan Document); or

                  (b) the failure of the Company (directly or through its wholly owned Subsidiaries) at any time to own on a fully diluted basis 100% of the outstanding Capital Stock of each of the Canadian Borrower, the Australian Borrower and RailTex, such Capital Stock to be held free and clear of all Liens (other than Liens granted under a Loan Document and Permitted Liens); or

                  (c) any person or group (within the meaning of Sections 13(d) and 14(d) under the Exchange Act), shall become the ultimate "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Capital Stock representing
         (i) in the case of the EGS Group, more than 25% of the Capital Stock of Holdings on a fully diluted basis or (ii) in the case of all other Persons more than 20% of the Capital Stock of Holdings on a fully diluted basis; or

                  (d) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election to such Board or whose nomination for election by the stockholders of Holdings was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of Holdings then in office; or

                  (e) the occurrence of any "Change of Control" (or similar term) under (and as defined in) any Subordinated Debt Document or Intermediate Holdings Asset Bridge Document.

         "Closing Date" means the date of the initial Credit Extension, which shall be a Business Day not to be later than April 15, 2000.

         "Closing Date Certificate" means a certificate of an Authorized Officer of Holdings, Intermediate Holdings and the Company substantially in the form of Exhibit D hereto, delivered pursuant to Section 5.1.4.

         "Code" means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

         "Commitment" means, as the context may require, (i) a Lender's Term A Loan Commitment, Term B Loan Commitment, Revolving Loan Commitment or Letter of Credit Commitment or (ii) the Swing Line Lender"s Swing Line Loan Commitment.

         "Commitment Amount" means, as the context may require, the Term A Loan Commitment Amount, the Term B Loan Commitment Amount, the U.S. Revolving Loan Commitment Amount, the Canadian Revolving Loan Commitment Amount, the Australian Revolving Loan Commitment Amount, the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount.

         "Commitment Termination Date" means, as the context may require, the Term A Loan Commitment Termination Date, the Term B Loan Commitment Termination Date or the Revolving Loan Commitment Termination Date.

         "Commitment Termination Event" means

                  (a) the occurrence of any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to Holdings, Intermediate Holdings or any Borrower; or

                  (b) the occurrence and continuance of any other Event of Default and either

                           (i) the declaration of all or any portion of the Loans to be due and payable pursuant to Section 8.3, or

                           (ii) the giving of notice by the Administrative
                  Agent, acting at the direction of the Required Lenders, to the Borrowers that the Commitments have been terminated.

         "Company" is defined in the preamble.

         "Compliance Certificate" means a certificate duly completed and executed by an Authorized Officer of Holdings that is the president, the chief executive officer or the chief financial or accounting officer of Holdings, or, for so long as Holdings does not have a chief financial officer or accounting officer, the treasurer of Holdings, substantially in the form of Exhibit E-1 hereto, together with such changes thereto as the Agents may from time to time request for the purpose of monitoring the Company"s compliance with the financial covenants contained herein.

         "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Stock of any other Person. The amount of any Person"s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

         "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of a Borrower, substantially in the form of Exhibit C hereto.

         "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with Holdings, Intermediate Holdings, the Company or any Subsidiary, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         "Copyright Security Agreement" means any Copyright Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit D to the U.S. Pledge and Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Credit Extension" means, as the context may require,

                  (a)  the making of a Loan by a Lender; or

                  (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any existing Letter of Credit, by an Issuer.

         "Credit Extension Request" means, as the context may require, any Borrowing Request or Issuance Request.

         "Currency" means, as the context may require, U.S. Dollars or a Foreign Currency.

         "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Disbursement" is defined in Section 2.6.2.

         "Disbursement Date" is defined in Section 2.6.2.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by Holdings, Intermediate Holdings and the Borrowers with the written consent of the Required Lenders.

         "Disposition" (or similar words such as "Dispose") means any sale, transfer, lease, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of Holdings", Intermediate Holdings", the Company's or the Restricted Subsidiaries" assets (including accounts receivables and Capital Stock of Subsidiaries) to any other Person (other than to another Obligor) in a single transaction or series of transactions.

         "DLJ" is defined in the preamble.

         "Documentation Agent" is defined in the preamble.

         "Domestic Office" means the office of a Lender designated as its "Domestic Office" on Schedule II hereto or in a Lender Assignment Agreement, or such other office within the United States as may be designated from time to time by notice from such Lender to the Agents and the Company.

         "Domestic Subsidiary" and "Domestic Restricted Subsidiary" mean any Subsidiary or Restricted Subsidiary, respectively of the Company that is not a Foreign Subsidiary.

         "Domestic Subsidiary Guarantor" means any Domestic Subsidiary that is a Subsidiary Guarantor.

         "EBITDA" means, for any applicable period, subject to clause (b) of
Section 1.4, the sum (without duplication) for the Company and the Restricted Subsidiaries on a consolidated basis of

                  (a)  Net Income

plus

                  (b) to the extent deducted in determining Net Income, the sum of (i) amounts attributable to amortization, (ii) Income Tax Expense,
         (iii) Interest Expense, (iv) depreciation of assets and (v) all other non-cash charges,

plus

                  (c)  the excess of

                           (i) dividends received by the Company in cash, which dividends are made in respect of the Capital Stock of Ferronor which is directly or indirectly owned by the Company,

         over

                           (ii) Income Tax Expense in respect of the dividends
                  referred to in clause (c)(i) above.

minus

                  (d) Restricted Payments made by the Company or any of its Subsidiaries pursuant to clauses (b)(iii), (b)(iv) and (b)(v) of
         Section 7.2.6.

         "Effective Date" is defined in Section 11.8.

         "EGS Group" means EGS Management, L.L.C., BEV Partners, L.P., EGS Partners, L.L.C., Jonas Partners, L.P., William Ehrman, Beverly Ehrman (spouse of W. Ehrman), FK Investments, L.P., Frederick Greenberg, Julia Oliver, James Gerstl, William Lautman and Frederick Ketcher.

         "Environmental Laws" means all applicable federal, state, local or foreign statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

         "Equity Issuance" is defined in clause (b) of the third recital.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to Sections of ERISA also refer to any successor Sections thereto.

         "Event of Default" is defined in Section 8.1.

         "Excess Cash Flow" means, for any Fiscal Year, the excess (if any), of

         (a)  EBITDA for such Fiscal Year

over

         (b)  the sum (for such Fiscal Year) of

                  (i) Interest Expense actually paid in cash by the Company and the Restricted Subsidiaries, plus

                  (ii) scheduled principal repayments, to the extent actually made, of Term Loans pursuant to clauses (c) and (d) of Section 3.1.1 and scheduled payments of other funded debt permitted under Section
         7.2.2 actually paid in cash,

plus

                  (iii) all income taxes actually paid in cash by the Company and the Restricted Subsidiaries (less the sum of (x) any cash tax refunds received and (y) any income taxes actually paid in cash in respect of the dividends referred to in clause (c)(i) of the definition of the term "EBITDA"), plus

                  (iv) Capital Expenditures actually made by the Company and the Restricted Subsidiaries in such Fiscal Year.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Agreements" means the Exchange Agreement, dated as of February 4, 2000, executed and delivered by Holdings and the Exchange Agreement, dated as of February 4, 2000, executed and delivered by Intermediate Holdings, both delivered pursuant to the Subscription Agreement.

         "Exchange Equivalent" means, on any date of determination, (a) with respect to any Foreign Currency, the equivalent amount in U.S. Dollars of such Foreign Currency, and (b) with respect to U.S. Dollars, the equivalent amount in the applicable Foreign Currency of such U.S. Dollars, in each case as determined by reference to the New York foreign exchange selling rates, as determined by the Administrative Agent (in accordance with its standard practices).

         "Exemption Certificate" is defined in clause (e) of Section 4.6.

         "Expense Payments" is defined in clause (d) of the second recital.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

                  (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                  (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "Fee Letter" means the confidential fee letter, dated February 3, 2000, between DLJ and the Company.

         "Ferronor" means, collectively, RailAmerica de Chile S.A., a Chilean corporation and its Subsidiaries.

         "Ferronor Loan Documents" means, collectively, (i) the letter agreement, dated as of January 16, 1997, between Banco de Boston and Holdings (including the Term Sheet amended thereto), (ii) the promissory note dated as of February 18, 1997 made by RailAmerica de Chile S.A. in favor of The First National Bank of Boston and (iii) the Participation Agreement dated as of February 18, 1997 between The First National Bank of Boston and Holdings, as each such agreement is in effect on the Closing Date and in each case, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.2.12.

         "Filing Agent" is defined in Section 5.1.10.

         "Filing Statements" is defined in Section 5.1.10.

         "Fiscal Quarter" means a quarter ending on the last day of March, June, September or December.

         "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2000 Fiscal Year") refer to the Fiscal Year ending on December 31 of such calendar year.

         "Fixed Charge Coverage Ratio" means, as of the close of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters of:

         (a)      (i) EBITDA (for all such Fiscal Quarters)

to
         (b)  the sum (without duplication) of

                  (i) Interest Expense paid or payable in cash for all such
              Fiscal Quarters;

         plus

                  (ii) all scheduled principal repayments of Indebtedness of the
              Company and the Restricted Subsidiaries made during such period (including repayments of the Term Loans pursuant to clauses (c) and (d) of Section 3.1.1, after giving effect to any reductions in such scheduled principal repayments attributable to any optional or mandatory prepayments of the Term Loans) during all such Fiscal Quarters;

         plus

                  (iii) all Income Tax Expense actually paid in cash for all such Fiscal Quarters;

         plus

                  (iv) Restricted Payments made by the Company or any of its
              Subsidiaries pursuant to clause (b)(ii) and (vii) of Section 7.2.6 (for all such Fiscal Quarters);

         plus

                  (v) all dividends (including Restricted Payments made pursuant to clause (b)(i) of Section 7.2.6) paid or payable in cash in respect of preferred Capital Stock of Holdings (for all such Fiscal Quarters).

         "Foreign Borrowers" means, collectively, the Australian Borrower and the Canadian Borrower.

         "Foreign Currency" means any currency other than U.S. Dollars.

         "Foreign Currency Equivalent" means the Exchange Equivalent in the applicable Foreign Currency of any amount of U.S. Dollars.

         "Foreign Currency Revolving Loan" means, as the context may require, an Australian Revolving Loan or a Canadian Loan.

         "Foreign Currency Revolving Loan Commitment" means, as the context may require, a Lender's Australian Revolving Loan Commitment or Canadian Revolving Loan Commitment.

         "Foreign Currency Revolving Loan Commitment Amount" means, as the context may require, the Australian Revolving Loan Commitment Amount and/or the Canadian Revolving Loan Commitment Amount.

         "Foreign Pledge Agreement" means any supplemental pledge agreement governed by the laws of a jurisdiction other than the United States or a state thereof executed and delivered by the Company or any of the Restricted Subsidiaries pursuant to the terms of this Agreement, in form and substance satisfactory to the Agents, as may be necessary or desirable under the laws of organization or incorporation of a Restricted Subsidiary to further protect or perfect the Lien on and security interest in any Collateral (as defined in a U.S. Pledge and Security Agreement).

         "Foreign Subsidiary" means any Subsidiary of Holdings (a) which is organized under the laws of any jurisdiction outside of the United States, (b) which conducts the major portion of its business outside of the United States and (c) all or substantially all of the property and assets of which are located outside of the United States.

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" is defined in Section 1.4.

         "Governmental Authority" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guaranty" means, as the context may require, the Holdings Guaranty, the Intermediate Holdings Guaranty and/or each Subsidiary Guaranty.

         "Guarantor" means, as the context may require, Holdings, Intermediate Holdings and/or each Subsidiary Guarantor.

         "Hazardous Material" means

                  (a)  any "hazardous substance", as defined by CERCLA;

                  (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended; or

                  (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other applicable foreign, federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended.

         "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

         "herein", "hereof", "hereto", "hereunder" and similar terms contained in any Loan Document refer to such Loan Document as a whole and not to any particular section, paragraph or provision of such Loan Document.

         "Holdings" is defined in the preamble.

         "Holdings Common Stock" is defined in clause (b) of the first recital.

         "Holdings Convertible Preferred Stock" means the Series A Convertible Redeemable Preferred Stock, par value $.001 per share of Holdings.

         "Holdings Convertible Subordinated Notes" means the outstanding 6% Junior Convertible Debentures due July 31, 2004 issued by Holdings.

         "Holdings Guaranty" means the Obligations of Holdings undertaken pursuant to Section 10.1.


         "Impermissible Qualification" means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of Holdings

                  (a)  which is of a "going concern" or similar nature;

                  (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                  (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause Holdings, Intermediate Holdings or any Borrower to be in Default.

         "including" and "include" mean including without limiting the generality of any description preceding such term, and, for purposes of each Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         "Income Tax Expense" means the sum of (i) all federal, state, local and foreign income taxes paid or payable by the Company and the Restricted Subsidiaries to the relevant Governmental Authority and (ii) without duplication, payments under the Tax Sharing Agreement by the Company and the Restricted Subsidiaries for the federal income tax liability of the affiliated group as defined in Section 1504(a) of the Code, of which the Company and the Restricted Subsidiaries are members.

         "Indebtedness" of any Person means:

                  (a) all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

                  (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker"s acceptances issued for the account of such Person;

                  (c)  all Capitalized Lease Liabilities of such Person;

                  (d) for purposes of Section 8.1.5 only, all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

                  (e) net liabilities of such Person under all Hedging Obligations;

                  (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services excluding trade accounts payable in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person, and indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (g)  obligations arising under Synthetic Leases; and

                  (h) all Contingent Liabilities of such Person in respect of any of the foregoing with respect to another Person.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person"s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "Indemnified Liabilities" is defined in Section 11.4.

         "Indemnified Parties" is defined in Section 11.4.

         "Interco Subordination Agreement" means the Subordination Agreement, substantially in the form of Exhibit I hereto, executed and delivered by two or more Obligors pursuant to the terms of this Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Intercreditor Agreement" means the Intercreditor Agreement, substantially in the form of Exhibit N hereto, executed and delivered by the Lenders and the Administrative Agent and acknowledged by Holdings, Intermediate Holdings, each Borrower and each Subsidiary Guarantor pursuant to the terms of this Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Interest Coverage Ratio" means, as of the close of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters of:

                  (a)  EBITDA (for all such Fiscal Quarters)
         to
                  (b) the sum (for all such Fiscal Quarters) of (i) Interest Expense (for all such Fiscal Quarters paid or payable in cash, (ii) all dividends paid or payable (including, without duplication, Restricted Payments made pursuant to clause (b)(i) of Section 7.2.6) in cash in respect of preferred Capital Stock of Holdings (for all such Fiscal Quarters) and (iii) Restricted Payments made by the Company or any of its Subsidiaries pursuant to clause (b)(ii) and (b)(vii) of Section 7.2.6.

         "Interest Expense" means, for any Fiscal Quarter, the aggregate interest expense (both accrued and paid) of the Company and the Restricted Subsidiaries for such Fiscal Quarter, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense (net of interest income paid during such period to the Company and the Restricted Subsidiaries).

         "Interest Period" means, (a) as to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Sections 2.3 or
2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three, six months or, with the consent of each applicable Lender, nine or twelve months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the applicable Borrower may select in its relevant notice pursuant to Sections 2.3 or 2.4; and
(b) as to any Canadian BA or Acceptance Note, the period beginning on (and including) the date on which such Canadian BA is accepted or rolled over pursuant to Section 2.4 or 2.8 or such Acceptance Note is issued pursuant to
Section 2.8 and continuing to (but excluding) the date which is 30, 60, 90 or 180 days thereafter as the Canadian Borrower may select in its relevant notice pursuant to Section 2.4 or 2.8; provided, however, that

                  (a) the Borrowers shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than ten different dates for U.S. Revolving Loans and Term Loans and three different dates for Canadian Loans and three different dates for Australian Revolving Loans;

                  (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day); and

                  (c) no Interest Period for any Loan may end later than the Stated Maturity Date for such Loan.

         "Intermediate Holdings" is defined in the preamble.

         "Intermediate Holdings Asset Bridge Documents" means, collectively, the note purchase agreement, promissory notes, guarantees, and other instruments (including the Intermediate Holdings Asset Bridge Notes) and agreements evidencing the terms of the Intermediate Holdings Asset Bridge Notes, as amended, supplemented, amended and restated or otherwise modified in accordance with Section 7.2.12.

         "Intermediate Holdings Asset Bridge Note" is defined in clause (f) of the third recital.

         "Intermediate Holdings Asset Bridge Note Issuance" is defined in clause
(f) of the third recital.

         "Intermediate Holdings Asset Bridge Note Pledge Agreement" means the Intermediate Holdings Asset Bridge Note Pledge Agreement, dated as of February 4, 2000, executed and delivered by an Authorized Officer of Intermediate Holdings, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Intermediate Holdings Excluded Assets" means the Capital Stock of Kalyn/Siebert and all of its assets.

         "Intermediate Holdings Guaranty" means the Obligations of Intermediate Holdings undertaken pursuant to Section 10.1.

         "Intermediate Holdings Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of February 4, 2000 among Intermediate Holdings and the purchasers party thereto in respect of the Intermediate Holdings Asset Bridge Notes, as amended from time to time in accordance with
Section 7.2.12.

         "Investment" means, relative to any Person,

                  (a) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person; and

                  (b) any Capital Stock held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

         "ISP Rules" is defined in Section 11.9.

         "Issuance Request" means a Letter of Credit request and certificate duly executed by an Authorized Officer of the Company, substantially in the form of Exhibit B-2 hereto.

         "Issuer" means the Administrative Agent in its capacity as Issuer of the Letters of Credit. At the request of the Administrative Agent and with the Company's consent (not to be unreasonably withheld), another Lender or an Affiliate of the Administrative Agent may issue one or more Letters of Credit hereunder.

         "Kalyn/Siebert" means, collectively, Kalyn/Siebert I, Incorporated, a Texas corporation and its Subsidiaries.

         "Lender Assignment Agreement" means an assignment agreement substantially in the form of Exhibit K hereto.

         "Lenders" is defined in the preamble including any Person that becomes a Lender pursuant to Section 11.11.1).

         "Lender's Environmental Liability" means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys' fees at trial and appellate levels and experts' fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against either Agent, any Lender or any Issuer or any of such Person's Affiliates, shareholders, directors, officers, employees, investment advisors and agents in connection with or arising from:

                  (a) any Hazardous Material on, in, under or affecting all or any portion of any property owned, leased or operated upon (including rights of way easements) of Holdings, Intermediate Holdings, the Borrowers or any of their respective Subsidiaries, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from Holdings', Intermediate Holdings', the Borrowers' or any of their respective Subsidiaries' or any of their respective predecessors' properties owned, leased or operated upon (including right of way easements);

                  (b) any misrepresentation, inaccuracy or breach of any warranty contained in Section 6.12;

                  (c) any violation or claim of violation by Holdings, Intermediate Holdings, the Borrowers or any of their respective Subsidiaries of any Environmental Laws; or

                  (d) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Material by Holdings, Intermediate Holdings, the Borrowers or any of their respective Subsidiaries, or in connection with any property owned, leased or operated upon (including rights of way easements) or formerly owned, leased or operated upon (including rights of way easements) by Holdings, the Borrowers or any of their respective Subsidiaries.

         "Letter of Credit" is defined in Section 2.1.2.

         "Letter of Credit Commitment" means, with respect to an Issuer, such Issuer's obligation to issue Letters of Credit pursuant to Section 2.1.2 and, with respect to each U.S. Revolving Lender, the obligations of each such Lender to participate in such Letters of Credit pursuant to Section 2.6.1.

         "Letter of Credit Commitment Amount" means, on any date, a maximum amount of $10,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2.

         "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of (i) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit, and (ii) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

         "Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of

                  (a) Total Debt outstanding on the last day of such Fiscal Quarter to
                  (b) EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

         "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans in any Currency, the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum at which deposits in such Currency in the approximate amount of the Loan to be made or continued as, or converted into, a LIBO Rate Loan by the Administrative Agent (or, in the case of any LIBO Rate in respect of any LIBO Rate Loans in which the Administrative Agent will not participate, $1,000,000 or the Foreign Currency Equivalent thereof) and having a maturity comparable to such Interest Period would be offered to the Administrative Agent in the London interbank market at its request in the case of LIBO Rate Loans denominated in any Currency, at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

         "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

            LIBO Rate                           LIBO Rate
                                 =   ------------------------------
         (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect two Business Days before the first day of such Interest Period.

         "LIBOR Office" means the office of a Lender designated as its "LIBOR Office" on Schedule II hereto or in a Lender Assignment Agreement, or such other office designated from time to time by notice from such Lender to the Borrowers and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining the LIBO Rate Loans of such Lender.

         "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

         "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.

         "Loan Documents" collectively means this Agreement, the Letters of Credit, each Rate Protection Agreement, the Interco Subordination Agreement, the Fee Letter, the Administrative Agent Fee Letter, each agreement pursuant to which the Administrative Agent is granted a Lien to secure any or all of the Obligations (including each Pledge and Security Agreement and each Mortgage) and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein.

         "Loans" means, as the context may require, a Revolving Loan, a Term Loan or a Swing Line Loan.

         "Material Adverse Effect" means a material adverse effect on (i) the business, assets, condition (financial or otherwise), operations, performance, properties, or prospects of Holdings, Intermediate Holdings, the Company and the Restricted Subsidiaries taken as a whole, (ii) the rights and remedies of any Secured Party under any Loan Document or (iii) the ability of any Obligor to perform its Obligations under any Loan Document.

         "Material Documents" means the Merger Agreement, the Organic Documents of Holdings, Intermediate Holdings and each Borrower, the Subordinated Debt Documents, the Intermediate Holdings Asset Bridge Documents, the Tax Sharing Agreement, Ferronor Loan Documents, Subscription Agreements and Exchange Agreements in each case as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.2.12.

         "Merger Agreement" is defined in clause (b) of the first recital.

         "Merger Consideration" is defined in clause (b) of the first recital.

         "Mergerco" is defined in clause (b) of the first recital.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means each mortgage, deed of trust or agreement executed and delivered by any Obligor in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the requirements of this Agreement in substantially the form of Exhibit J-1, J-2, or J-3 hereto, as the case may be, as applicable, under which a Lien is granted on the real property and fixtures described therein, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Net Debt Proceeds" means with respect to the sale or issuance by Holdings, Intermediate Holdings, the Company or the Restricted Subsidiaries to any Person of any of its Indebtedness not permitted pursuant to Section 7.2.2, the excess of:

                  (a) the gross cash proceeds received by such Person from such sale or issuance,

over

                  (b) the sum of (i) all underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such sale or issuance which have not been paid to Affiliates of Holdings in connection therewith and (ii) to the extent used to refinance the Subordinated Bridge Notes, cash proceeds of the Permanent Financing Debt.

         "Net Disposition Proceeds" means, with respect to any sale, transfer or other disposition of any assets of Holdings, Intermediate Holdings, the Company or any of the Restricted Subsidiaries (other than sales made as part of the Transaction and other sales permitted pursuant to clause (a), (b), (c), (d) or
(e) of Section 7.2.11), the excess of

                  (a) the gross cash proceeds received by Holdings, Intermediate Holdings, the Company or any such Restricted Subsidiary, as the case may be, from any such Disposition and any cash payments received in respect of promissory notes or other non-cash consideration delivered to Holdings, Intermediate Holdings, the Company or such Restricted Subsidiary, as the case may be, in respect thereof, over

                  (b) the sum (without duplication) of (i) all fees and expenses with respect to legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such Disposition which have not been paid to Affiliates of Holdings, Intermediate Holdings or the Company, (ii) all taxes and other governmental costs and expenses actually paid or estimated by such Person (in good faith) to be payable in cash in connection with such Disposition, and (iii) payments made by Holdings, Intermediate Holdings, the Company or any of the Restricted Subsidiaries to retire Indebtedness (other than the Credit Extensions) of Holdings, Intermediate Holdings, the Company or any of the Restricted Subsidiaries where payment of such Indebtedness is required in connection with such Disposition;

provided, however, that if, after the payment of all taxes with respect to such Disposition, the amount of estimated taxes, if any, pursuant to clause (b)(ii) above exceeded the tax amount in respect of such Disposition, the aggregate amount of such excess shall, at such time, constitute Net Disposition Proceeds.

         "Net Equity Proceeds" means with respect to any sale or issuance by Holdings, Intermediate Holdings, the Company or the Restricted Subsidiaries to any Person of any Capital Stock or, warrants or options for such Capital Stock or the exercise of any such warrants or options, the excess of:

                  (a) the gross cash proceeds received by Holdings, Intermediate Holdings, the Company or any such Restricted Subsidiary from such sale, exercise or issuance; provided, however, that the Company may exclude up to $100,000 in aggregate of such gross proceeds in each Fiscal Year.

over

                  (b) the sum of (i) all underwriting commissions and legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such sale or issuance which have not been paid to Affiliates of Holdings, Intermediate Holdings, or the Company in connection therewith and (ii) to the extent used to refinance the Subordinated Bridge Notes, cash proceeds of the Permanent Financing.

         "Net Income" means, for any period, the aggregate of all amounts (exclusive of all amounts in respect of any extraordinary gains but including extraordinary losses) which would be included as net income on the consolidated financial statements of the Company and the Restricted Subsidiaries for such period.

         "Net Worth" means, with respect to any Person at any date, on a consolidated basis for such Person and its Subsidiaries, the excess of:

                  (a) the sum of Capital Stock taken at par value, capital surplus, additional paid-in capital, and retained earnings (or accumulated deficit) of such Person at such date;

minus

                  (b) treasury stock of such Person and, to the extent included in the preceding clause (a), minority interests in Subsidiaries of such Person at such date.

         "Non-Domestic Lender" means any Lender that is not a "United States person", as defined under Section 7701(a)(30) of the Code.

         "Non-Excluded Taxes" means any Taxes other than net income and franchise taxes imposed with respect to any Secured Party by a Governmental Authority under the laws of which such Secured Party is organized or in which it maintains its applicable lending office.

         "Note" means, as the context may require, a Revolving Note, a Term A Note, a Term B Note, a Swing Line Note or an Acceptance Note.

         "Notional BA Proceeds" means, relative to a particular Canadian Loan by way of Canadian BAs, the aggregate face amount of such Canadian BAs less the aggregate of:

                  (a) a discount from the aggregate face amount of such Canadian BAs calculated in accordance with normal market practice based on the Canadian BA Rate for the term of such Canadian BAs; and

                  (b) the amount of the Applicable Canadian BA Stamping Fees in respect of such Canadian BAs.

         "Obligations" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of Holdings, Intermediate Holdings, the Borrowers and each other Obligor arising under or in connection with a Loan Document, including the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed in such proceeding) on the Loans and all Reimbursement Obligations.

         "Obligor" means, as the context may require, Holdings, Intermediate Holdings, the Borrowers and each other Person (other than a Secured Party) obligated under any Loan Document.

         "Organic Document" means, relative to any Obligor, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor"s partnership interests, limited liability company interests or authorized shares of Capital Stock.

         "Other Taxes" means any and all stamp, documentary or similar taxes, or any other excise or property taxes or similar levies that arise on account of any payment made or required to be made under any Loan Document or from the execution, delivery, registration, recording or enforcement of any Loan Document.

         "Participant" is defined in Section 11.11.2.

         "Patent Security Agreement" means any Patent Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit B to the U.S. Pledge and Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which Holdings, the Company or any corporation, trade or business that is, along with Holdings and the Company, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         "Percentage" means, as the context may require, any Lender"s U.S. Revolving Loan Percentage, Canadian Revolving Loan Percentage, Australian Revolving Loan Percentage, Term A Percentage or Term B Percentage.

         "Permanent Financing" has the meaning set forth in the Securities Purchase Agreement.

         "Permanent Financing Debt" means Permanent Financing consisting of Indebtedness in an aggregate principal amount not to exceed $200,000,000.

         "Permitted Acquisition" means an acquisition (whether pursuant to an acquisition of Capital Stock, assets or otherwise) by the Company or any of the Restricted Subsidiaries from any Person of a business in which the following conditions are satisfied:

                  (a) immediately before and after giving effect to such acquisition no Default shall have occurred and be continuing or would result therefrom (including under Section 7.2.1); and

                  (b) Holdings shall have delivered to the Agents a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such acquisition (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1.1) giving pro forma effect to the consummation of such acquisition and evidencing compliance with the covenants set forth in Section 7.2.4.

         "Person" means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

         "Pledge and Security Agreement" means, as the context may require, the U.S. Pledge and Security Agreement, any of the Australian Security Documents and/or the Canadian Debentures.

         "Pledged Subsidiary" means each Subsidiary of the Company in respect of which the Administrative Agent has been granted a security interest in or a pledge of any of the Capital Stock of such Subsidiary.

         "P.P.S.A." means the Personal Property Security Act (Ontario), as in effect from time to time in the Province of Ontario; provided, that if, with respect to any Filing Statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Administrative Agent pursuant to the applicable Loan Document is governed by the Personal Property Security Act (or other similar legislation) as in effect in a jurisdiction of Canada other than Ontario, "P.P.S.A." means the Personal Property Security Act (or other similar legislation) as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement, each Loan Document and any Filing Statement relating to such perfection or effect of perfection or non-perfection.

         "Projections" is defined in clause (a)(ii) of Section 5.1.8.

         "PWC" means PricewaterhouseCoopers LLC.

         "QRC" means Societe des Chemins de Fer du Quebec Inc./Quebec Railway Corporation, Inc., a corporation organized under the laws of the province of Quebec, Canada.

         "Quarterly Payment Date" means the last Business Day of March, June, September and December.

         "RailTex" is defined in clause (b) of the first recital.

         "RailTex Brazil" is defined in clause (e) of the third recital.

         "RAPL" shall mean RailAmerica Australia Pty Limited (ACN 079 392 993) of Level 1, 140 King Street, Melbourne, Victoria.

         "Rate Protection Agreement" means, collectively, any interest rate swap, cap, collar, foreign currency exchange agreement, foreign currency exchange hedge agreement or similar agreement entered into by the Company or any of its Subsidiaries under which the counterparty of such agreement is (or at the time such agreement was entered into, was) a Lender or an Affiliate of a Lender.

         "RailAmerica Refinancing" is defined in clause (b) of the second recital.

         "RailTex Refinancing" is defined in clause (c) of the second recital.

         "Refunded Swing Line Loans" is defined in clause (b) of Section 2.3.2.

         "Register" is defined in clause (b) of Section 2.7.

         "Reimbursement Obligation" is defined in Section 2.6.3.

         "Related Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Release" means a "release", as such term is defined in CERCLA.

         "Replacement Lender" is defined in Section 4.10.

         "Replacement Notice" is defined in Section 4.10.

         "Required Lenders" means, at any time,

                  (a) prior to the Closing Date, Lenders having at least 51% of the Term Loan Commitments and the Revolving Loan Commitments; and

                  (b) on and after the date of the Closing Date, Lenders holding at least 51% of the Total Exposure Amount.

         "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended.

         "Responsible Officer" means, with respect to any Person, its chief executive officer, its president or any vice president, managing director, treasurer, controller or other officer thereof having substantially the same authority and responsibility.

         "Restricted Payment" means the declaration or payment of any dividend (other than dividends payable solely in Capital Stock of Holdings) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any class of Capital Stock of Holdings, Intermediate Holdings, the Company or any Restricted Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or the making of any other distribution in respect thereof, either directly or indirectly, whether in cash or property, obligations of Holdings, Intermediate Holdings, the Company or any Restricted Subsidiary or otherwise.

         "Restricted Subsidiary" means any Subsidiary of the Company other than Ferronor.

         "Revolving Loan" means, as the context may require, a U.S. Revolving Loan and/or a Foreign Currency Revolving Loan.

         "Revolving Loan Commitment" means, as the context may require, a U.S. Revolving Loan Commitment and/or a Foreign Currency Revolving Loan Commitment.

         "Revolving Loan Commitment Amount" means, as the context may require, the U.S. Revolving Loan Commitment Amount and/or a Foreign Currency Revolving Loan Commitment Amount.

         "Revolving Loan Commitment Termination Date" means the earliest of

                 (a) April 15, 2000 (if the initial Credit Extension has not occurred on or prior to such date);

                 (b)  December 31, 2005;

                 (c) the date on which each Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to the terms of this Agreement; and

                 (d)  the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in the preceding clauses (c) or (d), the Revolving Loan Commitments shall terminate automatically and without any further action.

         "Revolving Note" means, as the context may require, the U.S. Revolving Note, the Canadian Revolving Note and/or the Australian Revolving Note.

         "Sale Leasebacks" is defined in Section 7.2.15.

         "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill, Inc.

         "SEC" means the Securities and Exchange Commission.

         "Secured Parties" means, collectively, the Lenders, the Issuers, the Agents, each counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate thereof and (in each case), each of their respective successors, transferees and assigns.

         "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of February 4, 2000 among the Company and the Restricted Subsidiaries and the purchasers party thereto in respect of the Subordinated Bridge Notes, as amended from time to time in accordance with Section 7.2.12.

         "Solvent" means, with respect to any Person and its Subsidiaries on a particular date, that on such date (a) the fair value of the property of such Person and its Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries on a consolidated basis, (b) the present fair salable value of the assets of such Person and its Subsidiaries on a consolidated basis is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it or its Subsidiaries will, incur debts or liabilities beyond the ability of such Person and its Subsidiaries to pay as such debts and liabilities mature, and (d) such Person and its Subsidiaries on a consolidated basis is not engaged in business or a transaction, and such Person and its Subsidiaries on a consolidated basis is not about to engage in business or a transaction, for which the property of such Person and its Subsidiaries on a consolidated basis would constitute an unreasonably small capital. The amount of Contingent Liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

         "Specified Default" means any Event of Default, any default under
Section 8.1.1 or any default under clause (c) or (d) of Section 8.1.9.

         "Stated Amount" means, on any date and with respect to a particular Letter of Credit, the total amount then available to be drawn under such Letter of Credit.

         "Stated Expiry Date" is defined in Section 2.6.

         "Stated Maturity Date" means

                  (a)  with respect to all Term A Loans, December 31, 2005;

                  (b)  with respect to all Term B Loans, December 31, 2006; and

                  (c) with respect to all Revolving Loans and Swing Line Loans, December 31, 2005.

         "Subject Lender" is defined in Section 4.10.

         "Subordinated Bridge Note Issuance" is defined in clause (a) of the third recital.

         "Subordinated Bridge Notes" is defined in clause (a) of the third recital.

         "Subordinated Debt" means unsecured Indebtedness of Holdings, Intermediate Holdings or the Company or the Restricted Subsidiaries (including the Indebtedness evidenced by the Subordinated Bridge Notes and any Permanent Financing of the Subordinated Bridge Notes consisting of Indebtedness, the Holdings Convertible Subordinated Notes and the subordinated debt of Freight Victoria to ABB) subordinated in right of payment to the Obligations pursuant to documentation containing redemption and other prepayment events, maturities, amortization schedules, covenants, events of default, remedies, acceleration rights, subordination provisions and other material terms satisfactory to the Required Lenders.

         "Subordinated Debt Documents" means, collectively, the loan agreements, indentures, note purchase agreements, promissory notes, guarantees, and other instruments (including the Subordinated Bridge Notes and any Permanent Financing of the Subordinated Bridge Notes consisting of Indebtedness and the Holdings Convertible Subordinated Notes) and agreements evidencing the terms of Subordinated Debt, as amended, supplemented, amended and restated or otherwise modified in accordance with Section 7.2.12.

         "Subscription Agreements" means the Subscription Agreement, dated as of February 4, 2000, executed and delivered by Holdings and Intermediate Holdings and the Subscription Agreement, dated as of February 4, 2000 executed and delivered by Intermediate Holdings and the Company.

         "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which more than 50% of the outstanding securities (or other ownership interest) having ordinary voting power to elect the board of directors, managers or other voting members of the governing body of such corporation, limited liability company, partnership or other entity (irrespective of whether at the time securities (or other ownership interest) of any other class or classes of such corporation, limited liability company, partnership or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term "Subsidiary" shall be a reference to a Subsidiary of Holdings, Intermediate Holdings or the Company

         "Subsidiary Guarantor" means each Domestic Restricted Subsidiary that has executed and delivered to the Administrative Agent the Subsidiary Guaranty (or a supplement thereto).

         "Subsidiary Guaranty" means the subsidiary guaranty executed and delivered by each Subsidiary Guarantor pursuant to the terms of this Agreement, substantially in the form of Exhibit H hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Surviving Corporation" is defined in clause (b) of the first recital.

         "Swing Line Lender" means the Administrative Agent in its capacity as Swing Line Lender hereunder.

         "Swing Line Loan" is defined in clause (d) of Section 2.1.1.

         "Swing Line Loan Commitment" is defined in clause (d) of Section 2.1.1.

         "Swing Line Loan Commitment Amount" means, on any date, $5,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

         "Swing Line Note" means a promissory note of the Company payable to the Swing Line Lender, in the form of Exhibit A-4 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Company to the Swing Line Lender resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Syndication Agent" is defined in the preamble.

         "Synthetic Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (i) that is not a capital lease in accordance with GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

         "Tax Sharing Agreement" means the Tax Sharing Agreement, dated as of February 4, 2000, executed and delivered by the Company and the Restricted Subsidiaries.

         "Taxes" means any and all income, stamp or other taxes, duties, levies, imposts, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

         "Term A Loan" is defined in clause (a) of Section 2.1.3.

         "Term A Loan Commitment" means, relative to any Lender, such Lender's obligation (if any) to make Term A Loans pursuant to clause (a) of Section 2.1.3.

         "Term A Loan Commitment Amount" means, on any date, $125,000,000.

         "Term A Loan Commitment Termination Date" means the earliest of

                  (a) April 15, 2000 (if the Term A Loans have not been made on or prior to such date);

                  (b) the Closing Date (immediately after the making of the Term A Loans on such date); and

                  (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clauses (b) or (c), the Term A Loan Commitments shall terminate automatically and without any further action.

         "Term A Note" means a promissory note of the Company payable to any Lender, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Company to such Lender resulting from outstanding Term A Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Term A Percentage" means, relative to any Lender, the applicable percentage relating to Term A Loans set forth opposite its name on Schedule II hereto under the Term A Loan Commitment column or set forth in a Lender Assignment Agreement under the Term A Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender

Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to Section 11.11.1. A Lender shall not have any Term A Loan Commitment if its percentage under the Term A Loan Commitment column is zero or is blank.

         "Term B Loan" is defined in clause (b) of Section 2.1.3.

         "Term B Loan Commitment" means, relative to any Lender, such Lender's obligation (if any) to make Term B Loans pursuant to clause (b) of Section 2.1.3.

         "Term B Loan Commitment Amount" means, on any date, $205,000,000.

         "Term B Loan Commitment Termination Date" means the earliest of

                  (a) April 15, 2000 (if the Term B Loans have not been made on or prior to such date);

                  (b) the Closing Date (immediately after the making of the Term B Loans on such date); and

                  (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clauses (b) or (c), the Term B Loan Commitments shall terminate automatically and without any further action.

         "Term B Note" means a promissory note of the Company payable to any Lender, in the form of Exhibit A-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Company to such Lender resulting from outstanding Term B Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Term B Percentage" means, relative to any Lender, the applicable percentage relating to Term B Loans set forth opposite its name on Schedule II hereto under the Term B Loan Commitment column or set forth in a Lender Assignment Agreement under the Term B Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to
Section 11.11.1. A Lender shall not have any Term B Loan Commitment if its percentage under the Term B Loan Commitment column is zero or is blank.

         "Term Loans" means, collectively, the Term A Loans and the Term B
Loans.

         "Termination Date" means the date on which all Obligations have been paid in full in cash, all Letters of Credit have been terminated or expired (or the Administrative Agent shall have received immediately available funds in an amount equal to all Letter of Credit Outstandings and Canadian BAs, deposited in a cash collateral account with the Administrative Agent or its designee on terms satisfactory to the Agents), all Rate Protection Agreements have been terminated and all Commitments shall have terminated.

         "Total Debt" means, on any date, the outstanding principal amount of all Indebtedness of the Company and the Restricted Subsidiaries of the type referred to in clause (a), clause (b) and clause (c), in each case of the definition of "Indebtedness" and any Contingent Liability in respect of any of the foregoing; provided, however, "Total Debt" shall not include Indebtedness in respect of Synthetic Leases.

         "Total Exposure Amount" means, on any date of determination (and without duplication), the outstanding principal amount of all Loans, the aggregate amount of all Letter of Credit Outstandings and the unfunded amount of the Commitments.

         "Trademark Security Agreement" means any Trademark Security Agreement executed and delivered by any Obligor substantially in the form of Exhibit C to the U.S. Pledge and Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Tranche" means, as the context may require, the Loans constituting Term A Loans, Term B Loans, Revolving Loans or Swing Line Loans.

         "Transaction" is defined in clause (d) of the second recital.

         "Transaction Documents" means, collectively, each of the Material Documents and all other agreements, documents, instruments, certificates, filings, consents, approvals, board of directors resolutions and opinions furnished pursuant to or in connection with the Acquisition, the RailAmerica Refinancing, the RailTex Refinancing, the Subordinated Bridge Notes Issuance, the Intermediate Holdings Asset Bridge Note Issuance, the Equity Issuance, the Asset Transfer and the transactions contemplated hereby or thereby, in each case as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.2.12.

         "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan and, in the case of Revolving Loans, made or being maintained as U.S. Revolving Loans, Canadian Loans or Australian Revolving Loans.

         "U.C.C." means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that if, with respect to any Filing Statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Administrative Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, U.C.C. means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement, each Loan Document and any Filing Statement relating to such perfection or effect of perfection or non-perfection.

         "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

         "U.S. Dollar" and the sign "$" mean the lawful currency of the United States.

         "U.S. Dollar Equivalent" means the Exchange Equivalent in U.S. Dollars of any amount of the applicable Foreign Currency.

         "U.S. Pledge and Security Agreement" means the U.S. Pledge and Security Agreement executed and delivered by an Authorized Officer of Holdings, Intermediate Holdings, the Company and each other Domestic Subsidiary Guarantor pursuant to Section 5.1.13 or 7.1.8, substantially in the form of Exhibit G-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "U.S. Revolving Loan Commitment" is defined in clause (a) of Section 2.1.1.

         "U.S. Revolving Loan Commitment Amount" means $30,000,000, as such amount may be reduced pursuant to the terms hereof.

         "U.S. Revolving Loan Lender" means each Lender that has a percentage of the U.S. Revolving Loan Commitment in excess of zero.

         "U.S. Revolving Loan Percentage" means, relative to any Lender, the applicable percentage relating to U.S. Revolving Loans set forth opposite its name on Schedule II hereto under the U.S. Revolving Loan Commitment column or set forth in a Lender Assignment Agreement under the U.S. Revolving Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to Section 11.11.1. A Lender shall not have any U.S. Revolving Loan Commitment if its percentage under the U.S. Revolving Loan Commitment column is zero or is blank.

         "U.S. Revolving Loans" is defined in clause (a) of  Section 2.1.1.

         "U.S. Revolving Note" means a promissory note of the Company payable to any U.S. Revolving Loan Lender, in the form of Exhibit A-1A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Company to such U.S. Revolving Loan Lender resulting from outstanding U.S. Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         "Welfare Plan" means a "welfare plan", as such term is defined in
Section 3(1) of ERISA.

         "wholly owned" means any Subsidiary all of the outstanding common stock (or similar equity interest) of which (other than any director's qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by Holdings or the Company.

         SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the Disclosure Schedule.

         SECTION 1.3. Cross-References. Unless otherwise specified, references in a Loan Document to any Article or Section are references to such Article or Section of such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.4. Accounting and Financial Determinations. (a) Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Section 7.2.4 and the definitions used in such calculations) shall be made, in accordance with those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in clause (a) of Section 5.1.8. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Company and the Restricted Subsidiaries, in each case without duplication.

         (b) For purposes of computing the Fixed Charge Coverage Ratio, Interest Coverage Ratio and Leverage Ratio (and any financial calculations required to be made or included within such ratios) as of the end of any Fiscal Quarter, all components of such ratios for the period of four Fiscal Quarters ending at the end of such Fiscal Quarter shall include, without duplication, (i) for each Fiscal Quarter of Fiscal Year 2000 the computation of Interest Expense shall be made as if the Credit Extensions incurred on the Closing Date by the Borrowers were incurred on the first day of the first Fiscal Quarter would be used to calculate the applicable ratio and (ii) such components of such ratios attributable to any business or assets that have been acquired or disposed of by the Company or any of the Restricted Subsidiaries (including through mergers or consolidations) after the first day of such period of four Fiscal Quarters and prior to the end of such period, as determined in good faith by Holdings on a pro forma basis for such period of four Fiscal Quarters as if such acquisition had occurred on such first day of such period (including, whether or not such inclusion would be permitted under, solely in connection with the Transaction, GAAP or in all cases, Regulation S-X of the Securities and Exchange Commission, cost savings that would have been realized had such acquisition occurred on such day).

         SECTION 1.5. BBSY Rate. With respect to the Australian Revolving Loans, all references in this Agreement to "LIBO Rate" and "LIBOR" shall be deemed to be references to the "BBSY Rate".

                                   ARTICLE II
                       COMMITMENTS, BORROWING AND ISSUANCE
                     PROCEDURES, NOTES AND LETTERS OF CREDIT

         SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement, the Lenders and the Issuers severally agree to make Credit Extensions as set forth below.

         SECTION 2.1.1. Revolving Loan Commitment and Swing Line Loan Commitment. From time to time on any Business Day occurring from and after the Closing Date but prior to the Revolving Loan Commitment Termination Date,

                   (a) each Lender having a U.S. Revolving Loan Commitment will make loans denominated in U.S. Dollars (relative to such Lender, its "U.S. Revolving Loans") to the Company equal to such Lender"s Percentage, if any, of the aggregate amount of the Borrowing or Borrowings of U.S. Revolving Loans requested by the Company to be made on such day (with the commitment of each such Lender described in this clause (a) herein referred to as its "U.S. Revolving Loan Commitment"). On the terms and subject to the conditions hereof, the Company may from time to time borrow, prepay and reborrow U.S. Revolving Loans;

                  (b) each Australian Lender will make loans denominated in Australian Dollars (relative to such Lender, its "Australian Revolving Loans") to the Australian Borrower equal to such Lender"s Percentage, if any, of the aggregate amount of the Borrowing or Borrowings of Australian Revolving Loans requested by the Australian Borrower to be made on such day (with the commitment of each such Lender described in this clause (b) herein referred to as its "Australian Revolving Loan Commitment"). Australian Revolving Loans may only be borrowed as LIBO Rate Loans. On the terms and subject to the conditions hereof, the Australian Borrower may from time to time borrow, prepay and reborrow Australian Revolving Loans;

                  (c) each Canadian Lender will make loans (or accept Canadian
         BAs) denominated in Canadian Dollars (such loans and Canadian BAs relative to such Lender, its "Canadian Loans") to the Canadian Borrower equal to such Lender"s Percentage, if any, of the aggregate amount of the Borrowing or Borrowings of Canadian Loans requested by the Canadian Borrower to be made on such day (with the commitment of each such Lender described in this clause (c) herein referred to as its "Canadian Revolving Loan Commitment"). Canadian Loans may only be borrowed as Base Rate Loans or as Canadian BAs. On the terms and subject to the conditions hereof, the Canadian Borrower may from time to time borrow, prepay (or, in the case of Canadian BAs, cash collaterize) and reborrow Canadian Loans; and

                  (d) the Swing Line Lender agrees that it will make loans (its "Swing Line Loans") to the Company equal to the principal amount of the Swing Line Loan requested by the Company to be made on such day. The Commitment of the Swing Line Lender described in this clause is herein referred to as its "Swing Line Loan Commitment".

On the terms and subject to the conditions hereof, the Borrowers may from time to time borrow, prepay and reborrow Revolving Loans and, in the case of the Company, Swing Line Loans.

         SECTION 2.1.2. Letter of Credit Commitment. From time to time on any Business Day occurring from and after the Closing Date but prior to the Revolving Loan Commitment Termination Date, the relevant Issuer agrees that it will

                  (a) issue one or more standby letters of credit (relative to such Issuer, its "Letter of Credit") for the account of the Company or any other Domestic Subsidiary Guarantor in the Stated Amount requested by the Company on such day; or

                  (b) extend the Stated Expiry Date of an existing standby Letter of Credit previously issued hereunder.

No Stated Expiry Date shall extend beyond the earlier of (i) the Revolving Loan Commitment Termination Date and (ii) unless otherwise agreed to by the Issuer in its sole discretion, one year from the date of such issuance or extension.

         SECTION 2.1.3. Term Loan Commitment. In a single Borrowing (which shall be on a Business Day) occurring on or prior to the applicable Commitment Termination Date, each Lender that has a Term A Loan Commitment or a Term B Loan Commitment, as applicable, agrees that it will

                  (a) make loans (relative to such Lender, its "Term A Loans") to the Company equal to such Lender's Term A Loan Percentage of the aggregate amount of the Borrowing of Term A Loans requested by the Company to be made on such day; and

                  (b) make loans (relative to such Lender, its "Term B Loans") to the Company equal to such Lender's Term B Loan Percentage of the aggregate amount of the Borrowing of Term B Loans requested by the Company to be made on such day.

No amounts paid or prepaid with respect to Term Loans may be reborrowed.

         SECTION 2.1.4. Lenders Not Permitted or Required to Make the Loans. No Lender shall be permitted or required to, and the applicable Borrower shall not request any Lender to, make any Loan if, after giving effect thereto, the aggregate outstanding principal amount of

                  (a)   all U.S. Revolving Loans

                          (i) of all U.S. Revolving Loan Lenders, together with the aggregate outstanding principal amount of all Swing Line Loans and the aggregate amount of all Letter of Credit Outstandings, would exceed the then existing U.S. Revolving Loan Commitment Amount; or

                          (ii) of any such U.S. Revolving Loan Lender, together
                  with such Lender's Percentage of the aggregate outstanding principal amount of all Swing Line Loans and the aggregate amount of all Letter of Credit Outstandings, would exceed such Lender's Percentage of the then existing U.S. Revolving Loan Commitment Amount;

                  (b)   all Canadian Loans

                          (i) of all Canadian Lenders would exceed the then existing Canadian Revolving Loan Commitment Amount; or

                          (ii) of any such Canadian Lender would exceed such
                  Lender's Percentage of the then existing Canadian Revolving Loan Commitment Amount;

                  (c)   all Australian Revolving Loans

                          (i) of all Australian Lenders would exceed the then existing Australian Revolving Loan Commitment Amount; or

                          (ii) of any such Australian Lender would exceed such
                  Lender's Percentage of the then existing Australian Revolving Loan Commitment Amount;

                  (d) all Term A Loans or all Term B Loans (as the case may be)

                          (i) of all Lenders made on the Closing Date would exceed the Term A Loan Commitment Amount (in the case of Term A Loans) or the Term B Loan Commitment Amount (in the case of Term B Loans); or

                          (ii) of any such Lender with a Term A Loan Commitment
                  or with a Term B Loan Commitment, as applicable, made on the Closing Date would exceed such Lender's Percentage of the Term A Loan Commitment Amount (in the case of Term A Loans) or the Term B Loan Commitment Amount (in the case of Term B Loans); or

                  (e)   all Swing Line Loans

                          (i) would exceed the then existing Swing Line Loan Commitment Amount; or

                           (ii), together with the aggregate outstanding
                  principal amount of all U.S. Revolving Loans and the aggregate amount of all Letter of Credit Outstandings, would exceed the then existing U.S. Revolving Loan Commitment Amount.

         SECTION 2.1.5. Issuer Not Permitted or Required to Issue Letters of Credit. No Issuer shall be permitted or required to, and the Company shall not request any Issuer to, issue any Letter of Credit if, after giving effect thereto, the aggregate amount of all Letter of Credit Outstandings (a) would exceed the Letter of Credit Commitment Amount or (b), together with the aggregate outstanding principal amount of all U.S. Revolving Loans and Swing Line Loans would exceed the then existing U.S. Revolving Loan Commitment Amount.

         SECTION 2.2. Reduction of the Commitment Amounts. The Commitment Amounts are subject to reduction from time to time pursuant to this Section 2.2.

         SECTION 2.2.1. Optional. The Company may, from time to time on any Business Day occurring after the Closing Date, voluntarily reduce the amount of the U.S. Revolving Loan Commitment Amount, any Foreign Currency Revolving Loan Commitment Amount, the Swing Line Loan Commitment Amount or the Letter of Credit Commitment Amount on the Business Day so specified by the Company; provided, however, that all such reductions shall require at least one Business Day's prior notice to the Administrative Agent and be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of (i) $1,000,000 and in an integral multiple of $500,000 in the case of U.S. Revolving Loans, (ii) Aus $500,000 and in an integral multiple of Aus $100,000 in the case of Australian Revolving Loans and (iii) Cdn $500,000 and in an integral multiple of Cdn $100,000 in the case of Canadian Loans. Any optional or mandatory reduction of the U.S. Revolving Loan Commitment Amount pursuant to the terms of this Agreement which reduces the U.S. Revolving Loan Commitment Amount below the sum of (i) the Swing Line Loan Commitment Amount and (ii) the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Swing Line Loan Commitment Amount and/or the Letter of Credit Commitment Amount (as directed by the Company in a notice to the Administrative Agent delivered together with the notice of such voluntary reduction in the U.S. Revolving Loan Commitment Amount) to an aggregate amount not in excess of the U.S. Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Swing Line Lender or any Issuer.

         SECTION 2.2.2. Mandatory. Following the prepayment in full of the Term Loans, the U.S. Revolving Loan Commitment Amount shall, without any further action, automatically and permanently be reduced on the date the Term Loans would otherwise have been required to be prepaid pursuant to clauses (f), (g) or
(h) of Section 3.1.1, in an amount equal to the amount by which the Term Loans would otherwise be required to be prepaid if Term Loans had been outstanding; provided, however, the U.S. Revolving Loan Commitment Amount shall not be required to be mandatorily reduced if any such reduction would cause the U.S. Revolving Loan Commitment Amount to be less than $25,000,000.

         SECTION 2.3. Borrowing Procedures. Loans (other than Swing Line Loans) shall be made by the Lenders in accordance with Section 2.3.1, and Swing Line Loans shall be made by the Swing Line Lender in accordance with Section 2.3.2.

         SECTION 2.3.1. Borrowing Procedure. In the case of Loans other than Swing Line Loans, by delivering a Borrowing Request to the Administrative Agent on or before 10:00 a.m. on a Business Day (and, in the case of Canadian Loans, to the Canadian office of the Administrative Agent and, in the case of Australian Revolving Loans, to the Australian Lenders), the applicable Borrower may from time to time irrevocably request, on not less than one Business Day's notice in the case of Base Rate Loans, or three Business Days' notice in the case of LIBO Rate Loans or Canadian BAs, and in either case not more than five Business Days' notice, that a Borrowing be made (a), in the case of LIBO Rate Loans, in a minimum amount of (i) $500,000 and an integral multiple of $100,000 in the case of U.S. Loans and (ii) Aus $500,000 and in an integral multiple of Aus $100,000 in the case of Australian Revolving Loans and (b), in the case of Base Rate Loans, in a minimum amount of (i) $500,000 and an integral multiple of $100,000 in the case of U.S. Loans and (ii) Cdn $500,000 and in an integral multiple of Cdn $100,000 in the case of Canadian Loans or, in either case, in the unused amount of the applicable Commitment; provided, however, that all of the initial Loans shall be made as Base Rate Loans. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. In the case of Loans other than Swing Line Loans, Canadian Loans and Australian Revolving Loans, on or before 11:00 a.m. on such Business Day each Lender that has a Commitment to make the Loans being requested shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the applicable Borrower by wire transfer to the accounts such Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan. The Canadian Lenders will on or before 11:00 a.m. or such Business Day, severally and not jointly, make an amount of such Lender's Percentage of the requested Borrowing available to the Canadian Borrower as directed in the relevant Borrowing Request. The Australian Lenders will on or before 11:00 a.m. or such Business Day, severally and not jointly, make an amount of such Lender's Percentage of the requested Borrowing available to the Australian Borrower as directed in the relevant Borrowing Request.

         SECTION 2.3.2. Swing Line Loans. (a) By telephonic notice to the Swing Line Lender on or before 12:00 noon on a Business Day (followed (within one Business Day) by the delivery of a confirming Borrowing Request), the Company may from time to time irrevocably request that Swing Line Loans be made by the Swing Line Lender in an aggregate minimum principal amount of $500,000 and an integral multiple of $100,000. All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans. The proceeds of each Swing Line Loan shall be made available by the Swing Line Lender to the Company by wire transfer to the account the Company shall have specified in its notice therefor by the close of business on the Business Day telephonic notice is received by the Swing Line Lender.

         (b) If (i) any Swing Line Loan shall be outstanding for more than four Business Days, (ii) any Swing Line Loan is or will be outstanding on a date when the Company requests that a U.S. Revolving Loan be made, or (iii) any Default shall occur and be continuing, then each U.S. Revolving Loan Lender (other than the Swing Line Lender) irrevocably agrees that it will, at the request of the Swing Line Lender, make a U.S. Revolving Loan (which shall initially be funded as a Base Rate Loan) in an amount equal to such Lender's U.S. Revolving Loan Percentage of the aggregate principal amount of all such Swing Line Loans then outstanding (such outstanding Swing Line Loans hereinafter referred to as the "Refunded Swing Line Loans"). On or before 11:00 a.m. on the first Business Day following receipt by each U.S. Revolving Loan Lender of a request to make U.S. Revolving Loans as provided in the preceding sentence, each U.S. Revolving Loan Lender shall deposit in an account specified by the Swing Line Lender the amount so requested in same day funds and such funds shall be applied by the Swing Line Lender to repay the Refunded Swing Line Loans. At the time the U.S. Revolving Loan Lenders make the above referenced U.S. Revolving Loans, the Swing Line Lender shall be deemed to have made, in consideration of the making of the Refunded Swing Line Loans, U.S. Revolving Loans in an amount equal to the Swing Line Lender's U.S. Revolving Loan Percentage of the aggregate principal amount of the Refunded Swing Line Loans. Upon the making (or deemed making, in the case of the Swing Line Lender) of any U.S. Revolving Loans pursuant to this clause, the amount so funded shall become outstanding under such U.S. Revolving Loan Lender's U.S. Revolving Note and shall no longer be owed under the Swing Line Note. All interest payable with respect to any U.S. Revolving Loans made (or deemed made, in the case of the Swing Line Lender) pursuant to this clause shall be appropriately adjusted to reflect the period of time during which the Swing Line Lender had outstanding Swing Line Loans in respect of which such U.S. Revolving Loans were made. Each U.S. Revolving Loan Lender's obligation to make the U.S. Revolving Loans referred to in this clause shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Obligor or any Person for any reason whatsoever; (ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of any Obligor; (iv) the acceleration or maturity of any Obligations or the termination of any Commitment after the making of any Swing Line Loan; (v) any breach of any Loan Document by any Person; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 11:00 a.m., New York time at its applicable office, on a Business Day, a Borrower may from time to time irrevocably elect, on not less than one Business Day's notice (in the case of a conversion of LIBO Rate Loans into Base Rate Loans) or three Business Days' notice (in the case of a continuation of LIBO Rate Loans or a conversion of Base Rate Loans into LIBO Rate Loans) nor more than five Business Days' notice (in the case of any Loans) that all, or any portion in a minimum amount of $500,000 or any larger integral multiple of $100,000 in the case of any Borrowing of LIBO Rate Loans be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, continued as LIBO Rate Loans or, in the case of U.S. Loans only, converted to Base Rate Loans; provided, however, that, in the absence of delivery of a Continuation/Conversion Notice with respect to any Loan that is a LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, (A) in the case of a LIBO Rate Loan that is an Australian Revolving Loan, automatically be continued as a LIBO Rate Loan with an Interest Period of one month and (B) in the case of a LIBO Rate Loan that is a U.S. Loan automatically convert to a Base Rate Loan, in each case on such last day; provided, further, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of the relevant Lenders, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

         SECTION 2.4.1. Converting Canadian Prime Rate Loans to, or Continuing Canadian BAs as, Canadian BAs. Provided that the Canadian Borrower has, by delivering a Continuation/Conversion Notice to the Canadian office of the Administrative Agent on or before 11:00 a.m., New York time at the Administrative Agent's office for Canadian Loans, not less than three and not more than five Business Days before the date on which drafts are to be accepted, requested the Canadian Lenders to accept its drafts to replace all or a portion of an outstanding Canadian Loan, then each Canadian Lender shall, on the date of conversion or continuation, as applicable, and concurrent with the payment by the Canadian Borrower to the Canadian Lenders of an amount equal to the difference between the principal or face amount of such outstanding Canadian Loan or the portion thereof which is being converted or continued and the aggregate Notional BA Proceeds with respect to the aggregate face amount equal to its Percentage of the aggregate principal or face amount of such Canadian Loan or the portion thereof which is being converted or continued, such acceptance to be in accordance with Section 2.8.

         SECTION 2.4.2. Converting Canadian BAs to Canadian Prime Rate
Loans. Each applicable Canadian Lender shall, at the end of an Interest Period with respect to Canadian BAs which such Lender has accepted, pay to the holder thereof the face amount of such Canadian BA. If the Canadian Borrower has, by delivering a Continuation/Conversion Notice to the Canadian office of the Administrative Agent on or before 11:00 a.m., New York time at the Administra-tive Agent's office for Canadian Loans, not less than three nor more than five Business Days before the end of an Interest Period, requested a Canadian Lender to convert all or a portion of outstanding maturing Canadian BAs into a Canadian Prime Rate Loan, or if the Canadian Borrower has failed to deliver a Continuation/Conversion Notice pursuant to Section 2.4.1 or this Section 2.4.2, such Lender shall, upon the end of the current Interest Period with respect to such Canadian BAs and the payment by such Lender to the holders of such Canadian BAs of the aggregate face amount thereof, be deemed to have made to the Canadian Borrower the Canadian Prime Rate Loan into which the matured Canadian BAs or a portion thereof are converted in the aggregate principal amount equal to its Percentage of the aggregate face amount of the matured Canadian BAs or the portion thereof which are being converted.

         SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of a Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, each Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing U.S. Dollar deposits in its LIBOR Office's interbank eurodollar market. Canadian Loans shall be funded by the Canadian Lenders from their offices specified for Canadian Loans. Australian Revolving Loans shall be funded by the Australian Lenders from their offices specified for Australian Revolving Loans.

         SECTION 2.6. Issuance Procedures. By delivering to the Administrative Agent an Issuance Request on or before 10:00 a.m. on a Business Day, the Company may from time to time irrevocably request on not less than three nor more than ten Business Days' notice, in the case of an initial issuance of a Letter of Credit and not less than three Business Days' prior notice, in the case of a request for the extension of the Stated Expiry Date of a standby Letter of Credit (in each case, unless a shorter notice period is agreed to by the Issuer, in its sole discretion), that an Issuer issue, or extend the Stated Expiry Date of, a Letter of Credit in such form as may be requested by the Company and approved by such Issuer, solely for the purposes described in Section 7.1.7. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier to occur of (i) the Revolving Loan Commitment Termination Date or (ii) (unless otherwise agreed to by an Issuer, in its sole discretion), one year from the date of its issuance. Each Issuer will make available to the beneficiary thereof the original of the Letter of Credit which it issues. Each Letter of Credit shall only be denominated in U.S. Dollars.

         SECTION 2.6.1. Other Lenders' Participation Participation. Upon the issuance of each Letter of Credit, and without further action, each U.S. Revolving Loan Lender (other than such Issuer) shall be deemed to have irrevocably purchased, to the extent of its Percentage to make U.S. Revolving Loans, a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation with respect thereto), and such U.S. Revolving Loan Lender shall, to the extent of its Percentage to make U.S. Revolving Loans, be responsible for reimbursing within one Business Day the Issuer for Reimbursement Obligations which have not been reimbursed by the Company in accordance with Section 2.6.3. In addition, such U.S. Revolving Loan Lender shall, to the extent of its Percentage to make U.S. Revolving Loans, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.3 with respect to each Letter of Credit (other than the issuance fees payable to an Issuer of such Letter of Credit pursuant to the last sentence of Section 3.3.3) and of interest payable pursuant to Section 3.2 with respect to any Reimbursement Obligation. To the extent that any U.S. Revolving Loan Lender has reimbursed any Issuer for a Disbursement, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Company or otherwise) in respect of such Disbursement.

         SECTION 2.6.2. Disbursements. An Issuer will notify the Company and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by such Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of

Credit and this Agreement, the applicable Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m. on the first Business Day following the Disbursement Date, the Company will reimburse the Administrative Agent, for the account of the applicable Issuer, for all amounts which such Issuer has disbursed under such Letter of Credit, together with interest thereon at a rate per annum equal to the rate per annum then in effect for Base Rate Loans (with the then Applicable Margin for U.S. Revolving Loans accruing on such amount) pursuant to Section 3.2 for the period from the Disbursement Date through the date of such reimbursement. Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Company hereby acknowledges and agrees that it shall be obligated to reimburse the applicable Issuer upon each Disbursement of a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is the Company or a Subsidiary Guarantor).

         SECTION 2.6.3. Reimbursement. The obligation (a "Reimbursement Obligation") of the Company under Section 2.6.2 to reimburse an Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of the Company to reimburse an Issuer, each U.S. Revolving Loan Lender's obligation under Section 2.6.1 to reimburse an Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company or such U.S. Revolving
Loan Lender, as the case may be, may have or have had against such Issuer or any Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in such Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Company or such Lender, as the case may be, to commence any proceeding against an Issuer for any wrongful Disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of such Issuer.

         SECTION 2.6.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Default under Section 8.1.9 or upon notification by the Administrative Agent (acting at the direction of the Required Lenders) to the Company of its obligations under this Section, following the occurrence and during the continuation of any other Event of Default,

                  (a) the aggregate Stated Amount of all Letters of Credit shall, without demand upon or notice to the Company or any other Person, be deemed to have been paid or disbursed by the Issuers of such Letters of Credit (notwithstanding that such amount may not in fact have been paid or disbursed); and

                  (b) the Company shall be immediately obligated to reimburse the Issuers for the amount deemed to have been so paid or disbursed by such Issuers.

Amounts payable by the Company pursuant to this Section shall be deposited in immediately available funds with the Administrative Agent and held as collateral security for the Reimbursement Obligations. When all Defaults giving rise to the deemed disbursements under this Section have been cured or waived the Administrative Agent shall return to the Company all amounts then on deposit with the Administrative Agent pursuant to this Section which have not been applied to the satisfaction of the Reimbursement Obligations.

         SECTION 2.6.5. Nature of Reimbursement Obligations. The Company, each other Obligor and, to the extent set forth in Section 2.6.1, each U.S. Revolving Loan Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Issuer (except to the extent of its own gross negligence or wilful misconduct) shall be responsible for:

                  (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

                  (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

                  (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to any Issuer or any U.S. Revolving Loan Lender hereunder. In furtherance and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by an Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon each Obligor and each such Secured Party, and shall not put such Issuer under any resulting liability to any Obligor or any Secured Party, as the case may be.

         SECTION 2.7. Register; Notes. (a) Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to clause (c) below, execution and delivery of a Note evidencing the

Loans made by such Lender to such Borrower, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on such Borrower absent manifest error; provided, however, that the failure of any Lender to maintain such account or accounts shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

         (b) Each Borrower hereby designates the Administrative Agent to serve as such Borrower's agent, solely for the purpose of this clause (b), to maintain a register (the "Register") on which the Administrative Agent will record each Lender's Commitments, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section 11.11.1. Failure to make any recordation, or any error in such recordation, shall not affect such Borrower"s obligation in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the applicable Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan (and as provided in clause (c) the Note evidencing such Loan, if any) is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. A Lender's Commitment and the Loans made pursuant thereto may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement duly executed by the assignor thereof. No assignment or transfer of a Lender"s Commitment or the Loans made pursuant thereto shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

         (c) Each Borrower agrees that, upon the request to the Administrative Agent by any Lender, the applicable Borrower will execute and deliver to such Lender, as applicable, a U.S. Revolving Note, a Canadian Revolving Note, an Australian Revolving Note, a Term A Note, a Term B Note and a Swing Line Note, as the case may be, evidencing the Loans made by such Lender. Each Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender"s Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on such Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations or any error in any such notations shall not limit or otherwise affect any Obligations of such Borrower or any other Obligor. The Loans evidenced by any such Note and interest thereon shall at all times (including after assignment pursuant to Section 11.11.1) be represented by one or more Notes payable to the order of the payee named therein and its registered assigns. A Note and the obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Note and the obligation evidenced thereby in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of an obligation evidenced by a

Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Note evidencing such obligation, accompanied by a Lender Assignment Agreement duly executed by the assignor thereof, and thereupon, if requested by the assignee, one or more new Notes shall be issued to the designated assignee and the old Note shall be returned by the Administrative Agent to the applicable Borrower marked "exchanged". No assignment of a Note and the obligation evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this Section.

         SECTION 2.8. Canadian BAs. Not in limitation of any other provision of this Agreement, but in furtherance thereof, the provisions of this Section 2.8 shall further apply to the acceptance, rolling over and conversion of Canadian BAs.

         SECTION 2.8.1. Funding of Canadian BAs. If the Canadian office of the Administrative Agent receives a Borrowing Request or a Continuation/Conversion Notice from the Canadian Borrower requesting a Borrowing or a rollover of, or a conversion into, a Canadian Loan by way of Canadian BAs, the Administrative Agent shall notify each of the applicable Lenders, prior to 11:00 a.m., Toronto time, on the second Business Day prior to the date of such Credit Extension, of such request and of each such Lender's Percentage of such Canadian Loan. Each applicable Lender shall, not later than 11:00 a.m., Toronto time, on the date of each Canadian Loan by way of Canadian BAs (whether in respect of the Credit Extension or pursuant to a rollover or conversion), accept drafts of the Canadian Borrower which are presented to it for acceptance and which have an aggregate face amount equal to such Lender's Percentage of the total Credit Extension being made available by way of Canadian BAs on such date. With respect to each drawdown of, rollover of or conversion into Canadian BAs, each such Lender shall not be required to accept any draft which has a face amount which is not in a minimum amount of Cdn $500,000 and in an integral multiple of Cdn $100,000. Concurrent with the acceptance of drafts of the Canadian Borrower as aforesaid, each applicable Lender shall, upon fulfillment by the Canadian Borrower of the terms and conditions set forth in Article V, severally and not jointly, make available to the Canadian Borrower as set forth in the relevant Borrowing Request the aggregate Notional BA Proceeds with respect to the Canadian BAs being purchased by such Lender (net of the aggregate amount required to repay such Lender's outstanding Canadian BAs that are maturing on such date and/or Canadian Prime Rate Loans of such Lender that are being converted on such date). Each Canadian BA to be accepted by any Lender shall be accepted by such Lender at its Domestic Office located in Canada.

         SECTION 2.8.2. Acceptance Fees. With respect to each draft of the Canadian Borrower accepted pursuant hereto, the Canadian Borrower shall pay to the Canadian Lenders, in advance, an acceptance fee calculated at the rate per annum, on the basis of a year of 365 days or 366 days, as the case may be, equal to the Applicable Canadian BA Stamping Fee on the face amount of such Canadian BA for its term, being the actual number of days in the period commencing on the date of acceptance of the Canadian Borrower's draft and continuing to (but excluding) the maturity date of such Canadian BA. Such acceptance fee shall be non-refundable and shall be fully earned when due. Such acceptance fee shall be paid to the Canadian Lenders by deducting the amount thereof from what would otherwise be Notional BA Proceeds (excluding such fee) funded pursuant to Section 2.8.1.

         SECTION 2.8.3. Execution of Canadian BAs. (a) To facilitate the acceptance of Canadian BAs hereunder, the Canadian Borrower hereby appoints each Canadian Lender as its attorney to sign and endorse on its behalf, in accordance with clause (d) of Section 2.8.3, an appropriate number of drafts in the form prescribed by that Canadian Lender.

         (b) Each Canadian Lender may, at its option, execute any draft in handwriting or by the facsimile or mechanical signature of any of its authorized officers, and the Canadian Lenders are hereby authorized to accept or pay, as the case may be, any draft of the Canadian Borrower which purports to bear such a signature notwithstanding that any such individual has ceased to be an authorized officer of the Canadian Lender.

         (c) Any draft or Canadian BA signed by a Canadian Lender as attorney for the Canadian Borrower whether signed in handwriting or by the facsimile or mechanical signature of an authorized officer of a Canadian Lender, may be dealt with by the Agent or any Lender to all intents and purposes and shall bind the Canadian Borrower as if duly signed and issued by the Canadian Borrower.

         (d) The receipt by the Administrative Agent of a request for a Credit Extension by way of Canadian BAs shall be each Canadian Lender's sufficient authority to execute, and each Canadian Lender shall, subject to the terms and conditions of this Agreement, execute drafts in accordance with such request and the advice of the Administrative Agent pursuant to Section 2.8.1, and the drafts so executed shall thereupon be deemed to have been presented for acceptance.

         SECTION 2.8.4. Special Provisions Relating to Acceptance Notes. (a) The Canadian Borrower and each applicable Lender hereby acknowledge and agree that from time to time certain Lenders which are not Canadian chartered banks or which are Canadian chartered banks listed on Schedule II of the Bank Act (Canada) may not be authorized to or may, as a matter of general corporate policy, elect not to accept Canadian BA drafts, and the Canadian Borrower and each applicable Lender agrees that any such Lender may purchase Acceptance Notes of the Canadian Borrower in accordance with the provisions of Section 2.8.4(b) in lieu of accepting Canadian BAs for its account.

         (b) In the event that any Lender described in Section 2.8.4(a) above is unable to, or elects as a matter of general corporate policy not to, accept Canadian BAs hereunder, such Lender shall not accept Canadian BAs hereunder, but rather, if the Canadian Borrower requests the acceptance of such Canadian BAs, the Canadian Borrower shall deliver to such Lender non-interest bearing promissory notes (each, an "Acceptance Note") of the Canadian Borrower, substantially in the form of Exhibit A-5 hereto, having the same maturity as the Canadian BAs that would otherwise be accepted by such Lender and in an aggregate principal amount equal to the undiscounted face amount of such Canadian BAs. Each such Lender hereby agrees to purchase each Acceptance Note from the Canadian Borrower at a purchase price equal to the Notional BA Proceeds for a Lender listed on Schedule II to the Bank Act (Canada) which would have been applicable if a Canadian BA draft had been accepted by such bank and such Acceptance Notes shall be governed by the provisions of this Article II as if they were Canadian BAs.


                                   ARTICLE III
                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION 3.1 Repayments and Prepayments; Application. The Borrowers agree that the Loans shall be repaid and prepaid pursuant to the following terms.

         SECTION 3.1.1. Repayments and Prepayments. Each Borrower shall repay in full the unpaid principal amount of each Loan made to such Borrower upon the applicable Stated Maturity Date therefor. Prior thereto, payments and prepayments of Loans shall or may be made as set forth below.

                  (a) From time to time on any Business Day, the Borrowers may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any

                           (i) Loans (other than Swing Line Loans and Canadian
                  BAs); provided, however, that (A) any such prepayment of Term A Loans and Term B Loans shall be made pro rata among Term A Loans and Term B Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Term A Loans or Term B Loans (applied to the remaining amortization payments for the Term A Loans and the Term B Loans, as the case may be, in such amounts as the Company shall determine) and any such prepayment of Revolving Loans shall be made pro rata among the Revolving Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Revolving Loans; (B) all such voluntary prepayments shall require at least one but no more than five Business Days' prior written notice to the Administrative Agent; and (C) all such voluntary partial prepayments shall be, in the case of (I) LIBO Rate Loans, in an aggregate minimum amount of (A) $500,000 and an integral multiple of $100,000 in the case of U.S. Loans and (B) Aus $500,000 and in an integral multiple of Aus $100,000 in the case of Australian Revolving Loans and, (II) in the case of Base Rate Loans, in an aggregate minimum amount of (A) $500,000 and an integral multiple of $100,000 in the case of U.S. Loans and (B) Cdn $500,000 and in an integral multiple of Cdn $100,000 in the case of Canadian Loans; and

                           (ii) Swing Line Loans; provided, that (A) all such
                  voluntary prepayments shall require prior telephonic notice to the Swing Line Lender on or before 1:00 p.m. on the day of such prepayment (such notice to be confirmed in writing within 24 hours thereafter); and (B) all such voluntary partial prepayments shall be in an aggregate minimum amount of $500,000 and an integral multiple of $100,000.

         In addition, from time to time on any Business Day, the Canadian Borrower may, upon not less than one Business Day's notice to the Administrative Agent, elect to deposit with the Administrative Agent Canadian Dollars in immediately available funds to be held by the Administrative Agent, pursuant to collateral arrangements satisfactory to it, for application to the payment of Canadian BAs designated by the Canadian Borrower in such notice (provided that any such designation shall be made pro rata among the Canadian Lenders on the basis of the aggregate face amount of Canadian BAs then outstanding). If such a deposit is made, then such Canadian BAs shall (to the extent of such deposit) be deemed no longer outstanding for purposes of this Agreement.

                  (b) On each date when the sum of (i) the aggregate outstanding principal amount of all U.S. Revolving Loans and Swing Line Loans and
         (ii) the aggregate amount of all Letter of Credit Outstandings exceeds the U.S. Revolving Loan Commitment Amount (as it may be reduced from time to time pursuant to this Agreement), the Company shall make a mandatory prepayment of Revolving Loans or Swing Line Loans (or both).

                  (c) On the Stated Maturity Date and on each Quarterly Payment Date occurring during any period set forth below, the Company shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term A Loans in an amount equal to the amount set forth below opposite the Stated Maturity Date or such Quarterly Payment Date, as applicable:


                                                Amount of Required
                   Period                       Principal Repayment
                   ------                       -------------------
            Effective Date through (and
              including) 12/31/2000             $ 1,562,500

            01/01/2001 through (and
              including) 12/31/2001             $ 3,125,000

            01/01/2002 through (and
              including) 12/31/2002             $ 4,687,500

            01/01/2003 through (and
              including) 12/31/2003             $ 6,250,000

            01/01/2004 through (and
              including) 9/30/2005              $ 7,812,500

            Stated Maturity Date for
              Term A Loans                      $ 7,812,500 or the
                                                then outstanding principal
                                                amount of all Term A Loans, if
                                                different.

                  (d) On the Stated Maturity Date and on each Quarterly Payment Date occurring during any period set forth below, the Company shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term B Loans in an amount equal to the amount set forth below opposite the Stated Maturity Date or such Quarterly Payment Date, as applicable:


                                                Amount of Required
                     Period                     Principal Repayment
                     ------                     -------------------
              Effective Date through (and
                including) 12/31/2005           $ 512,500

              01/01/2006 through (and
                including) 9/30/2006            $ 48,175,000

              Stated Maturity Date for
                Term B Loans                    $ 48,175,000 or the then
                                                outstanding principal
                                                amount of all Term B Loans,
                                                if different.

                  (e) The Company shall, following the receipt by the Company or any Restricted Subsidiary of any Casualty Proceeds in excess of $500,000 (individually or in the aggregate (when taken together with all other Casualty Proceeds and all Net Disposition Proceeds) over the course of a Fiscal Year), deliver to the Agents a calculation of the amount of such Casualty Proceeds and make a mandatory prepayment of the Term Loans in an amount equal to 100% of such Casualty Proceeds within 30 days of the receipt thereof to be applied as set forth in Section 3.1.2; provided, however, that no mandatory prepayment on account of Casualty Proceeds shall be required under this clause if the Company informs the Agents in writing no later than 30 days following the occurrence of the Casualty Event resulting in such Casualty Proceeds of the Company's or the Restricted Subsidiary's good faith intention to apply such Casualty Proceeds to the rebuilding or replacement of the damaged, destroyed or condemned assets or property or the acquisition or construction of other long-term capital assets useful in the Company's or such Restricted Subsidiary's business and the Company or the Restricted Subsidiary in fact uses such Casualty Proceeds to rebuild or replace such damaged, destroyed or condemned assets or acquire or construct such other long-term assets within 360 days following the receipt of such Casualty Proceeds, with the amount of such Casualty Proceeds unused after such 360-day period being applied to the Term Loans pursuant to Section 3.1.2; provided, further, however, that (i) at any time when any Specified Default shall have occurred and be continuing, all Casualty Proceeds (together with Net Disposition Proceeds not applied as provided in clause (f) below) shall be deposited in an account maintained with the Administrative Agent to pay for such rebuilding or replacement whenever no Specified Default is then continuing or except as otherwise agreed to by the Agents for disbursement at the request of the Company or the Restricted Subsidiary, as the case may be, or (ii) if all such Casualty Proceeds (together with Net Disposition Proceeds not applied as provided in clause (f) below) aggregating in excess of $500,000 have not yet been applied as described in the notice required above (or in accordance with clause
         (f) below), all such Casualty Proceeds and Net Disposition Proceeds shall be deposited in an account maintained with the Administrative Agent for disbursement at the request of the Company or the Restricted Subsidiaries, as the case may be, to be used for the purpose(s) set forth in such written notice(s) or (iii) if such Casualty Proceeds were related to assets held by (x) a Canadian Subsidiary any such reinvestments must be made by a Canadian Restricted Subsidiary, (y) an Australian Subsidiary any such reinvestment must be made by an Australian Restricted Subsidiary and (z) the Company or a Domestic Subsidiary any such reinvestment must be made by the Company or a Domestic Restricted Subsidiary.

                  (f) The Company shall, following the receipt by the Company or any Restricted Subsidiary of any Net Disposition Proceeds in excess of $500,000 (individually or in the aggregate (when taken together with all other Net Disposition Proceeds and all Casualty Proceeds) over the course of a Fiscal Year), deliver to the Agents a calculation of the amount of such Net Disposition Proceeds and make a mandatory prepayment of the Term Loans in an amount equal to 100% of such Net Disposition Proceeds within one Business Day of the receipt thereof to be applied as set forth in Section 3.1.2; provided, however, that no mandatory prepayment on account of Net Disposition Proceeds shall be required under this clause if the Company informs the Agents in writing no later than one Business Day following the receipt of such Net Disposition Proceeds of the Company's or a Restricted Subsidiary's good faith intention to apply such Net Disposition Proceeds to (i) the replacement of the assets or property that was the subject of the Disposition or the acquisition or construction of other long-term capital assets useful in the Company's or such Restricted Subsidiary's business that resulted in such Net Disposition Proceeds and/or (ii) acquire the Capital Stock of a Person in a transaction permitted under clause (g) of Section 7.2.5 so long as (x) the Disposition giving rise to such Net Disposition Proceeds complies with clause (f) of Section 7.2.11, (y) the aggregate amount of Net Disposition Proceeds used for such acquisitions shall not exceed $10,000,000 in the aggregate in any Fiscal Year and $20,000,000 in the aggregate for the term of this Agreement and (z) as a result of such Acquisition, such Person becomes a Restricted Subsidiary and complies with Section 7.1.8 and the Company or the Restricted Subsidiary in fact uses such Net Disposition Proceeds to replace, acquire or construct such assets or property or to make such acquisition of Capital Stock within 360 days following the receipt of such Net Disposition Proceeds, with the amount of such Net Disposition Proceeds unused after such 360-day period being applied to the Term Loans pursuant to Section 3.1.2; provided, further, however, that (i) at any time when any Specified Default shall have occurred and be continuing, all Net Disposition Proceeds (together with Casualty Proceeds not applied as provided in clause (e) above) shall be deposited in an account maintained with the Administrative Agent to pay for such replacement, acquisition or construction whenever no Specified Default is then continuing or except as otherwise agreed to by the Agents for disbursement at the request of the Company or the Restricted Subsidiary, as the case may be, or (ii) if all such Net Disposition Proceeds (together with Casualty Proceeds not applied as provided in clause (e) above) aggregating in excess of $500,000 have not yet been applied as described in the notice required above (or in accordance with clause (e) above), all such Net Disposition Proceeds and Casualty Proceeds shall be deposited in an account maintained with the Administrative Agent for disbursement at the request of the Company or the Restricted Subsidiaries, as the case may be, to be used for the purpose(s) set forth in such written notice(s) or (iii) if such Net Disposition Proceeds were related to assets held by (x) a Canadian Subsidiary any such reinvestments must be made by a Canadian Restricted Subsidiary,
         (y) an Australian Subsidiary any such reinvestment must be made by an Australian Restricted Subsidiary and (z) the Company or a Domestic Subsidiary any such reinvestment must be made by the Company or a Domestic Restricted Subsidiary.

                  (g) The Company shall, no later than five Business Days following the delivery by Holdings of its annual audited financial reports required pursuant to clause (c) of Section 7.1.1 (beginning with the financial reports delivered in respect of the 2000 Fiscal
         Year), deliver to the Agents a calculation of the Excess Cash Flow for the Fiscal Year last ended and make a mandatory prepayment of the Term Loans in an amount equal to 50% of the Excess Cash Flow (if any) for such Fiscal Year, to be applied as set forth in Section 3.1.2.

                  (h) Concurrently with the receipt by Holdings, Intermediate Holdings, the Company or any of the Restricted Subsidiaries of any Net Debt Proceeds or Net Equity Proceeds, Holdings shall deliver to the Agents a calculation of the amount of such Net Debt Proceeds or Net Equity Proceeds, as the case may be, and the Company shall make a mandatory prepayment of the Term Loans in an amount equal to 100% of such Net Debt Proceeds or 50% of such Net Equity Proceeds, as the case may be, to be applied as set forth in Section 3.1.2; provided, however, that if the net proceeds of the Permanent Debt Financing are sufficient to pay in full the Subordinated Bridge Notes then Holdings or the Company may use 50% of the Net Debt Proceeds of Permanent Financing Debt in excess of the amount required to pay in full the Subordinated Bridge Notes in an aggregate amount not to exceed the lesser of $10,000,000 or the then outstanding amount of Indebtedness evidenced by the Intermediate Holdings Asset Bridge Notes to redeem or prepay Intermediate Holdings Asset Bridge Notes and 100% of the remaining balance of such excess Net Debt Proceeds shall be used to make a mandatory prepayment of the Term Loans.

                  (i) On the Business Day following the date upon which Holdings shall have delivered a certificate required to be delivered pursuant to clause (l) of Section 7.1.1 (or during a period that a Specified Default has occurred and is continuing on each Business Day), the applicable Foreign Borrower shall,

                           (A) if the U.S. Dollar Equivalent of the aggregate
                  outstanding principal amount of all Canadian Loans is equal to or greater than 103% of the Canadian Revolving Loan Commitment Amount, make a prepayment of its Canadian Loans in Canadian Dollars (or cash collateralize Canadian BAs, if applicable) in an amount equal to such excess over the Canadian Revolving Loan Commitment Amount; and

                           (B) if the U.S. Dollar Equivalent of the aggregate
                  outstanding principal amount of all Australian Revolving Loans is equal to or greater than 103% of the Australian Revolving Loan Commitment Amount, make a prepayment of its Australian Revolving Loans in Australian Dollars in an amount equal to such excess over the Australian Revolving Loan Commitment Amount.

For purposes of clause (i) above, the aggregate outstanding principal amount of Foreign Currency Revolving Loans shall be calculated in accordance with the most recently delivered certificate pursuant to clause (l) of Section 7.1.1; provided, however, that if a Specified Default has occurred and is continuing, the conversion rate of such Foreign Currency into U.S. Dollars shall be determined by the Administrative Agent for each day.

                  (j) Immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, the Borrowers shall repay all the Loans, unless, pursuant to Section 8.3, only a portion of all the Loans is so accelerated (in which case the portion so accelerated shall be so repaid).

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4.

         SECTION 3.1.2. Application. Amounts prepaid pursuant to Section 3.1.1 shall be applied as set forth in this Section.

                  (a) Subject to clause (b), each prepayment or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Loans, and second, subject to the terms of
         Section 4.4, to the principal amount thereof being maintained as LIBO Rate Loans.

                  (b) Each prepayment of Term Loans made pursuant to clauses
         (e), (f), (g) and (h) of Section 3.1.1 shall be applied pro rata to a mandatory prepayment of the outstanding principal amount of all Term A Loans and Term B Loans (with the amount of such prepayment of the Term A Loans and the Term B Loans being applied to the remaining Term A Loan or Term B Loan, as the case may be, amortization payments, pro rata in accordance with the amount of each such remaining Term Loan amortization payments); provided, however, that in the case of any such prepayment of Term B Loans made pursuant to clause (e), (f), (g) and
         (h) of Section 3.1.1, any Lender that has Term B Loans may elect not to have such Loans prepaid by delivering a notice to the Agents at least one Business Day prior to the date that such prepayment is to be made in which notice such Lender shall decline to have such Loans prepaid with the amounts set forth above, in which case the amounts that would have been applied to a prepayment of such Lender's Term B Loans shall instead be applied to a prepayment of the principal amount (if any) of all outstanding Term A Loans until all outstanding Term A Loans have been prepaid in full, then applied to a prepayment of such Lender"s Term B Loans.

         SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with the terms set forth below.

         SECTION 3.2.1. Rates. Subject to Section 2.3.2, pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the applicable Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

                  (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate (if such Loan is not a Canadian Loan) or Canadian Prime Rate (if such loan is a Canadian
         Loan) from time to time in effect plus the Applicable Margin; provided that all Swing Line Loans shall always accrue interest at the Alternate Base Rate plus the then effective Applicable Margin for such Revolving Loans; and

                  (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

         SECTION 3.2.2. Post-Default Rates. Upon the occurrence and during the continuance of an Event of Default, the Borrowers (other than the Canadian Borrower) shall pay, but only to the extent permitted by law, interest (after as well as before judgment) in an amount equal to (a) in the case of any principal of LIBO Rate Loans or unpaid interest thereon, the rate that would otherwise be applicable to such LIBO Rate Loans pursuant to Section 3.2.1 plus 2%, (b) in the case of any principal of Base Rate Loans or unpaid interest thereon, the rate that would otherwise be applicable to such Base Rate Loans pursuant to Section
3.2.1 plus 2% and (c) in the case of any accrued and unpaid commitment fees, letter of credit fees or other monetary Obligations, the rate that would otherwise be applicable to Revolving Loans that are maintained as Base Rate Loans pursuant to Section 3.2.1 plus 2%.

         SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

                  (a) on the Stated Maturity Date therefor;

                  (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

                  (c) with respect to Base Rate Loans, which bear interest with respect to (i) the Alternate Base Rate, on each Quarterly Payment Date and (ii) the Canadian Prime Rate on the first day of each month occurring after the Closing Date;

                  (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the date occurring on each three-month interval occurring after the first day of such Interest Period);

                  (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

                  (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

         SECTION 3.3. Fees. The Company agrees to pay the fees set forth below. All such fees shall be non-refundable.

         SECTION 3.3.1. Commitment Fee. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Company"s inability to satisfy any condition of Article V) commencing on the Effective Date and continuing through the applicable Commitment Termination Date, a commitment fee in an amount equal to the Applicable Commitment Fee Margin, in each case on such Lender"s Percentage of the sum of the average daily unused portion of the applicable Commitment Amount (other than the Canadian Revolving Loan Commitment Amount and the Australian Revolving Loan Commitment Amount) (net of Letter of Credit Outstandings, in the case of U.S. Revolving Loan Commitment Amount). The making of Swing Line Loans shall not constitute usage of the Revolving Loan Commitment with respect to the calculation of commitment fees to be paid by the Company to the Lenders other than with respect to the Swing Line Lender.

         (b) The Canadian Borrower agrees to pay directly to the account of each Canadian Lender, for the period (including any portion thereof when its Canadian Revolving Loan Commitment is suspended by reason of the Canadian Borrower"s inability to satisfy any condition of Article V) commencing on the Effective Date and continuing through the Revolving Loan Commitment Termination Date, a commitment fee in an amount equal to the Applicable Commitment Fee Margin, in each case on such Lender"s Percentage of the sum of the average daily unused portion of the Canadian Revolving Loan Commitment Amount.

         (c) The Australian Borrower agrees to pay directly to the account of each Australian Lender, for the period (including any portion thereof when its Australian Revolving Loan Commitment is suspended by reason of the Australian Borrower"s inability to satisfy any condition of Article V) commencing on the Effective Date and continuing through the Revolving Loan Commitment Termination Date, a commitment fee in an amount equal to the Applicable

Commitment Fee Margin, in each case on such Lender's Percentage of the sum of the average daily unused portion of the Australian Revolving Loan Commitment Amount.

         (d) All commitment fees payable pursuant to this Section shall be payable by the applicable Borrower in arrears on the Effective Date and thereafter on each Quarterly Payment Date, commencing with the first Quarterly Payment Date following the Effective Date, and on the Revolving Loan Commitment Termination Date. Any term or provision hereof to the contrary notwithstanding, commitment fees payable for any period prior to the Closing Date shall be payable in accordance with the Fee Letter.

         SECTION 3.3.2. Agents' Fee. (a) The Company agrees to pay to the Administrative Agent, for its own account, the fees in the amounts and on the dates set forth in the Administrative Agent Fee Letter.

         (b) The Company agrees to pay to the Syndication Agent, for its own account, the fees in the amounts and on the dates set forth in the Fee Letter.

         SECTION 3.3.3. Letter of Credit Fee. The Company agrees to pay to the Administrative Agent, for the pro rata account of the applicable Issuer and each U.S. Revolving Loan Lender, a Letter of Credit fee in an amount equal to the then effective Applicable Margin for U.S. Revolving Loans maintained as LIBO Rate Loans, multiplied by the Stated Amount of each such Letter of Credit, such fees being payable quarterly in arrears on each Quarterly Payment Date following the date of issuance of each Letter of Credit and on the Revolving Loan Commitment Termination Date. The Company further agrees to pay to the applicable Issuer with respect to each issuance or extension of a Letter of Credit an issuance fee in an amount equal to 1/4 of 1% per annum on the Stated Amount of such Letter of Credit payable on each Quarterly Payment Date following the date of such issuance or extension and on the Revolving Loan Commitment Termination Date.


                                   ARTICLE IV
                     CERTAIN LIBO RATE AND OTHER PROVISIONS

         SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrowers and the Administrative Agent, be conclusive and binding on the Borrowers) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue or convert any such LIBO Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBO Rate Loans payable to such Lender shall automatically convert into Base Rate Loans or in the case of Australian Revolving Loans shall bear interest as set forth in Section 4.2 at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

         SECTION 4.2. Deposits Unavailable; Circumstances making Canadian BAs Unavailable. If the Administrative Agent shall have determined that

                  (a) deposits in the relevant Currency and amount and for the relevant Interest Period are not available to it in its relevant market; or

                  (b) by reason of circumstances affecting its relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans in a particular Currency;

then, upon notice from the Administrative Agent to the Borrowers and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended and, in the case of U.S. Loans, such Loans shall accrue interest at the Base Rate plus the Applicable Margin in respect of such Loans and, in the case of Australian Revolving Loans, such Loans shall accrue interest at each applicable Lender's cost of funds, as reasonably determined and as notified by such Lender to the Administrative Agent and the applicable Borrowers, plus the Applicable Margin in respect of such Loans, in each case from the end of the then current Interest Period applicable thereto, until the Administrative Agent shall notify the applicable Borrowers and the Lenders that the circumstances causing such suspension no longer exist, and subsequent LIBO Rate Loans in respect of such Currency shall be made at an interest rate equal to, in the case of U.S. Loans, the Base Rate plus the Applicable Margin in respect of such Loans, in the case of Canadian Loans, such Loans shall accrue interest at the Canadian Prime Rate plus the Applicable Margin in respect of such Loans and, in the case of Australian Revolving Loans, each applicable Lender"s cost of funds, as reasonably determined and as notified by such Lender to the Administrative Agent and the Borrowers, plus the Applicable Margin in respect of such Loans.

         (c) If the Administrative Agent shall have determined that by reason of circumstances affecting the Canadian money market, there is no market for Canadian BAs, then the right of the Canadian Borrower to request the acceptance of Canadian BAs and the acceptance thereof shall be suspended until the Administrative Agent determines that the circumstances causing such suspension no longer exist and the Administrative Agent so notifies the Canadian Borrower and any Borrowing Request or Continuation/Conversion Notice requesting the acceptance of Canadian BAs shall be canceled and the Loans requested therein shall be made as, continued as or converted into Canadian Prime Rate Loans or, in the case of a Credit Extension, if requested by the Canadian Borrower at least one Business Day prior to the scheduled date of the Credit Extension, not be made.

         SECTION 4.3. Increased LIBO Rate Loan Costs, etc. Increased LIBO
Rate Loan Costs, etc. The applicable Borrower agrees to reimburse each Lender and Issuer for any increase in the cost to such Lender or Issuer of, or any reduction in the amount of any sum receivable by such Secured Party in respect of, such Secured Party's Commitments and the making of Credit Extensions hereunder (including the making, continuing or maintaining (or of its obligation to make or continue) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans) that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the date hereof of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority, except for such changes with respect to increased capital costs and Taxes which are governed by Sections 4.5 and 4.6, respectively. Each affected Secured Party shall promptly notify the Administrative Agent and the Borrowers in writing of the occurrence of any such event, stating the reasons therefor and the additional amount required fully to compensate such Secured Party for such increased cost or reduced amount. Such additional amounts shall be payable by the applicable Borrower directly to such Secured Party within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

         SECTION 4.4. Funding Losses. Funding Losses. In the event any
Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make or continue any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

                  (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to
         Article III or otherwise;

                  (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor (other than as a result of the willful failure of such Lender to fund such requested LIBO Rate Loan); or

                  (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor;

then, upon the written notice of such Lender to the applicable Borrowers (with a copy to the Administrative Agent), the applicable Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

         SECTION 4.5. Increased Capital Costs. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Secured Party or any Person controlling such Secured Party, and such Secured Party determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of the Commitments or the Credit Extensions made, or the Letters of Credit participated in, by such Secured Party is reduced to a level below that which such Secured Party or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice from time to time by such Secured Party to the Borrowers, the applicable Borrower shall within five days following receipt of such notice pay directly to such Secured Party additional amounts sufficient to compensate such Secured Party or such controlling Person for such reduction in rate of return. A statement of such Secured Party as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount, such Secured Party may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

         SECTION 4.6. Taxes. Each Borrower covenants and agrees as follows with respect to Taxes.

                  (a) Any and all payments by such Borrower under each Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes. In the event that any Taxes are required by law to be deducted or withheld from any payment required to be made by a Borrower to or on behalf of any Secured Party under any Loan Document, then:

                           (i) subject to clause (f), if such Taxes are
                  Non-Excluded Taxes, the amount of such payment shall be increased as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount that is not less than the amount provided for in such Loan Document; and

                           (ii) such Borrower shall withhold the full amount of
                  such Taxes from such payment (as increased pursuant to clause
                  (a) (i)) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable law.

                  (b) In addition, such Borrower shall pay any and all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable law.

                  (c) As promptly as practicable after the payment of any Taxes or Other Taxes, and in any event within 45 days of any such payment being due, the applicable Borrower shall furnish to the Administrative Agent a copy of an official receipt (or a certified copy thereof) evidencing the payment of such Taxes or Other Taxes. The Administrative Agent shall make copies thereof available to any Lender upon request therefor.

                  (d) Subject to clause (f), the Company shall indemnify each Secured Party for any Non-Excluded Taxes and Other Taxes levied, imposed or assessed on (and whether or not paid directly by) such Secured Party (whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant Governmental Authority). Promptly upon having knowledge that any such Non-Excluded Taxes or Other Taxes have been levied, imposed or assessed, and promptly upon notice thereof by any Secured Party, the Company shall pay such Non-Excluded Taxes or Other Taxes directly to the relevant Governmental Authority (provided, however, that no Secured Party shall be under any obligation to provide any such notice to the Company). In addition, the Company shall indemnify each Secured Party for any incremental Taxes that may become payable by such Secured Party as a result of any failure of the Company to pay any Taxes when due to the appropriate Governmental Authority or to deliver to the Administrative Agent, pursuant to clause (c), documentation evidencing the payment of Taxes or Other Taxes. With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by any Secured Party or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within 30 days after the date such Secured Party makes written demand therefor. The Company acknowledges that any payment made to any Secured Party or to any Governmental Authority in respect of the indemnification obligations of the Company provided in this clause shall constitute a payment in respect of which the provisions of clause
         (a) and this clause shall apply.

                  (e) Each Non-Domestic Lender, on or prior to the date on which such Non-Domestic Lender becomes a Lender (other than an Australian Lender or a Canadian Lender) hereunder (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only for so long as such non-Domestic Lender is legally entitled to do so), shall deliver to the Company and the Administrative Agent either

                           (i) (x) two duly completed copies of either (A)
                  Internal Revenue Service Form W-8BEN (with respect to treaty benefits only) or (B) Internal Revenue Service Form W-8ECI, or in either case an applicable successor form, and (y) a duly completed copy of Internal Revenue Service Form W-8 or W-9 or applicable successor form; or

                           (ii) in the case of a Non-Domestic Lender that is not
                  legally entitled to deliver either form listed in clause
                  (e)(i)(x) for the purposes specified therein, (x) a certificate of a duly authorized officer of such Non-Domestic Lender to the effect that such Non-Domestic Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Company within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (such certificate, an "Exemption Certificate") and
                  (y) two duly completed copies of Internal Revenue Service Form W-8BEN (with respect to Foreign status) or applicable successor form.

                  (f) No Borrower shall be obligated to gross up any payments to any Lender pursuant to clause (a)(i), or to indemnify any Lender pursuant to clause (d), in respect of United States federal withholding taxes to the extent imposed as a result of (i) the failure of such Lender to deliver to the Company the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to clause (e), (ii) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or (iii) the Lender designating a successor lending office at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided, however, that the Borrowers shall be obligated to gross up any payments to any such Lender pursuant to clause (a)(i), and to indemnify any such Lender pursuant to clause (d), in respect of United States federal withholding taxes if (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or Exemption Certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the date hereof, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or certifications made in such form or forms or Exemption Certificate untrue or inaccurate in a material respect, (ii) the redesignation of the Lender's lending office was made at the request of the Company or (iii) the obligation to gross up payments to any such Lender pursuant to clause (a)(i) or to indemnify any such Lender pursuant to clause (d) is with respect to an Assignee Lender that becomes an Assignee Lender as a result of an assignment made at the request of the Company.

         SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided in a Loan Document, all payments by the Borrowers pursuant to each Loan Document shall be made by the Borrowers to the Administrative Agent for the pro rata account of the Secured Parties entitled to receive such payment; provided, that, payments of principal and interest on the Canadian Loans and the Australian Revolving Loans shall be made directly to the Lenders entitled thereto. All payments shall be made without setoff, deduction or counterclaim not later than 11:00 a.m. on the date due in same day or immediately available funds to such account as the Administrative Agent, or the Canadian Lenders or Australian Lenders as the case may be, shall specify from time to time by notice to the Borrowers. Funds received after that time shall be deemed to have been received by the Administrative Agent, or such Lenders as the case may be, on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Secured Party its share, if any, of such payments received by the Administrative Agent for the account of such Secured Party. All interest (including interest on LIBO Rate Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (calculated at other than the Federal Funds Rate), 365 days or, if appropriate, 366 days). Payments due on other than a Business Day shall (except as otherwise required by clause (c) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.

         SECTION 4.8. Sharing of Payments. If any Secured Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Credit Extension or Reimbursement Obligation (other than pursuant to the terms of Sections 4.3, 4.4, 4.5 or 4.6) in excess of its pro rata share of payments obtained by all Secured Parties, such Secured Party shall purchase from the other Secured Parties such participations in Credit

Extensions made by them as shall be necessary to cause such purchasing Secured Party to share the excess payment or other recovery ratably (to the extent such other Secured Parties were entitled to receive a portion of such payment or recovery) with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Secured Party, the purchase shall be rescinded and each Secured Party which has sold a participation to the purchasing Secured Party shall repay to the purchasing Secured Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Secured Party's ratable share (according to the proportion of (a) the amount of such selling Secured Party's required repayment to the purchasing Secured Party to (b) total amount so recovered from the purchasing Secured Party) of any interest or other amount paid or payable by the purchasing Secured Party in respect of the total amount so recovered. Each Borrower agrees that any Secured Party purchasing a participation from another Secured Party pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Secured Party were the direct creditor of such Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Secured Party receives a secured claim in lieu of a setoff to which this Section applies, such Secured Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Secured Parties entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 4.9. Setoff. Each Secured Party shall, upon the occurrence and during the continuance of any Default described in clauses (b) through (d) of
Section 8.1.9 or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) Holdings and each Borrower hereby grants to each Secured Party a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of Holdings or such Borrower then or thereafter maintained with such Secured Party; provided, however, that any such appropriation and application shall be subject to the provisions of
Section 4.8. Each Secured Party agrees promptly to notify Holdings and the Company and the Administrative Agent after any such setoff and application made by such Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Secured Party may have.

         SECTION 4.10. Replacement of Lenders. Each Lender hereby severally agrees as set forth in this Section. If any Lender (a "Subject Lender") (i) makes demand upon a Borrower for (or if such Borrower is otherwise required to pay) amounts pursuant to Section 4.3, 4.5 or 4.6 or (ii) gives notice pursuant to Section 4.1 requiring a conversion of such Subject Lender's LIBO Rate Loans to Base Rate Loans or any change in the basis upon which interest is to accrue in respect of such Subject Lender's LIBO Rate Loans or suspending such Lender's obligation to make Loans as, or to convert Loans into, LIBO Rate Loans, the Company may, within 180 days of receipt by such Borrower of such demand or notice (or the occurrence of such other event causing such Borrower to be required to pay such compensation) as the case may be, give notice (a

"Replacement Notice") in writing to the Agents and such Subject Lender of its intention to replace such Subject Lender with a financial institution (a "Replacement Lender") designated in such Replacement Notice. If the Agents shall, in the exercise of their reasonable discretion and within 30 days of their receipt of such Replacement Notice, notify the Company and such Subject Lender in writing that the designated financial institution is satisfactory to the Agents (such consent not being required where the Replacement Lender is already a Lender), then such Subject Lender shall, subject to the payment of any amounts due pursuant to Section 4.4, assign, in accordance with Section 11.11.1, all of its Commitments, Loans and other rights and obligations under this Agreement and all other Loan Documents (including Reimbursement Obligations) to such designated financial institution; provided, however, that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Subject Lender and such designated financial institution and (ii) the purchase price paid by such designated financial institution shall be in the amount of such Subject Lender's Loans and its Percentage in respect of any Revolving Loan Commitment under which there are outstanding Reimbursement Obligations of such Reimbursement Obligation, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Sections 4.3, 4.5 and 4.6), owing to such Subject Lender hereunder. Upon the effective date of an assignment described above, the designated financial institution or Replacement Lender shall become a "Lender" for all purposes under this Agreement and the other Loan Documents.


                                    ARTICLE V
                         CONDITIONS TO CREDIT EXTENSIONS

         SECTION 5.1. Initial Credit Extension. The obligations of the Lenders and, if applicable, the Issuer to fund the initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

         SECTION 5.1.1. Resolutions, etc. The Agents shall have received from each Obligor, as applicable, (i) a copy of a good standing certificate, dated a date reasonably close to the Closing Date, for each such Person and (ii) a certificate, dated the Closing Date and with counterparts for each Lender, duly executed and delivered by such Person's Secretary or Assistant Secretary, managing member or general partner, as applicable, as to

                  (a) resolutions of each such Person's Board of Directors (or other managing body, in the case of other than a corporation) then in full force and effect authorizing, to the extent relevant, all aspects of the Transaction applicable to such Person and the execution, delivery and performance of each Loan Document to be executed by such Person and the transactions contemplated hereby and thereby;

                  (b) the incumbency and signatures of those of its officers, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Person; and

         (c) the full force and validity of each Organic Document of such Person and copies thereof;

upon which certificates each Secured Party may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person.

         SECTION 5.1.2. Transaction Consummated. (a) The Asset Transfer shall have been consummated on terms and conditions reasonably satisfactory to the Agents.

         (b) The Acquisition shall have been consummated (or shall be consummated contemporaneously with the application by the Company of the proceeds of the Credit Extensions) and in connection therewith, the Company shall have acquired 100% of the issued and outstanding stock of RailTex pursuant to the Merger Agreement for a merger consideration comprised of (i) an aggregate cash purchase price of no more than $139,000,000 and (ii) the Equity Issuance which shall have been consummated on terms (including documentation in respect thereof in form and substance) satisfactory in all respects to the Agents.

         (c) In connection with the Acquisition, the Rail America Refinancing and the RailTex Refinancing shall have been consummated (or shall be consummated contemporaneously with the application by the Company of the proceeds of the Credit Extensions) on terms and conditions satisfactory in all respects to the Agents and except for capital leases and senior secured indebtedness totaling $17,900,000 and convertible subordinated indebtedness of $24,600,000, Holdings and its Subsidiaries shall have no indebtedness for borrowed money other than that incurred in connection with the Transaction.

         (d) Each of the Intermediate Holdings Asset Bridge Note Issuance and the Subordinated Bridge Note Issuance shall have been consummated on terms (including documentation in respect thereof in form and substance) satisfactory in all respects to the Agents and resulted in gross cash proceeds of at least $55,000,000 and $95,000,000, respectively. All of the net proceeds of the Intermediate Holdings Asset Bridge Note Issuance shall have been contributed by Intermediate Holdings to the Company as a common equity contribution for use in partially financing the Transaction.

         (e) RailTex shall have received net cash proceeds from the exercise of RailTex stock options of at least $11,100,000 (subject to adjustment due to cashless exercise of such options and termination of such options not exercised).

         (f) The Company shall have at least $10,300,000 cash on hand immediately prior to the consummation of the Transaction.

         (g) RailTex shall have received net cash proceeds from the sale of RailTex Brazil of at least $9,000,000.

         (h) The fees and expenses paid or to be paid in connection with the Transaction shall not exceed $36,000,000.

         SECTION 5.1.3. Transaction Documents. The Agents shall have received (with copies for each Lender that shall have requested in writing copies thereof) copies of fully executed versions of the Transaction Documents, certified to be true and complete copies thereof by an Authorized Officer of Holdings, Intermediate Holdings and the Company. Each Transaction Document (including the Merger Agreement) shall be in full force and effect and shall not have been modified or waived in any material respect, nor shall there have been any forbearance to exercise any material rights with respect to any of the terms or provisions relating to the conditions to the consummation of the Acquisition set forth in the Merger Agreement unless otherwise agreed to by the Required Lenders.

         SECTION 5.1.4. Closing Date Certificate. The Administrative Agent shall have received, with counterparts for each Lender, the Closing Date Certificate, dated the Closing Date and duly executed and delivered by an Authorized Officer, of each of Holdings, Intermediate Holdings and the Company, in which certificate each of Holdings, Intermediate Holdings and the Company shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of each of Holdings, Intermediate Holdings and the Company as of such date, and, at the time each such certificate is delivered, such statements shall in fact be true and correct. All documents and agreements required to be appended to the Closing Date Certificate shall be in form and substance reasonably satisfactory to the Syndication Agent.

         SECTION 5.1.5. Delivery of Notes. The Agents shall have received, for the account of each Lender that has requested a Note in writing two Business Days prior to the Closing Date, such Lender's Notes duly executed and delivered by an Authorized Officer of the applicable Borrower.

         SECTION 5.1.6. Payment of Outstanding Indebtedness, etc. All Indebtedness identified in Item 7.2.2(b) of the Disclosure Schedule (Indebtedness to Be Paid), together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full from the proceeds of the initial Credit Extension and proceeds of the Bridge Notes and the commitments in respect of such Indebtedness shall have been terminated, and all Liens securing payment of any such Indebtedness have been released and the Administrative Agent shall have received all Uniform Commercial Code Form UCC-3 termination statements or other instruments as may be suitable or appropriate in connection therewith.

         SECTION 5.1.7. Closing Fees, Expenses, etc. The Agents shall have received for their respective accounts, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 11.3, to the extent then invoiced.

         SECTION 5.1.8. Financial Information, Material Adverse Change. (a) The Agents shall have received, with counterparts for each Lender,

                  (i) a consolidating pro forma income statement of Holdings and its Subsidiaries for each of the twelve month period ended December 31, 1998, September 30, 1999 and December 31, 1999 and a consolidated balance sheet of Holdings and its Subsidiaries, as of the most recent date practicable near to the Closing Date (but no earlier than the close of the Fiscal Quarter ending immediately prior to the Closing
         Date) certified by the treasurer, chief financial or accounting Authorized Officer of Holdings, in each case, giving effect to the consummation of the Transaction and all the transactions contemplated by this agreement and reflecting estimated transaction related accounting adjustments, prepared by the Company in accordance with Regulation S-X; and

                  (ii) projected financial statements (including balance sheets and statements of income, stockholders" equity and cash flows) of Holdings and its Subsidiaries for the eight-year period following the Closing Date (the "Projections") satisfactory in form and substance to the Agents.

         (b) Since December 31, 1998, there shall not have been any material adverse change in the business, assets, condition (financial or otherwise), operations, performance, properties, Projections or prospects of Holdings, Intermediate Holdings, the Company and the Restricted Subsidiaries, taken as a whole.

         SECTION 5.1.9. Opinions of Counsel. Opinions of Counsel. The Agents shall have received opinions, dated the Closing Date and addressed to the Agents and all of the Lenders, from

                  (a) Greenberg Traurig, P.A., counsel to the Obligors, in form and substance satisfactory to the Agents;

                  (b) Shutts & Bowen LLP, counsel to the Obligors, in form and substance satisfactory to the Agents;

                  (c) Heenan Blaikie, Canadian counsel to the Obligors, in form and substance satisfactory to the Agents;

                  (d) Minter Ellison, Australian counsel to the Obligors, in form and substance satisfactory to the Agents; and

                  (e) local counsel to the Obligors in the jurisdictions agreed upon by the Agents and the Borrowers, each in form and substance, and from counsel, satisfactory to the Agents.

         SECTION 5.1.10. Filing Agent, etc. All Uniform Commercial Code financing statements and other similar financing statements in other jurisdictions and Uniform Commercial Code (Form UCC-3) termination statements and other similar termination statements in other jurisdictions and filings with the Surface Transportation Board and similar authorities in other jurisdictions required pursuant to the Loan Documents (collectively, the "Filing Statements") shall have been delivered to CT Corporation System or another similar filing service company acceptable to the

Agents (the "Filing Agent") and other arrangements acceptable to the Agents for filing in other jurisdictions shall have been made. The Filing Agent shall have acknowledged in a writing satisfactory to the Agents and their counsel (i) the Filing Agent"s receipt of all Filing Statements, (ii) that the Filing Statements have either been submitted for filing in the appropriate filing offices or will be submitted for filing in the appropriate offices within ten days following the Closing Date and (iii) that the Filing Agent will notify the Agents and their counsel of the results of such submissions within 30 days following the Closing Date.

         SECTION 5.1.11. Subsidiary Guaranty. The Agents shall have received, with counterparts for each Lender, the Subsidiary Guaranty, dated as of the date hereof, duly executed and delivered by each Subsidiary Guarantor that is a party thereto.

         SECTION 5.1.12. Solvency Certificate. The Agents shall have received, with counterparts for each Lender, a certificate duly executed and delivered by the treasurer, chief financial or accounting Authorized Officer of each of Holdings, Intermediate Holdings and the Company, dated the date of the Closing Date, in the form of Exhibit F attached hereto.

         SECTION 5.1.13. Pledge and Security Agreements. The Agents shall have received executed counterparts of:

                   (a) the U.S. Pledge and Security Agreement, dated as of the Closing Date, duly executed and delivered by an Authorized Officer of Holdings, Intermediate Holdings, the Company and each other Domestic Subsidiary Guarantor, as applicable, together with

                           (i) the certificates evidencing all of the issued and
                  outstanding shares of Capital Stock pledged pursuant to the U.S. Pledge and Security Agreement, which certificates shall in each case be accompanied by undated powers of transfer duly executed in blank, or, if any such shares of Capital Stock of each Domestic Subsidiary of such Obligor pledged pursuant to the Pledge and Security Agreement are uncertificated securities or are held through a securities intermediary, the Administrative Agent shall have obtained "control" (as defined in the UCC) over such shares of Capital Stock and such other instruments and documents as the Agents shall deem necessary or, in the reasonable opinion of the Agents, desirable under applicable law to perfect the security interest of the Administrative Agent in such shares of Capital Stock;

                          (ii) all promissory notes evidencing intercompany
                  Indebtedness payable to Holdings, Intermediate Holdings, the Company or any other Domestic Subsidiary Guarantor duly endorsed to the order of the Administrative Agent;

                         (iii) executed UCC financing statements (Form UCC-1)
                  naming such Obligor as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, suitable for filing under the UCC of all jurisdictions as may be necessary or, in the opinion of the Agents, desirable to perfect the security interest of the Administrative Agent in the interests of such Obligor in the collateral pledged pursuant to the Pledge and Security Agreement (provided that perfection of security interests in motor vehicles shall not be required) and (ii) certain intellectual property owned as of the Closing Date by the Company or its Domestic Subsidiaries shall be completed prior to the Closing Date;

                           (iv) executed copies of proper UCC termination
                  statements (Form UCC-3), if any, necessary to release all Liens and other rights of any Person (other than Liens permitted under Section 7.2.3)

                                    (A) in any collateral described in the
                           applicable Pledge and Security Agreement previously granted by any Person, and

                                    (B) securing any of the Indebtedness to be
                           repaid in connection with the Transaction on or prior to the Closing Date,

                  together with such other UCC termination statements (Form UCC-3) as the Agents may reasonably request from such Obligor; and

                           (v) certified copies of UCC Requests for Information
                  or Copies (Form UCC-11), or a similar search report certified by a party reasonably acceptable to the Agents, dated a date reasonably near to the Closing Date, listing all effective financing statements which name such Obligor (under its present names and any previous names) as the debtor and which are filed in the jurisdictions in which filings are to be made pursuant to clause (iii) above, together with copies of such financing statements.

                  (b) the Australian Security Documents, duly executed and delivered by Authorized Officers of the Australian Borrower and each of its Affiliates that is a Restricted Subsidiary and is organized in, or a resident of, Australia, the Australian Security Trustee and any other parties required to sign thereunder together with

                           (i) the certificates evidencing all of the issued and
                  outstanding shares of Capital Stock pledged pursuant to the Australian Equitable Mortgage of Shares No.1 (to the extent that such shares pledged represent shares in the Australian Borrower) and the Australian Equitable Mortgage of Shares No.2, which certificates shall in each case be accompanied by undated powers of transfer duly executed in blank and such other instruments and documents as the Agents shall deem necessary or, in the reasonable opinion of the Agents, desirable under applicable law to perfect the security interest of the Administrative Agent in such shares of Capital Stock;

                            (ii) ASIC Form 309 and 350, if necessary, in respect
                  of the Australian Security Documents to be registered under the Australian Corporations Law with the relevant agreement properly annexed to Form 309, together with the appropriate registration fee; and

                           (iii) forms and any other documents required to
                  effect the registration of the Australian Security Documents with any other relevant Governmental Authority, together with the appropriate registration fee; and

                  (c) a Canadian Security Documents, dated as of the date hereof, duly executed and delivered by Authorized Officers of each of the Canadian Borrower and its Affiliates that is a Restricted Subsidiary and is organized in, or a resident of, Canada, together with

                             (i) the certificates evidencing all of the issued
                  and outstanding shares of Capital Stock pledged pursuant to the Canadian Pledge Agreements (provided, that not more than 65% of any Subsidiary's share of Capital Stock shall be pledged if such pledge would result in adverse U.S. Tax consequences to the applicable pledgor), which certificates shall in each case be accompanied by undated powers of transfer duly executed in blank and such other instruments and documents as the Agents shall deem necessary or, in the reasonable opinion of the Agents, desirable under applicable law to perfect the security interest of the Administrative Agent in such shares of Capital Stock,

                            (ii) a verification statement evidencing the filings
                  under the P.P.S.A. of financing statements in form satisfactory to the Agents, naming the Canadian Borrower and each such Affiliate as debtor and the Administrative Agent as secured party, and evidence satisfactory to the Agents of filings in the other provinces and territories of Canada as may be necessary or, in the opinion of the Agents, desirable to perfect the security interest of the Administrative Agent pursuant to the Canadian Debentures, and

                           (iii) certificates issued by the Registrar of the
                  Personal Property Registry under the P.P.S.A. showing that there are no outstanding financing statements naming the Canadian Borrower or any such Affiliate as debtor under the P.P.S.A. other than that described in clause (c)(ii) above, and evidence satisfactory to the Agents concerning the absence of filings by other creditors pursuant to other relevant statutes in Ontario and in any other provinces or territories of Canada where filings in respect of the Canadian Debentures have been made, in each case, free from all prior security interests and third party rights and interests except as expressly permitted by any Loan Document.

         SECTION 5.1.14. Trademark Security Agreement. The Agents shall have received the Trademark Security Agreement, dated as of the Closing Date, duly executed and delivered by an Authorized Officer of each Obligor that has delivered the U.S. Pledge and Security Agreement.

         SECTION 5.1.15. Foreign Pledge Agreements. All Foreign Pledge Agreements shall have been duly executed and delivered by all parties thereto and shall remain in full force and effect, and all Liens granted to the Administrative Agent thereunder shall be duly perfected to provide the Administrative Agent with a security interest in and Lien on all collateral granted thereunder free and clear of other Liens, except to the extent consented to by the Agents.

         SECTION 5.1.16. Insurance. The Agents shall have received, with copies for each Lender, certified copies of the insurance policies (or binders in respect thereof), from one or more insurance companies reasonably satisfactory to the Agents, evidencing coverage required to be maintained pursuant to each Loan Document.

         SECTION 5.1.17. Mortgage. The Administrative Agent shall have received counterparts of each Mortgage, dated as of the date hereof, duly executed by each applicable Borrower and each other applicable Subsidiary Guarantor, together with

                  (a) evidence of the completion (or reasonably satisfactory arrangements for the completion) of all recordings and filings of each Mortgage as may be necessary or, in the reasonable opinion of the Agents, desirable effectively to create a valid, perfected first priority Lien against the properties purported to be covered thereby;

                  (b) updated mortgage lien searches with respect to certain properties described in clause (a) or as requested by the Agents; and

                  (c) such other approvals, opinions, or documents as the Agents may request each in form and substance satisfactory to the Agents.

         SECTION 5.1.18. Litigation. There shall exist no pending or threatened action, suit, investigation, litigation or proceeding in any court or before any arbitrator or governmental instrumentality which (x) purports to affect the consummation of the Transaction or the legality or validity of the Credit Agreement, any other Loan Document or any Material Document or (y) could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.1.19. Minimum EBITDA. The Company's EBITDA for the consecutive twelve month period ended September 30, 1999 shall be at least $93,900,000, including (i) EBITDA as reported of $62,800,000, (ii) transaction related accounting adjustments, prepared by the Company which are in accordance with Regulation S-X for Form S-1 Registration Statements of no less than $26,700,000 and (iii) other pro forma cost savings of no less than $4,400,000 which are reasonably satisfactory in form and substance to the Agents.

         SECTION 5.1.20. Corporate, Tax and Capital Structure. The tax structure (including Organic Documents), the Tax-Sharing Agreement, the shareholders agreements and the management of Holdings, Intermediate Holdings, the Company and their respective Subsidiaries both before and after the Transaction shall be reasonably satisfactory to the Syndication Agent in all respects. The corporate and capital structure of Holdings, Intermediate Holdings, the Company and such Subsidiaries shall be as set forth in Annex I hereto.

         SECTION 5.1.21. Approvals. All governmental, shareholder and third party consents (including Surface Transportation Board clearance) and approvals necessary or desirable in connection with the consummation of the Transaction, and the related financings and other transactions contemplated hereby shall have been duly obtained and all applicable waiting periods shall have expired, without any action being taken by any competent authority that could restrain, prevent or impose any materially adverse conditions on the Transaction, and no such law or regulation shall be applicable which in the judgment of the Syndication Agent could have any such effect.

         SECTION 5.1.22. Environmental Assessment. The Agents shall have received copies of an environmental assessment of the properties of the Company and its Subsidiaries, to be completed by Pilko & Associates, Inc. The results of such environmental assessment shall be reasonably satisfactory in form, scope and substance to the Agents.

         SECTION 5.1.23. Appraisal of Assets. The Agents shall have received copies of appraisals of the assets of the Company and its Subsidiaries performed by Mainline Management Services, Inc. and Norman W. Seip & Associates. The results of such appraisals shall be satisfactory in form, scope and substance to the Agents.

         SECTION 5.1.24. Foreign Acquisitions and Takeovers Act Approval. If Holdings, Intermediate Holdings or the Company is required to obtain an approval or an indication of non-objection under the Foreign Acquisitions and Takeovers Act 1975 of Australia or any real estate policy guidelines of the Commonwealth Government of Australia and/or an approval or certification of the Treasurer of Australia under the Foreign Acquisitions and Takeovers Regulations of Australia to enter into the Merger Agreement, or to give effect to the Transaction, the Company shall have provided to the Administrative Agent, and the Administrative Agent shall have received, copies of the application to obtain the approval or certification of the Treasurer of Australia or the statement of non-objection and copies of the relevant approval, certification or statement.

         SECTION 5.1.25. Delivery of Counterparts to the Intercreditor Agreement. The Agents shall have received counterparts of the Intercreditor Agreement, dated as of the date hereof, duly executed by each Lender and acknowledged by each Borrower.

         SECTION 5.2. All Credit Extensions. The obligation of each Lender and each Issuer to make any Credit Extension (including the initial Credit Extension) shall be subject to the satisfaction of each of the conditions precedent set forth below.

         SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

                  (a) the representations and warranties set forth in each Loan Document shall, in each case, be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

                  (b)  no Default shall have then occurred and be continuing.

         SECTION 5.2.2. Credit Extension Request, etc. Subject to Section 2.3.2, the Administrative Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by a Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by such Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct in all material respects.

         SECTION 5.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of Holdings or any of its Subsidiaries or any other Obligors shall be reasonably satisfactory in form and substance to the Agents and their counsel; the Agents and their counsel shall have received all information, approvals, opinions, documents or instruments as the Agents or their counsel may reasonably request.


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Secured Parties to enter into this Agreement and to make Credit Extensions hereunder, each of Holdings, Intermediate Holdings and the Company, jointly and severally, represents and warrants to each Secured Party as set forth in this Article.

         SECTION 6.1. Organization, etc. Holdings, Intermediate Holdings, each Borrower and each of the Restricted Subsidiaries is validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, is qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under each Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it, except such licenses, permits and approvals the failure of which to have could not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.2. Due Authorization, Non-Contravention, etc. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each of Holdings, Intermediate Holdings and each Borrower of each Loan Document executed or to be executed by it, the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it, Holdings', Intermediate Holdings' and the Company's and each such other Obligor's participation in the consummation of all aspects of the Transaction, and the execution, delivery and performance by Holdings, Intermediate Holdings and each Borrower or (if applicable) any Obligor of the agreements executed and delivered in connection with the Transaction are in each case within each such Person's powers, have been duly authorized by all necessary action, and do not

                  (a) contravene any (i) Obligor's Organic Documents, (ii) except as set forth in Item 6.2 of the Disclosure Schedule contractual restriction binding on or affecting any Obligor which contravention could reasonably be expected to have a Material Adverse Effect, (iii) court decree or order binding on or affecting any Obligor or (iv) law or governmental regulation binding on or affecting any Obligor which contravention could reasonably be expected to have a Material Adverse Effect; or

                  (b) result in, or require the creation or imposition of, any Lien on any Obligor's properties (except as permitted by this Agreement).

         SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, (except for U.C.C. and P.P.S.A. and other filings duly executed and delivered to the Administrative Agent or the Filing Agent, or for which other filing arrangements reasonably satisfactory to the Agents have been made, on the Closing Date) any Governmental Authority or other Person (other than those that have been, or on the Closing Date will be, duly obtained or made and which are, or on the Closing Date will be, in full force and effect) is required for the consummation of the Transaction or the due execution, delivery or performance by each of Holdings, Intermediate Holdings, any Borrower or any other Obligor of any Loan Document to which it is a party, or for the due execution, delivery and/or performance of Transaction Documents, in each case by the parties thereto or the consummation of the Transaction. Neither Holdings, Intermediate Holdings, the Company nor any of their respective Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 6.4. Validity, etc. This Agreement and the Transaction Documents to which it is a party constitute, and each other Loan Document executed by Holdings, Intermediate Holdings or a Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms; and each Loan Document executed by each other Obligor will, on the due execution and delivery thereof by such Obligor, constitute the legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

         SECTION 6.5. Financial Information. The financial statements of Holdings and its Subsidiaries furnished to the Agents and each Lender pursuant to Section 5.1.8 have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended, subject in the case of interim financial statements to normal year-end adjustments. All balance sheets, all statements of operations, shareholders' equity and cash flow and all other financial information of each of Holdings and its Subsidiaries furnished pursuant to Section 7.1.1 have been and will for periods following the Effective Date be prepared in accordance with GAAP consistently applied, and do or will present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended, subject in the case of interim financial statements to normal year-end adjustments.

         SECTION 6.6. No Material Adverse Change. There has been no material adverse change in the business, assets, condition (financial or otherwise), operations, performance, properties, or prospects of Holdings, Intermediate Holdings, the Company or any of the Restricted Subsidiaries since December 31, 1998.

         SECTION 6.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of Holdings, Intermediate Holdings, any Borrower or any of their respective Subsidiaries, threatened litigation, action, proceeding or labor controversy

                  (a) except as disclosed in Item 6.7 of the Disclosure Schedule, affecting Holdings or any of its Restricted Subsidiaries or any other Obligor, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect, and no material adverse development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed in Item 6.7; or

                  (b) which purports to affect the legality, validity or enforceability of any Loan Document, the Transaction Documents or the Transaction.

         SECTION 6.8. Subsidiaries. Neither Holdings, Intermediate Holdings nor the Company has any Subsidiaries, except those Subsidiaries

                  (a) which are identified in Item 6.8 of the Disclosure Schedule; or

                  (b) which are permitted to have been organized or acquired in accordance with Sections 7.2.5 or 7.2.10.

         SECTION 6.9. Ownership of Properties. Holdings, Intermediate Holdings, the Company and each of the Restricted Subsidiaries owns (i) in the case of real property, good and marketable fee title, leasehold, easement, right of way or other similar estate which is sufficient to permit such Person to operate as railroads and other business as currently operated or carried on without undue charge or expense, and (ii) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Liens permitted pursuant to Section 7.2.3.

         SECTION 6.10. Taxes. Holdings and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be due and owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 6.11. Pension and Welfare Plans. Except as disclosed in Item
6.11 of the Disclosure Schedule, during the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. Except as disclosed in Item 6.11 of the Disclosure Schedule, no condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by Holdings, the Company or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.11 of the Disclosure Schedule, neither Holdings, the Company nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA. Holdings has no nor will it have any Pension Plan.

         SECTION 6.12. Environmental Warranties. Except as set forth in Item
6.12 of the Disclosure Schedule:

                  (a) all facilities and property (including underlying groundwater) owned, leased, or operated upon (including all right of way easements) by Holdings or any of its Subsidiaries have been, and continue to be in material compliance with all Environmental Laws;

                  (b) there have been no past, and there are no pending or, to the best knowledge of the Company, threatened (i) claims, complaints, notices or requests for information received by Holdings, Intermediate Holdings, the Company or any of the Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii) complaints, notices or inquiries to Holdings or any of its Subsidiaries regarding potential liability under any Environmental Law;

                  (c) to the best knowledge of the Company, there have been no Releases of Hazardous Materials at, on or under any property now or previously owned, leased or operated upon (including all rights of way easements) by Holdings or any of its Subsidiaries that singly or in the aggregate have, or could reasonably be expected to have, a Material Adverse Effect;

                  (d) to the best knowledge of the Company, after all due inquiry Holdings and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters;

                  (e) to the best knowledge of the Company, no property now or previously owned or leased or operated upon (including all right of way easements) by Holdings or any of its Subsidiaries is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                  (f) to the best knowledge of the Company, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned, leased or operated upon (including all right of way easements) by Holdings or any of its Subsidiaries that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

                  (g) to the best knowledge of the Company, neither Holdings nor any Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against Holdings or such Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

                  (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned, leased or operated upon (including right of way easements) by Holdings or any Subsidiary that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect; and

                  (i) no conditions exist at, on or under any properties now or previously owned, leased or operated upon (including right of way easements) by Holdings or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would singly or in the aggregate give rise to liability under any Environmental Law which could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.13. Accuracy of Information. None of the factual information heretofore or contemporaneously furnished in writing to any Secured Party by or on behalf of any Obligor in connection with any Loan Document or any transaction contemplated hereby (including the

Transaction) contains any untrue statement of a material fact, or omits to state any material fact necessary to make any information not misleading in light of the circumstances under which made, and no other factual information hereafter furnished in connection with any Loan Document by or on behalf of any Obligor to any Secured Party will contain any untrue statement of a material fact or will omit to state any material fact necessary to make any information not misleading in light of the circumstances under which made on the date as of which such information is dated or certified.

         SECTION 6.14. Regulations U and X. No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or Regulation X. Terms for which meanings are provided in F.R.S. Board Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 6.15. Year 2000. Except as disclosed on Item 6.15 of the Disclosure Schedule, each Obligor has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address, the "Year 2000 Problem" (that is, the risk that computer applications used by such Obligor may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999). Based on such review and program, the Year 2000 Problem could not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.16. Issuance of Subordinated Debt; Status of Obligations as Senior Indebtedness, etc. The Company has the power and authority to incur the Subordinated Debt evidenced by the Subordinated Bridge Notes as provided for under the Subordinated Debt Documents applicable thereto and has duly authorized, executed and delivered the Subordinated Debt Documents applicable to such Subordinated Debt. The Company has issued, pursuant to due authorization, the Subordinated Debt evidenced by the Subordinated Bridge Notes under the applicable Subordinated Debt Documents, and such Subordinated Debt Documents constitute the legal, valid and binding obligations of the Company enforceable against it in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity). The subordination provisions of the Subordinated Bridge Notes contained in the applicable Subordinated Debt Documents are enforceable against the holders of such Subordinated Debt by the holder of any "Senior Indebtedness" or similar term referring to the Obligations (as defined in the Subordinated Debt Documents). All Obligations, including those to pay principal of and interest (including post-petition interest, whether or not allowed as a claim under bankruptcy or similar laws) on the Loans and Reimbursement Obligations, and fees and expenses in connection therewith, constitute "Senior Indebtedness" (or similar term) relating to the Obligations (as defined in the Subordinated Debt Documents) and all such Obligations are entitled to the benefits of the subordination created by the Subordinated Debt Documents. The Company acknowledges that each Agent, each Lender and each Issuer is entering into this Agreement and is extending its Commitments in reliance upon the subordination provisions of the Subordinated Debt Documents.

         SECTION 6.17. Solvency. The Transaction (including, among other things, the incurrence of the initial Credit Extension hereunder and the execution and delivery by the Guarantors of the Guarantees) will not involve or result in any fraudulent transfer or fraudulent conveyance under the provisions of Section 548 of the Bankruptcy Code (11 U.S.C. Section 101 et seq., as from time to time hereafter amended, and any successor or similar statute) or any applicable state law respecting fraudulent transfers or fraudulent conveyances. On the Closing Date, after giving effect to the Transaction (including, among other things, the incurrence of the initial Credit Extension hereunder and the execution and delivery by the Guarantors of the Guarantees), Holdings and its Subsidiaries, Intermediate Holdings and its Subsidiaries and the Company and the Restricted Subsidiaries, in each case taken as a whole, are Solvent.


                                   ARTICLE VII
                                    COVENANTS

         SECTION 7.1. Affirmative Covenants. Each of Holdings, Intermediate Holdings and each of the Borrowers agrees with each Lender, each Issuer and each Agent that until the Termination Date has occurred, such Obligor will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.

         SECTION 7.1.1. Financial Information, Reports, Notices, etc. Holdings, Intermediate Holdings and each Borrower will furnish or cause to be furnished to the Agents (with sufficient copies for each Lender) copies of the following financial statements, reports, notices and information:

                  (a) as soon as practicable, and in any event within thirty
         (30) days (or for calendar months ending on or prior to June 30, 2000 and for the last month of each Fiscal Quarter thereafter, forty-five
         (45) days) after the end of each calendar month in each Fiscal Year, the unaudited consolidated and consolidating statements of income of Holdings and its Subsidiaries for such fiscal month and for the period from the beginning of the then current Fiscal Year to the end of such fiscal month, setting forth in each case for each month beginning February 2001 in comparative form the corresponding figures for the corresponding calendar month of the previous Fiscal Year and the corresponding figures from the consolidated financial forecast for the current Fiscal Year delivered pursuant to Section 7.1.1(g), certified as complete and correct by the chief financial or accounting Authorized Officer of Holdings and including (in each case), in comparative form the figures for the corresponding calendar month in, and year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct by the chief financial or accounting Authorized Officer of Holdings;

                  (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, an unaudited consolidated and consolidating balance sheets of Holdings and its Subsidiaries as of the end of such Fiscal Quarter and the related consolidated and consolidating statements of income and cash flow of Holdings and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding figures from the consolidated financial forecast for the current Fiscal Year delivered pursuant to Section 7.1.1(g), certified as complete and correct by the chief financial or accounting Authorized Officer of Holdings and including (in each case), in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct by the chief financial or accounting Authorized Officer of Holdings; provided, however, that in lieu of delivery of such consolidated financial statements of Holdings and its Subsidiaries, Holdings may deliver instead a copy of its SEC Form 10-Q for such Fiscal Quarter;

          (c) as soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the consolidated and consolidating balance sheets of Holdings and its Subsidiaries, and the related consolidated and consolidating statements of income and cash flow of Holdings and its Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year and the corresponding figures from the consolidated financial forecasts for such Fiscal Year delivered pursuant to Section 7.1.1(g), audited (without any Impermissible Qualification), in the case of the consolidated financial statements by PWC or such other independent public accountants acceptable to the Agents, which shall include a calculation of the financial covenants set forth in Section 7.2.4 and stating that, in performing the examination necessary to deliver the audited financial statements of Holdings, no knowledge was obtained of any Event of Default and, in the case of all other financial statements certified by the chief financial or accounting Authorized Officer of Holdings; provided, however, that in lieu of delivery of such consolidated financial statements of Holdings and its Subsidiaries, Holdings may deliver instead a copy of its SEC Form 10-K for such Fiscal Year;

          (d) concurrently with the delivery of the financial information pursuant to clauses (a), (b) and (c), a Compliance Certificate, executed by the chief financial or accounting Authorized Officer of Holdings, showing compliance with the financial covenants set forth in Section 7.2.4 and stating that no Default has occurred and is continuing to the knowledge of a Responsible Officer (or, if a Default has occurred, specifying the details of such Default and the action that Holdings or an Obligor has taken or proposes to take with respect thereto);

          (e) as soon as possible and in any event within three Business Days after Holdings or any other Obligor obtains knowledge of the occurrence of a Default, a statement of an Authorized Officer of Holdings setting forth details of such Default and the action which Holdings or such Obligor has taken and proposes to take with respect thereto;

          (f) as soon as possible and in any event within three Business Days after Holdings or any other Obligor obtains knowledge of (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Item 6.7 of the Disclosure Schedule or (ii) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Section 6.7, notice thereof and, to the extent either Agent requests, copies of all documentation relating thereto;

          (g) no later than the last day of each Fiscal Year beginning with Fiscal Year 2000, (i) an annual business plan for the next Fiscal Year for each of Holdings and its Subsidiaries, substantially in the form of the business plan heretofore delivered to the Administrative Agent and the Lenders; and (ii) a consolidated and consolidating plan and financial forecast consisting of balance sheets, income statements and cash flow statements on a monthly basis for the next 12 months and on an annual basis for each Fiscal Year from such Fiscal Year through the 2007 Fiscal Year of Holdings and its Subsidiaries based upon facts and assumptions that Holdings believes to be reasonable in light of the then current and foreseeable business conditions (it being understood that actual results may differ from the projections);

          (h) promptly after the sending or filing thereof, copies of all reports, notices, prospectuses and registration statements which any Obligor files with the SEC or any national securities exchange;

          (i) promptly upon becoming aware of (i) the institution of any steps by any Person to terminate any Pension Plan, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that any Obligor furnish a bond or other security to the PBGC or such Pension Plan, or (iv) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any Obligor of any material liability, fine or penalty, notice thereof and copies of all documentation relating thereto;

          (j) promptly upon receipt thereof, copies of all "management letters" submitted to Holdings or any other Obligor by the independent public accountants referred to in clause (c) in connection with each audit made by such accountants;

          (k) promptly following the mailing or receipt of any notice, financial information or report delivered under the terms of any Subordinated Debt Document or Intermediate Holdings Asset Bridge Document that is not otherwise required to be delivered hereunder, copies of such notice, financial information or report;

          (l) within 20 days after the end of each calendar month, a certificate in substantially the form of Exhibit E-2, executed by the president, chief executive officer, treasurer, controller or chief financial Authorized Officer of Holdings showing the U.S. Dollar

         Equivalent of the aggregate outstanding principal amount of all Foreign Currency Revolving Loans, as of the end of such month, for (i) all Foreign Borrowers, taken as a whole, and (ii) each Foreign Borrower, individually; and

                  (m) such other financial and other information as any Lender or Issuer through the Administrative Agent or either Agent may from time to time reasonably request (including information and reports in such detail as either Agent may request with respect to the terms of and information provided pursuant to the Compliance Certificate).

         SECTION 7.1.2. Maintenance of Existence; Compliance with Laws, etc. Each of Holdings, Intermediate Holdings and each Borrower will, and will cause each of the Restricted Subsidiaries to,

                  (a) except as otherwise permitted by Section 7.2.10, preserve and maintain its legal existence; and

                  (b) comply in all material respects with all applicable laws, rules, regulations and orders, including the payment (before the same become delinquent), of all taxes, assessments and governmental charges imposed upon Holdings or its Subsidiaries or upon their property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of Holdings or its Subsidiaries, as applicable.

         SECTION 7.1.3. Maintenance of Properties. Each of Holdings, Intermediate Holdings and each Borrower will, and will cause each of the Restricted Subsidiaries to, maintain, preserve, protect and keep its and their respective properties whether owned, leased or operated upon (including right of way easements) in good repair, working order and condition (ordinary wear and tear excepted), and make necessary repairs, renewals and replacements so that the business carried on by Holdings and its Subsidiaries may be properly conducted at all times, unless Holdings or such Subsidiary determines in good faith that the continued maintenance of such property is no longer economically desirable.

         SECTION 7.1.4. Insurance. Each of Holdings, Intermediate Holdings and each Borrower will, and will cause each of the Restricted Subsidiaries to:

                  (a) maintain insurance on its property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as Holdings and its Subsidiaries; and

                  (b) all worker"s compensation, employer"s liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

Without limiting the foregoing, all insurance policies required pursuant to this Section shall (i) name the Administrative Agent on behalf of Secured Parties as mortgagee (in the case of property insurance) or additional insured (in the case of liability insurance), as applicable, and provide that no cancellation or modification of the policies will be made without thirty days' prior written notice to the Administrative Agent and (ii) be in addition to any requirements to maintain specific types of insurance contained in the other Loan Documents.

         SECTION 7.1.5. Books and Records. Each of Holdings, Intermediate Holdings and each of the Borrowers will, and will cause each of their respective Subsidiaries to, keep books and records in accordance with GAAP which accurately reflect all of its business affairs and transactions and permit each Secured Party or any of their respective representatives, at reasonable times and intervals upon reasonable notice to the Company and, in the case of the Agents, at the Company's expense, to visit each Obligor's offices, to discuss such Obligor's financial matters with its officers and employees, and its independent public accountants (and the Company hereby authorizes such independent public accountant to discuss the Company's and each Obligor's financial matters with each Secured Party or their representatives whether or not any representative of the Company or such Obligor is present) and to examine (and photocopy extracts from) any of its books and records. The Company shall pay any fees of such independent public accountant incurred in connection with any Secured Party's exercise of its rights pursuant to this Section.

         SECTION 7.1.6. Environmental Law Covenant. Each of Holdings, Intermediate Holdings and each of the Borrowers will, and will cause each of their respective Subsidiaries to,

                  (a) use and operate all of its and their facilities and properties owned, leased or operated upon (including right of way easements) in material compliance with all Environmental Laws, keep all necessary material permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws; and

                  (b) promptly notify the Agents and provide copies upon receipt of all written claims, complaints, notices or inquiries of a Governmental Authority relating to the condition of its facilities and properties whether owned, leased or operated upon (including right of way easements) in respect of, or as to compliance with, Environmental Laws, and shall promptly resolve any non-compliance with Environmental Laws and keep such property free of any Lien imposed by any Environmental Law.

         SECTION 7.1.7. Use of Proceeds. The Borrowers will apply the proceeds of the Credit Extensions as follows:

         (a)  apply the proceeds of the Loans

                           (i) in the case of the Term Loans, (A) to finance the
                  consummation of the Transaction, and (B) to pay the Expense Payments associated with the Transaction; provided, that the aggregate amount of such Expense Payments shall not exceed $36,000,000;

                           (ii) in the case of U.S. Revolving Loans and Swing
                  Line Loans, for post-Closing Date working capital and general corporate purposes of the Company and its Restricted Subsidiaries;

                           (iii) in the case of Canadian Loans, for post-Closing
                  Date working capital and general corporate purposes of the Canadian Borrower and its Restricted Subsidiaries; and

                           (iv) in the case of Australian Revolving Loans, for
                  post-Closing Date working capital and general corporate purposes of the Australian Borrower and its Restricted Subsidiaries; and

                  (b) use Letters of Credit only for purposes of supporting working capital and general corporate purposes of the Company and the Restricted Subsidiaries.

         SECTION 7.1.8. Future Guarantors, Security, etc. Each of Holdings, Intermediate Holdings and each Borrower will, and will cause each Domestic Subsidiary, Canadian Subsidiary and Australian Subsidiary to execute any documents, Financing Statements, agreements and instruments, and take all further action (including filing Mortgages) that may be required under applicable law, or that either Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Loan Documents. Each Borrower will cause any subsequently acquired or organized Domestic Subsidiary, Canadian Subsidiary and Australian Subsidiary to execute a Subsidiary Guaranty (or a supplement thereto) and each applicable Loan Document in favor of the relevant Secured Parties; provided, that no such Restricted Subsidiary that is a Domestic Subsidiary shall be required to pledge more than 65% of the Voting Stock of any directly held Foreign Subsidiary. In addition, from time to time, each of Holdings, Intermediate Holdings and each Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as either Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that (i) all of the Obligations shall be secured by, among other things, all of the Capital Stock of the Company and substantially all the assets of the Company and its Domestic Subsidiaries that are Restricted Subsidiaries); provided, that neither the Company nor any such Domestic Subsidiary shall be required to pledge more than 65% of the Voting Stock of any directly held Foreign Subsidiary, (ii) the Obligations of the Australian Borrower will also be secured by substantially all of the assets of the Australian Borrower and each of its Affiliates that is an Australian Restricted Subsidiary and is organized in, or a resident of, Australia and (iii) the Obligations of the Canadian Borrower will also be secured by substantially all of the assets of the Canadian

Borrower and each of its Affiliates that is a Canadian Restricted Subsidiary and is organized in, or a resident of, Canada, in each case including real and other properties acquired subsequent to the Effective Date. Such security interests and Liens will be created under the Loan Documents in form and substance satisfactory to the Agents, and each of Holdings and the Company shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Agents shall reasonably request to evidence compliance with this Section.

         SECTION 7.1.9. Rate Protection Agreements. Within 90 days following the Closing Date, the Company will enter into interest rate swap, cap, collar or similar arrangements designed to protect the Company against fluctuations in interest rates to the extent necessary to provide that at least 50% of the aggregate principal amount then outstanding of Term Loans and Indebtedness permitted under clause (g) of Section 7.2.2 is subject to a fixed interest rate (after giving effect to each such arrangement) for a minimum period of two years from the date of such determination (but not beyond the Stated Maturity Date of the Term B Loans), with the terms and conditions of such arrangement being reasonably satisfactory to the Agents.

         SECTION 7.1.10. Use of Proceeds of Holdings Disposition of Capital Stock or Assets. Immediately upon the Disposition of any of its Capital Stock by Holdings, Holdings shall use the Net Equity Proceeds therefrom (calculated without giving effect to clause (b)(ii) of the definition of Net Equity Proceeds) to (i) redeem or prepay Intermediate Holdings Asset Bridge Notes and
(ii) make a capital contribution to the common equity of the Company in an amount equal to the remaining balance of such Net Equity Proceeds. Immediately upon the receipt of the net proceeds of any Disposition of Kalyn/Siebert, Intermediate Holdings shall immediately make an equity contribution of such net proceeds to the common equity of the Company to the extent such net proceeds are not used to prepay or redeem Intermediate Holdings Asset Bridge Notes and use the proceeds of such a capital contribution to make a prepayment of Term Loans pursuant to clause (a) of Section 3.1.1.

         SECTION 7.1.11. RailAmerica Limited Pty Limited Constitution. The Company undertakes to procure the delivery to the Administrative Agent of a certified copy of the constitution of RAPL on the first day following the date of the Australian Equitable Mortgage of Shares No.2.

         SECTION 7.2. Negative Covenants. Each of Holdings, Intermediate Holdings and each Borrower covenants and agrees with each Lender, each Issuer and each Agent that until the Termination Date has occurred, Holdings, Intermediate Holdings and each Borrower will, and will cause the Restricted Subsidiaries to, perform or cause to be performed the obligations set forth below.

         SECTION 7.2.1. Business Activities. (a) Each Borrower will not, and each of Holdings, Intermediate Holdings and each Borrower will not permit any of the Restricted Subsidiaries to, engage in any business activity except those business activities engaged in on the date of this Agreement and activities reasonably incidental thereto.

                  (b) Holdings will not engage in any business activity other than (i) its direct ownership of the Capital Stock of Intermediate Holdings and its indirect ownership of the Capital Stock of the Company, Kalyn/Siebert, the Canadian Borrower, the Australian Borrower and each Subsidiary of each Borrower,
(ii) its employment and provision of benefits to certain employees, including certain former employees of RailTex and (iii) its compliance with the obligations applicable to it under the Loan Documents and the Transaction Documents.

                  (c) Intermediate Holdings will not engage in any business activity other than (i) its direct ownership of the Capital Stock of the Company and its indirect ownership of the Capital Stock of the Canadian Borrower, the Australian Borrower and each Subsidiary of each Borrower, (ii) its ownership of Kalyn/Siebert and (iii) its compliance with the obligations applicable to it under the Loan Documents and the Transaction Documents.

         SECTION 7.2.2. Indebtedness. Each of Holdings, Intermediate Holdings and each Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, other than:

                  (a)  Indebtedness in respect of the Obligations;

                  (b) until the Closing Date, Indebtedness that is to be repaid in full as further identified in Item 7.2.2(b) of the Disclosure Schedule;

                  (c) in the case of Holdings, the Borrowers and the Restricted Subsidiaries, Indebtedness existing as of the Effective Date which is identified in Item 7.2.2(c) of the Disclosure Schedule, and refinancing of such Indebtedness (other than the Holdings Convertible Subordinated Notes);

                  (d) in the case of the Company and the Restricted Subsidiaries, unsecured Indebtedness of the Company and the Restricted Subsidiaries (i) incurred in the ordinary course of business of the Company and the Restricted Subsidiaries (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the Company or such Restricted Subsidiary) and (ii) in respect of performance, surety or appeal bonds provided in the ordinary course of business, but excluding (in each case), Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect thereof;

                  (e) in the case of the Company and the Restricted Subsidiaries, Indebtedness of the Company and the Restricted Subsidiaries (i) in respect of industrial revenue bonds or other similar governmental or municipal bonds, (ii) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of equipment of the Company and the Restricted Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of the Company and the Restricted Subsidiaries (provided, that such Indebtedness is incurred within 60 days of the acquisition of such property) and
(iii) Capitalized Lease Liabilities; provided, that the aggregate amount of all Indebtedness outstanding pursuant to this clause (e) shall not at any time exceed $10,000,000;

                  (f) Indebtedness of any Subsidiary owing to the Company or any other Restricted Subsidiary, which Indebtedness

                           (i) shall, if payable to the Company or a Domestic
                  Subsidiary, be evidenced, if requested by the Administrative Agent, by one or more promissory notes in form and substance satisfactory to the Agents, duly executed and delivered in pledge to the Administrative Agent pursuant to a Loan Document, and shall not be forgiven or otherwise discharged for any consideration other than payment in full or in part in cash (provided, that only the amount repaid in part shall be discharged); and

                           (ii) if incurred by a Foreign Subsidiary owing to the
                  Company or a Domestic Subsidiary Guarantor, shall not (when aggregated with the amount of Investments made by the Company and such Subsidiary Guarantors in Foreign Subsidiaries under clause (e)(ii) of Section 7.2.5) at any time exceed $5,000,000 for all such Subsidiaries;

                  (g) unsecured Subordinated Debt of the Company evidenced by the Subordinated Bridge Notes incurred pursuant to the terms of the Subordinated Debt Documents in a principal amount not to exceed $95,000,000, and unsecured Contingent Liabilities of the Guarantors in respect of such Subordinated Debt, but only if such Contingent Liabilities are subordinated to the Obligations on substantially the same terms as the Subordinated Debt of the Company is subordinated to the Obligations and (in each case), and the Permanent Financing Debt which shall satisfy the terms of the definition of "Subordinated Debt";

                  (h) Indebtedness of a Person existing at the time such Person became a Subsidiary of the Company in an aggregate amount of all such Persons not to exceed $10,000,000, but only to the extent that such Indebtedness was not created or incurred in contemplation of such Person becoming a Subsidiary; and

                  (i) Indebtedness of the Company and the Restricted Subsidiaries owing to a Governmental Authority, bearing a low interest rate or subsidized interest rate in an aggregate principal amount not to exceed $5,000,000 per loan or $15,000,000 at any time outstanding;

                  (j) other Indebtedness of the Company and its Subsidiaries (other than Indebtedness of Foreign Subsidiaries owing to the Company or any of its Domestic Subsidiaries) in an aggregate principal amount at any time outstanding not to exceed $10,000,000 in aggregate principal amount;

                  (k) secured Indebtedness of Intermediate Holdings evidenced by the Intermediate Holdings Asset Bridge Notes incurred pursuant to the terms of the Intermediate Holdings Asset Bridge Documents in an initial principal amount not to exceed $55,000,000;

                  (l) Indebtedness of the Company and any of its Subsidiaries incurred in connection with "fuel rate hedging agreements" entered into by the Company or any of its Subsidiaries in the ordinary course of business and not for speculative purposes in an aggregate notional amount not to exceed $15,000,000 at any time outstanding; and

                  (m) Indebtedness of the Company and the Restricted Subsidiaries incurred in respect of Synthetic Leases not to exceed $5,000,000 at any time outstanding.

provided, however, that no Indebtedness otherwise permitted by clauses (e),
(f)(ii), (h), (i), (j), (l) or (m) shall be assumed or otherwise incurred if a Specified Default has occurred and is then continuing or would result therefrom.

         SECTION 7.2.3. Liens. Each of Holdings, Intermediate Holdings and each Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of its property (including Capital Stock of any Person), revenues or assets, whether now owned or hereafter acquired, except:

                  (a)  Liens securing payment of the Obligations;

                  (b) until the Closing Date, Liens securing payment of Indebtedness of the type described in clause (b) of Section 7.2.2;

                  (c) Liens existing as of the Effective Date and disclosed in
         Item 7.2.3(c) of the Disclosure Schedule securing Indebtedness described in clause (c) of Section 7.2.2, and refinancings of such Indebtedness; provided, that no such Lien shall encumber any additional property and the amount of Indebtedness secured by such Lien is not increased from that existing on the Effective Date (as such Indebtedness may have been permanently reduced subsequent to the Effective Date);

                  (d) Liens securing Indebtedness of the type permitted under clause (e) of Section 7.2.2; provided, that (i) such Lien is granted within 60 days after such Indebtedness is incurred, (ii) the Indebtedness secured thereby does not exceed 100% of the lesser of the cost or the fair market value of the applicable property, improvements or equipment at the time of such acquisition (or construction) and
         (iii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause;

                  (e) Liens securing Indebtedness of the type permitted under clause (i) of Section 7.2.2; provided, that such Indebtedness may be secured (i) on a first lien basis by the assets that are subject to the Indebtedness referred to in clause (i) of Section 7.2.2 and (ii) by a second lien on other fixed assets of such Person with an aggregate value (determined at the greater of the cost or the fair market value thereof) not to exceed the principal amount of the applicable Loan less the value of the assets secured by the first lien;

                  (f) Liens securing Indebtedness permitted by clause (h) of
         Section 7.2.2; provided, that such Liens existed prior to such Person becoming a Subsidiary, were not created in anticipation thereof and attach only to specific tangible assets of such Person (and not assets of such Person generally);

                  (g) Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (h) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;

                  (i) judgment Liens in existence for less than 45 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under Section 8.1.6;

                  (j) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value for railroad property or use of the property to which such Lien is attached;

                  (k) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; and

                  (l) Liens on the Intermediate Holdings Excluded Assets securing Indebtedness under the Intermediate Holdings Asset Bridge Notes.

         SECTION 7.2.4. Financial Covenants. The Company and the Restricted Subsidiaries will not permit to occur any of the events set forth below.

             (a) The Company and the Restricted Subsidiaries will not permit the Leverage Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:

                                                       Leverage
         Period                                           Ratio
         -------                                       ---------

         Closing Date to 3/31/00                       5.25:1.00

         4/1/00 to 6/30/00                             5.00:1.00

         7/1/00 to 9/30/00                             4.75:1.00

         10/1/00 to 12/31/00                           4.50:1.00

         1/1/01 to 3/31/01                             4.25:1.00

         4/1/01 to 12/31/01                            4.00:1.00

         1/1/02 to 6/30/02                             3.75:1.00

         7/1/02 to 12/31/02                            3.50:1.00

         1/1/03 to 6/30/03                             3.25:1.00

         7/1/03 to 12/31/03                            3.00:1.00

         1/1/04 to 6/30/04                             2.75:1.00

         7/1/04 to 12/31/04                            2.50:1.00

         1/1/05 to 6/30/05                             2.25:1.00

         7/1/05 to 12/31/05                            2.00:1.00

         1/1/06 to 6/30/06                             1.75:1.00

         7/1/06 and thereafter                         1.50:1.00


                  (b) The Company and the Restricted Subsidiaries will not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:


                                                      Fixed Charge
         Period                                      Coverage Ratio
         ------                                      --------------
         Closing date to 6/30/00                        1.25:1.0

         7/1/00 and thereafter                          1.30:1.0


                  (c) The Company and the Restricted Subsidiaries will not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:

                                                    Interest Coverage
         Period                                          Ratio
         ------                                    -----------------
         Closing Date to 6/30/00                       1.75:1.00

         7/1/00 to 12/31/00                            2.00:1.00

         1/1/01 to 12/31/01                            2.25:1.00

         1/1/02 to 6/30/02                             2.35:1.00

         7/1/02 to 6/30/03                             2.50:1.00

         7/1/03 to 12/31/03                            2.75:1.00

         1/1/04 to 12/31/04                            3.00:1.00

         1/1/05 to 6/30/05                             3.25:1.00

         7/1/05 and thereafter                         3.50:1.00

                  (d) Holdings and its Subsidiaries (other than Ferronor and Kalyn/Siebert) will not permit their Net Worth as of the last day of any Fiscal Quarter to be less than the sum of (i) $100,000,000 plus
         (ii) the sum of the Net Income for each Fiscal Quarter ending after the Closing Date and ending on or before such date of measurement in which the Net Income was positive, multiplied by 75%.

         SECTION 7.2.5. Investments. Each of Holdings, Intermediate Holdings and each Borrower will not, and will not permit any of the Restricted Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

                  (a) Investments existing on the Effective Date and identified in Item 7.2.5(a) of the Disclosure Schedule;

                  (b)  Cash Equivalent Investments;

                  (c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                  (d)  Investments permitted as Capital Expenditures pursuant to
         Section 7.2.7;

                  (e) Investments by way of contributions to capital or purchases of Capital Stock (i) by Holdings, Intermediate Holdings or Intermediate Holdings in the Company, (ii) by the Company in any Restricted Subsidiary or by any Subsidiary in other Restricted Subsidiaries; provided, that the aggregate amount of intercompany loans made pursuant to clause (f)(ii) of Section 7.2.2 and Investments under this clause made by the Company and Domestic Subsidiary

         Guarantors in Subsidiaries that are not Domestic Subsidiary Guarantors shall not exceed $5,000,000 at any time, or (iii) by any Subsidiary in the Company;

                  (f) Investments by Subsidiaries of Holdings constituting (i) accounts receivable arising, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

                  (g) Investments by the Company or any Restricted Subsidiary by way of the acquisition of Capital Stock constituting Permitted Acquisitions in an amount not to exceed $20,000,000 in any one transaction, but in any event not to exceed $50,000,000 over the term of this Agreement; provided, that (i) such Investments shall result in the acquisition of a wholly owned Subsidiary and (ii) upon making such Investments, the provisions of Section 7.1.8 are complied with;

                  (h) Investments consisting of any deferred portion of the sales price received by the Company or any Restricted Subsidiary in connection with any Disposition permitted under Section 7.2.11; and

                  (i) other Investments by the Company or any Restricted Subsidiary in an amount not to exceed $5,000,000 over the term of this Agreement;

provided, however, that

                  (j) any Investment which when made complies with the requirements of clauses (a), (b) or (c) of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

                  (k) no Investment otherwise permitted by clauses (d), (e)(i),
         (g) or (i) shall be permitted to be made if any Specified Default has occurred and is continuing or would result therefrom.

Notwithstanding any other provision of this Section 7.2.5, contributions by the Company to Ferronor which are then paid as interest, principal or agent fees pursuant to the Ferronor Loan Documents shall not constitute Investments for so long as the Participation Agreement as referred to in clause (iii) of the definition of Ferronor Loan Documents is in effect.

         SECTION 7.2.6. Restricted Payments, etc. Each of Holdings, Intermediate Holdings and each Borrower will not, and will not permit any of the Restricted Subsidiaries to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than (a) Restricted Payments made by Subsidiaries to the Company or wholly owned Subsidiaries of the Company and (b) the Company may make Restricted Payments to Intermediate Holdings and Intermediate Holdings may make Restricted Payments to Holdings in amounts sufficient to pay (i) so long as no Specified Default has occurred and is continuing or would be created thereby, required semi-annual dividends on and any mandatory redemption of Holdings" Convertible Preferred Stock as in effect on the date hereof, (ii) so long as no Specified Default has occurred and is continuing or would be created thereby, scheduled payments of interest on and, when due, principal of Holdings" Convertible Subordinated Notes, (iii) salaries, wages, employee benefits and direct expenses for Holdings" employees, (iv) insurance, (v) public company expenses, including but not limited to, accounting fees, director's fees, legal fees and printing fees and related expenses, (vi) payments under the Tax Sharing Agreement, (vii) so long as no Specified Default has occurred and is continuing or would be created thereby, up to $4,000,000 per Fiscal Year (including up to $2,000,000 per year to buyback Holdings" common stock under Holdings" stock buyback program) for various other expenses and (viii) payments on the Intermediate Holdings Asset Bridge Notes to the extent permitted by clause (c) of Section 7.2.8.

         SECTION 7.2.7. Capital Expenditures, etc. (a) Subject (in the case of Capitalized Lease Liabilities), to clause (e) of Section 7.2.2, each of Holdings, Intermediate Holdings and each Borrower will not, and will not permit any of the Restricted Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year which aggregate in excess of the amount (the "Base Amount") set forth below opposite such Fiscal Year:

                                                            Capital
                Period                                 Expenditure Amount
            --------------                             ------------------
          1/1/00 to 12/31/00                                $54,500,000
          1/1/01 to 12/31/01                                $54,500,000
          1/1/02 to 12/31/02                                $53,000,000
          1/1/03 to 12/31/03                                $54,000,000
          1/1/04 to 12/31/04                                $55,000,000
          1/1/05 to 12/31/05                                $56,000,000
          1/1/06 to 12/31/06                                $57,000,000

provided, however, that, to the extent the Base Amount exceeds the aggregate amount of Capital Expenditures actually made during such Fiscal Year, such excess amount (up to an aggregate of 50% of the amount of the Base Amount for such Fiscal Year) may be carried forward to (but only to) the next succeeding Fiscal Year (any such amount to be certified by Holdings to the Agents in the Compliance Certificate delivered for the last Fiscal Quarter of such Fiscal Year, and any such amount carried forward to a succeeding Fiscal Year shall be deemed to be used prior to the Company and the Restricted Subsidiaries using the Base Amount for such succeeding Fiscal Year, without giving effect to such carry-forward). Holdings and Intermediate Holdings shall not incur any Capital Expenditures.

                  (b) The parties acknowledge and agree that the permitted Capital Expenditure level set forth in clause (a) above shall be exclusive of the amount of Capital Expenditures actually made with Casualty Proceeds or Net Disposition Proceeds that are reinvested by the Company or any of the Restricted Subsidiaries, after the Closing Date and specifically identified in a certificate delivered by an Authorized Officer of the Company to the Agents on or about the time such reinvestment is made (but in any event prior to the time of the Capital Expenditure made with such reinvestment).

         SECTION 7.2.8. No Prepayment of Certain Debt. Each of Holdings, Intermediate Holdings and each Borrower will not, and will not permit any of the Restricted Subsidiaries to,

                  (a) other than pursuant to a Permanent Financing of the Subordinated Bridge Notes make any payment or prepayment of principal of, or premium or interest on, any Subordinated Debt (i) other than the stated, scheduled date for payment of interest set forth in the applicable Subordinated Debt Documents (it being understood and agreed that for purposes of this clause (a), the only stated, scheduled date for payment of principal on the Subordinated Bridge Notes shall be the date which is six months following the Stated Maturity Date for the Term B Loans); provided, that, the Company may not pay cash interest on the Subordinated Bridge Notes at a rate in excess of 15% per annum or
         (ii) which would violate the terms of this Agreement or the applicable Subordinated Debt Documents or (iii) other than the scheduled payments of interest on and, when due, principal of Holdings" Convertible Subordinated Notes to the extent permitted by clause (b)(ii) of Section 7.2.6;

                  (b) redeem, retire, purchase, defease or otherwise acquire any Subordinated Debt;

                  (c) redeem, retire, purchase or defease any Intermediate Holdings Asset Bridge Notes other than from (i) the net proceeds of a Disposition of Intermediate Holdings Excluded Assets or (ii) the net proceeds of a Disposition of QRC or (iii) that portion of (x) Net Equity Proceeds arising from a Disposition of Capital Stock of Holdings not required to be used to prepay Loans pursuant to clause (h) of
         Section 3.1.1 or (y) Excess Cash Flow not required to be used to prepay Loans pursuant to clause (g) of Section 3.1.1 in an amount not to exceed the lesser of $10,000,000 and then outstanding Indebtedness evidenced by the Intermediate Holdings Asset Bridge Notes or (iv) that portion of the Net Debt Proceeds of the Permanent Financing Debt that is permitted to be used to redeem or prepay the Intermediate Holdings Asset Bridge Notes in an aggregate amount not to exceed the lesser of
         (x) $10,000,000 or (y) the then outstanding Indebtedness evidenced by the Intermediate Holdings Asset Bridge Notes; or

                  (d) make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes.

Furthermore, neither Holdings, Intermediate Holdings, the Company nor any Restricted Subsidiary will designate any Indebtedness other than the Obligations as "Designated Senior Debt" (or any analogous term) in any Subordinated Debt Document.

         SECTION 7.2.9. Capital Stock of Subsidiaries. Each of Intermediate Holdings and the Borrowers will not, and will not permit any of the Restricted Subsidiaries to, (i) issue any Capital Stock (whether for value or otherwise) to any Person other than (x) in the case of any Restricted Subsidiary, to the Company or another wholly owned Restricted Subsidiary of the Company or (y) in the case of the Company, to Intermediate Holdings or (z) in the case of Intermediate

Holdings, to Holdings or (ii) become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any Capital Stock of Holdings, any Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Capital Stock.

         SECTION 7.2.10. Consolidation, Merger, etc. Each of Holdings, Intermediate Holdings and the Borrowers will not, and will not permit any of the Restricted Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division thereof), except

                  (a) any Restricted Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Company or any other Restricted Subsidiary (provided, however, that a Domestic Subsidiary Guarantor may only liquidate or dissolve into, or merge with and into, the Company or another Domestic Subsidiary Guarantor), and the assets or Capital Stock of any Subsidiary may be purchased or otherwise acquired by the Company or any other Restricted Subsidiary (provided, however, that the assets or Capital Stock of any Domestic Subsidiary Guarantor may only be purchased or otherwise acquired by the Company or another Domestic Subsidiary Guarantor); provided, further, that in no event shall any Pledged Subsidiary consolidate with or merge with and into any Subsidiary (other than another Subsidiary the Capital Stock of which is pledged to the Administrative Agent for the benefit of the same Secured Parties to which the Capital Stock of such Pledged Subsidiary are pledged) unless after giving effect thereto, the Administrative Agent shall have a perfected pledge of, and security interest in and to, at least the same percentage of the issued and outstanding interests of Capital Stock (on a fully diluted basis) of the surviving Person as the Administrative Agent had immediately prior to such merger or consolidation in form and substance satisfactory to the Agents and its counsel, pursuant to such documentation and opinions as shall be necessary in the opinion of the Agents to create, perfect or maintain the collateral position of the Secured Parties therein; and

                  (b) so long as no Specified Default has occurred and is continuing or would occur after giving effect thereto, the Company or any of its Subsidiaries may (to the extent permitted by clause (g) of Section 7.2.5) purchase all or substantially all of the assets or Capital Stock of any Person (or any division thereof), or acquire such Person by merger.

         SECTION 7.2.11. Permitted Dispositions. Each of Holdings, Intermediate Holdings and each Borrower will not, and will not permit any of the Restricted Subsidiaries to, Dispose of any of such Obligor's or such Restricted Subsidiaries' assets (including accounts receivable and Capital Stock of Subsidiaries) to any Person in one transaction or series of transactions unless such Disposition is either (a) inventory Disposed of in the ordinary course of its business or is of obsolete or worn-out property, (b) permitted by Section 7.2.10, (c) in the case of Intermediate Holdings, the Intermediate Holdings Excluded Assets so long as the net proceeds thereof are used to redeem or retire Intermediate Holdings Asset Bridge Notes and then to pay Term Loans, (d) is between the Company and Domestic Restricted Subsidiaries, between Canadian Restricted Subsidiaries, between Australian Restricted Subsidiaries or between Domestic Restricted Subsidiaries, (e) a Disposition of the Capital Stock of QRC so long as an amount equal to the net proceeds thereof are used to redeem or retire Intermediate Holdings Asset Bridge Notes and then to pay Term Loans, or (f) a Disposition for fair market value (which does not constitute a Disposition of all or a substantial part of the Company's and its Subsidiaries' assets, taken as a whole)(provided that the consideration to be received by the Company or the Restricted Subsidiaries is at least 75% cash and the aggregate value (to be determined by the greater of net book value or the fair market value) is not to exceed $20,000,000 in the aggregate in any Fiscal Year and $40,000,000 in the aggregate for the term of this Agreement and the Net Disposition Proceeds are applied pursuant to clause (f) of Section 3.1.1.

         SECTION 7.2.12. Modification of Certain Agreements. Each of Holdings, Intermediate Holdings and each Borrower will not, and will not permit any of the Restricted Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in,

                  (a) the Subordinated Debt Documents or the Intermediate Holdings Asset Bridge Documents, as the case may be, other than any amendment, supplement, waiver or modification for which no fee is payable to the holders of the Subordinated Debt or the Intermediate Holdings Asset Bridge Notes, as the case may be, and which (i) extends the date or reduces the amount of any required repayment, prepayment or redemption of the principal of such Subordinated Debt, (ii) reduces the rate or extends the date for payment of the interest, premium (if any) or fees payable on such Indebtedness or (iii) makes the covenants, events of default or remedies in such Subordinated Debt Documents or Intermediate Holdings Asset Bridge Documents, as the case may be, less restrictive on Holdings, Intermediate Holdings or the Company, as the case may be; or

                  (b)  any of the Transaction Documents.

         SECTION 7.2.13. Transactions with Affiliates. Each of Holdings, Intermediate Holdings and each Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any of its other Affiliates (other than a Restricted Subsidiary) or with Ferronor or Kalyn/Siebert, unless such arrangement, transaction or contract (i) is on fair and reasonable terms no less favorable to Holdings and Intermediate Holdings, the Company or such Restricted Subsidiary than it could obtain in an arm's-length transaction with a Person that is not an Affiliate and (ii) is of the kind which would be entered into by a prudent Person in the position of Holdings, the Company or such Restricted Subsidiary with a Person that is not one of its Affiliates or unless such arrangement, transaction, or contract is
(i) an Investment made in accordance with Section 7.2.5, (ii) is between the Company and Domestic Restricted Subsidiaries, between Canadian Restricted Subsidiaries, between Australian Restricted Subsidiaries, or between Domestic Restricted Subsidiaries or (iii) pursuant to the Ferronor Loan Documents.

         SECTION 7.2.14. Restrictive Agreements, etc. Each of Holdings, Intermediate Holdings and each Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any agreement prohibiting

                  (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired;

                  (b) the ability of any Obligor to amend or otherwise modify any Loan Document; or

                  (c) the ability of any Restricted Subsidiary to make any payments, directly or indirectly, to the Company, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.

The foregoing prohibitions shall not apply to restrictions contained (i) in any Loan Document, any of the Subordinated Debt Documents, or any of the Intermediate Holdings Asset Bridge Documents or (ii) in the case of clause (a), any agreement governing any Indebtedness permitted by clause (e) of Section
7.2.2 as to the assets financed with the proceeds of such Indebtedness.

         SECTION 7.2.15. Sale and Leaseback. Each of Holdings, Intermediate Holdings and each Borrower will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly enter into any agreement or arrangement ("Sale Leasebacks") providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person other than Sale Leasebacks for fair market value provided that the consideration to be received is solely comprised of cash and the aggregate value (to be determined by the greater of net book value or the fair market value thereof) does not exceed $10,000,000 in any Fiscal Year and $20,000,000 in the aggregate for the term of this Agreement and the Net Disposition Proceeds are applied pursuant to clause
(f) of Section 3.1.1.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

         SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Article shall constitute an "Event of Default".

         SECTION 8.1.1. Non-Payment of Obligations. Any Borrower shall default in the payment or prepayment when due of

                  (a) any principal of any Loan, or any Reimbursement Obligation or any deposit of cash for collateral purposes pursuant to Section 2.6.4;

                  (b) any interest on any Loan or Reimbursement Obligation and such default shall continue unremedied for a period of three Business Days after such amount was due; or

                  (c) any fee described in Article III or any other monetary Obligation, and such default shall continue unremedied for a period of three Business Days after such amount was due.

         SECTION 8.1.2. Breach of Warranty. Any representation or warranty of any Obligor made or deemed to be made in any Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made or deemed to have been made in any material respect.

         SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. Holdings, Intermediate Holdings or any Borrower shall default in the due performance or observance of any of its obligations under Section 7.1.1(e),
Section 7.1.7, Section 7.1.10 or Section 7.2.

         SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained in any Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to Holdings, Intermediate Holdings or the Company by either Agent or any Lender.

         SECTION 8.1.5. Default on Other Indebtedness. A default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness (other than Indebtedness described in Section 8.1.1) of Holdings, Intermediate Holdings or the Company or any of the Restricted Subsidiaries or any other Obligor having a principal or stated amount, individually or in the aggregate, in excess of $5,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity.

         SECTION 8.1.6. Judgments. Any judgment or order for the payment of money individually or in the aggregate in excess of $5,000,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order) shall be rendered against Holdings, Intermediate Holdings or the Company or any of the Restricted Subsidiaries or any other Obligor and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 30 days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order.

         SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

                  (a) the institution of any steps by Holdings, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, Holdings or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $1,000,000; or

                  (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

         SECTION 8.1.8. Change in Control.  Any Change in Control shall occur.

         SECTION 8.1.9. Bankruptcy, Insolvency, etc. Holdings, Intermediate Holdings, the Company or any of the Restricted Subsidiaries or any other Obligor shall

                  (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

                  (b) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiescence in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; provided, that Holdings, Intermediate Holdings, the Company each Restricted Subsidiary and each other Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

                  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by Holdings, Intermediate Holdings, the Company any Restricted Subsidiary or any Obligor, such case or proceeding shall be consented to or acquiesced in by Holdings, Intermediate Holdings, the Company such Restricted Subsidiary or such Obligor, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided, that Holdings, Intermediate Holdings, each Restricted Subsidiary and each Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

                  (e) take any action authorizing, or in furtherance of, any of the foregoing.

         SECTION 8.1.10. Impairment of Security, etc. Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien.

         SECTION 8.1.11. Failure of Subordination. Unless otherwise waived or consented to by the Agents, all of the Lenders and the Issuers in writing, the subordination provisions relating to any Subordinated Debt (the "Subordination Provisions") shall fail to be enforceable by the Agents, the Lenders and the Issuers in accordance with the terms thereof, or the monetary Obligations shall fail to constitute "Senior Indebtedness" (or similar term) referring to the Obligations; or Holdings, the Company or any of their respective Restricted Subsidiaries shall, directly or indirectly, disavow or contest in any manner (i) the effectiveness, validity or enforceability of any of the Subordination Provisions, (ii) that the Subordination Provisions exist for the benefit of the Agents, the Lenders and the Issuers or (iii) that all payments of principal of or premium and interest on the Subordinated Debt, or realized from the liquidation of any property of any Obligor, shall be subject to any of such Subordination Provisions.

         SECTION 8.1.12. Failure to Refinance or Extend the Subordinated Bridge Notes. The Company shall have failed to consummate a Permanent Financing of Indebtedness in respect of the Subordinated Bridge Notes prior to the Maturity Date (as defined in the Securities Purchase Agreement, the "Bridge Note Maturity Date") and the Administrative Agent shall not have received, prior to the Bridge Note Maturity Date, evidence satisfactory to it that the maturity of the Subordinated Bridge Notes will, effective on the Bridge Note Maturity Date, be extended to the date that is at least six months following the Stated Maturity Date for the Term B Loans.

         SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to Holdings or any Borrower shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations) shall automatically be and become immediately due and payable, without notice or demand to any Person and each Obligor shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings.

         SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section
8.1.9 with respect to Holdings or any Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrowers declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and the Company shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings.


                                   ARTICLE IX
                            THE ADMINISTRATIVE AGENT

         SECTION 9.1. Actions. Each Lender hereby appoints DLJ as its Syndication Agent and The Bank of Nova Scotia as Administrative Agent under and for purposes of each Loan Document. Each Lender authorizes each Agent to act on behalf of such Lender under each Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agents (with respect to which each Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each Agent, pro rata according to such Lender's proportionate Total Exposure Amount, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, such Agent in any way relating to or arising out of any Loan Document, including reasonable attorneys' fees, and as to which such Agent is not reimbursed by Holdings or the Company; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from such Agent's gross negligence or wilful misconduct. Neither Agent shall be required to take any action under any Loan Document, or to prosecute or defend any suit in respect of any Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of either Agent shall be or become, in such Agent's determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         SECTION 9.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified in writing by any Lender by 3:00 p.m. on the Business Day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and Holdings and the Company severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the applicable Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing (in the case of a Borrower) and (in the case of a Lender), at the

Federal Funds Rate for the first two Business Days after which such amount has not been repaid, and thereafter at the interest rate applicable to Loans comprising such Borrowing.

         SECTION 9.3. Exculpation. Neither Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under any Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of any Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Obligor of its Obligations. Any such inquiry which may be made by either Agent shall not obligate it to make any further inquiry or to take any action. The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent believes to be genuine and to have been presented by a proper Person.

         SECTION 9.4. Successor. The Syndication Agent may resign as such upon one Business Day's notice to the Borrowers and the Administrative Agent. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to Holdings and the Borrowers and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any state thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $250,000,000; provided, however that if, such retiring Administrative Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth in above, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor as provided for above. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under the Loan Documents, and Section 11.3 and Section 11.4 shall continue to inure to its benefit. If the Syndication Agent shall resign, then all actions required to be taken by or consented to by the Agents shall only be required to be taken or consented to, as the case may be, by the Administrative Agent.

         SECTION 9.5. Credit Extensions by each Agent and Issuer. Each Agent and each Issuer shall have the same rights and powers with respect to (x)(i) in the case of an Agent, the Credit Extensions made by it or any of its Affiliates and
(ii) in the case of an Issuer, the Loans made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not an Agent or Issuer. Each Agent, each Issuer and each of their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with Holdings, the Company or any Subsidiary or Affiliate of Holdings as if such Agent or Issuer were not an Agent or Issuer hereunder.

         SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of each Agent and each other Lender, and based on such Lender's review of the financial information of Holdings and the Company, the Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of each Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Loan Documents.

         SECTION 9.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by Holdings or any Borrower pursuant to the terms of the Loan Documents (unless concurrently delivered to the Lenders by Holdings or any Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Company for distribution to the Lenders by the Administrative Agent in accordance with the terms of the Loan Documents.

         SECTION 9.8. Reliance by Agents. Each Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent. As to any matters not expressly provided for by the Loan Documents, each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Secured Parties. For purposes of applying amounts in accordance with this Section, each Agent shall be entitled to rely upon any Secured Party that has entered into a Rate Protection Agreement with any Obligor for a determination (which such Secured Party agrees to provide or cause to be provided upon request of each Agent) of the outstanding Obligations owed to such Secured Party under any Rate Protection Agreement. Unless it has actual knowledge evidenced by way of written notice from any such Secured Party and the Company to the contrary, each Agent, in acting in such capacity under the Loan Documents, shall be entitled to assume that no Rate Protection Agreements or Obligations in respect thereof are in existence or outstanding between any Secured Party and any Obligor.

         SECTION 9.9. Defaults. Neither Agent shall be deemed to have knowledge or notice of the occurrence of a Default unless such Agent has received a written notice from a Lender or Holdings or any Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that either Agent receives such a notice of the occurrence of a Default, such Agent shall give prompt notice thereof to the Lenders. Each Agent shall (subject to Section 11.1) take such action with respect to such Default as shall be directed by the Required Lenders; provided, that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all Lenders, as applicable.

         SECTION 9.10. Documentation Agent. The Lender identified on the signature pages of this Agreement as the "Documentation Agent" shall not have any right, power, obligation, liability, responsibility or duty under this Agreement (or any other Loan Document) other than those applicable to all Lenders as such. Without limiting the foregoing, the Lender so identified as the "Documentation Agent" shall not have or be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Lender so identified as the "Documentation Agent" in deciding to enter into this Agreement and each other Loan Document to which it is a party or in taking or not taking action hereunder or thereunder.

         SECTION 9.11. Security Trust Deed. In order for the Lenders to become beneficiaries under the Australian Security Trust Deed, the Administrative Agent is hereby authorized and instructed to execute as agent on behalf each Lender an Australian Accession Deed. Each Lender authorizes the Administrative Agent to act as its representative for the purposes of the Australian Security Trust Deed in connection with any communication or other dealings with the Australian Security Trustee, and the Australian Security Trustee shall not be required to accept any communication from any other party other than the Administrative Agent with respect to any request, instruction, direction, approval, consent, agreement or other instruction of the Lenders (as beneficiaries) under the Australian Security Trust Deed.


                                    ARTICLE X

                   HOLDINGS AND INTERMEDIATE HOLDINGS GUARANTY

         SECTION 10.1. Guaranty. Each of Holdings and Intermediate Holdings hereby, jointly and severally, absolutely, unconditionally and irrevocably

                  (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of each Borrower and each other Obligor now or hereafter existing under this Agreement and each other Loan Document to which such Borrower and each other Obligor is or may become a party, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code,
         11 U.S.C. Section 502(b) and Section 506(b)), and

                  (b) indemnifies and holds harmless each Lender for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Lender or such holder, as the case may be, in enforcing any rights under this Article X;

This Article X constitutes a guaranty of payment when due and not of collection, and Holdings and Intermediate Holdings specifically agree that it shall not be necessary or required that any Lender exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of Holdings and Intermediate Holdings hereunder.

         SECTION 10.2. Acceleration of Obligations Hereunder. Holdings and Intermediate Holdings agree that, in the event of the dissolution or insolvency of any Borrower or any other Obligor, or the inability or failure of any Borrower or any other Obligor to pay its debts as they become due, or an assignment by any Borrower or any other Obligor for the benefit of creditors, or the commencement of any case or proceeding in respect of any Borrower or any other Obligor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations of any Borrower or any other Obligor may not then be due and payable, Holdings and Intermediate Holdings agree that they will pay to the Lenders forthwith the full amount which would be payable hereunder by such Borrower or such other Obligor if all such Obligations were then due and payable.

         SECTION 10.3. Obligations Hereunder Absolute, etc. The obligations of Holdings and Intermediate Holdings under this Article X shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of each Borrower and each other Obligor have been paid in full and all Commitments shall have terminated. Holdings and Intermediate Holdings guarantee that the Obligations of each Borrower and each other Obligor will be paid strictly in accordance with the terms of this Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender or any holder of any Note with respect thereto. The liability of Holdings and Intermediate Holdings under this Article X shall be absolute, unconditional and irrevocable irrespective of:

                  (a) any lack of validity, legality or enforceability of other provisions of this Agreement or any other Loan Document;

                  (b) the failure of any Lender

                           (i) to assert any claim or demand or to enforce any right or remedy against any Borrower, any other Obligor or any other Person (including any other guarantor) under the provisions of this Agreement, any other Loan Document or otherwise, or

                           (ii) to exercise any right or remedy against any
                  other guarantor of, or collateral securing, any Obligations of any Borrower or any other Obligor;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of any Borrower or any other Obligor, or any other extension, compromise or renewal of any Obligation of any Borrower or any other Obligor;

                  (d) any reduction, limitation, impairment or termination of any Obligation of any Borrower or any other Obligor for any reason (other than the indefeasible payment in full in cash of such Obligation), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Holdings and Intermediate Holdings hereby waive any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligation of any Borrower, any other Obligor or otherwise;

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the other terms of this Agreement or any other Loan Document;

                  (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender securing any of the Obligations of any Borrower or any other Obligor; or

                  (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Borrower, any other Obligor, any surety or any guarantor.

         SECTION 10.4. Reinstatement, etc. Holdings and Intermediate Holdings agree that this Article X shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations of any Borrower is rescinded or must otherwise be restored by any Lender upon the insolvency, bankruptcy or reorganization of any Borrower or any other Obligor or otherwise, all as though such payment had not been made.

         SECTION 10.5. Waiver, etc. Holdings and Intermediate Holdings hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of any Borrower or any other Obligor and this
Article X and any requirement that the Administrative Agent and any other Lender protect, secure or perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against any Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of any Borrower or any other Obligor, as the case may be.

         SECTION 10.6. Postponement of Subrogation. Holdings and Intermediate Holdings agree that they will not exercise any rights which they may acquire by way of subrogation under this Article X, by any payment made hereunder or otherwise, until the prior payment, in full and in cash, of all Obligations of each Borrower and each other Obligor. Any amount paid to Holdings and Intermediate Holdings on account of any such subrogation rights prior to the payment in full of all Obligations of each Borrower and each other Obligor shall be held in trust for the benefit of the Lenders and shall immediately be paid to the Lenders and credited and applied against the Obligations of each Borrower and each other Obligor whether matured or unmatured, in accordance with the terms of this Agreement; provided, however, that if all Obligations of each Borrower and each other Obligor have been paid in full and all Commitments have been permanently terminated, each Lender agrees that, at Holdings' and Intermediate Holdings' request, the Lenders will execute and deliver to Holdings and Intermediate Holdings appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to Holdings and Intermediate Holdings of an interest in the Obligations of each Borrower and each other Obligor resulting from such payment by Holdings and Intermediate Holdings. In furtherance of the foregoing, for so long as any Obligations of any Borrower or any Commitments remain outstanding, Holdings and Intermediate Holdings shall refrain from taking any action or commencing any proceeding against any Borrower or any other Obligor (or its successors or assigns), whether in connection with a bankruptcy proceeding or otherwise to recover any amounts in respect of payments made under this Article X to any Lender.

         SECTION 10.7. Successors, Transferees and Assigns; Transfers of Notes, etc. Without limiting the generality of Section 11.11, any Lender may assign or otherwise transfer (in whole or in part) any Obligation of any Borrower held by it to any other Person, and such other Person shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Article X) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of
Section 11.11 and Article IX of this Agreement.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

         SECTION 11.1. Waivers, Amendments, etc.XI.1. Waivers, Amendments, etc. The provisions of each Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by Holdings, Intermediate Holdings, the Borrowers and the Required Lenders; provided, however, that no such amendment, modification or waiver shall:

                  (a) modify this Section without the consent of all Lenders;

                  (b) increase the aggregate amount of any Credit Extensions required to be made by a Lender pursuant to its Commitments, extend the final Commitment Termination Date of Credit Extensions made (or participated in) by a Lender or reduce any fees described in Article III payable to any Lender without the consent of such Lender;

                  (c) extend the final Stated Maturity Date for any Lender's Loan, or reduce the principal amount of, rate of interest or fees on any Loan or Reimbursement Obligations (which shall in each case include the conversion of all or any part of the Obligations into equity of any Obligor), or extend the date on which interest or fees are payable in respect of such Loan or Reimbursement Obligation, in each case, without the consent of the Lender which has made such Loan or, in the case of a Reimbursement Obligation, the Issuer owed, and those Lenders participating in, such Reimbursement Obligation (it being understood and agreed, however, that any vote to rescind any acceleration made pursuant to Section 8.2 and Section 8.3 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders);

                  (d) reduce the percentage set forth in the definition of "Required Lenders" or modify any requirement hereunder that any particular action be taken by all Lenders without the consent of all Lenders;

                  (e) except as otherwise expressly provided in a Loan Document, release (i) Holdings, Intermediate Holdings or any Borrower from its Obligations under the Loan Documents or any Guarantor from its Obligations under a Guaranty or (ii) all or substantially all of the collateral under the Loan Documents, in each case without the consent of all Lenders;

                  (f) (i) amend, modify or waive clause (b) of Section 3.1.1 or
         (ii) have the effect (either immediately or at some later time) of enabling any Borrower to satisfy a condition precedent to the making of a Revolving Loan or the issuance of a Letter of Credit unless such amendment, modification or waiver shall have been consented to by the holders of at least 51% of the Revolving Loan Commitments of the applicable Tranche.

                  (g) amend, modify or waive the provisions of clause (a)(i),
         (c) or (d) of Section 3.1.1 or clause (b) of Section 3.1.2, or effect any amendment, modification or waiver that by its terms adversely affects the rights of Lenders participating in any Tranche differently from those of other Lenders participating in other Tranches, unless such amendment, modification or waiver shall have been consented to by the holders of at least 51% of the aggregate amount of Loans outstanding under the Tranche or Tranches affected by such modification, or, in the case of a modification affecting any of the Revolving Loan




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

Commitments, the Lenders holding at least 51% of the Revolving Loan Commitments of the applicable Tranche;

                  (h) change any of the terms of clause (e) of Section 2.1.4 or
         Section 2.3.2 without the consent of the Swing Line Lender; or

                  (i) affect adversely the interests, rights or obligations of either Agent (in its capacity as an Agent) or any Issuer (in its capacity as an Issuer), unless consented to by such Agent or such Issuer, as the case may be.

No failure or delay on the part of either Agent, any Issuer or any Lender in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by either Agent, any Issuer or any Lender under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         For purposes of this Section 11.1, the Syndication Agent, in coordination with the Administrative Agent, shall have primary responsibility, together with Holdings, Intermediate Holdings and the Borrowers, in the negotiation, preparation and documentation relating to any amendment, modification or waiver under this Agreement, any other Loan Document or any other agreement or document related hereto or thereto contemplated pursuant to this Section.

         SECTION 11.2. Notices; Time. All notices and other communications provided under each Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted, if to either Agent or to Holdings or a Borrower, to the applicable Person at its address or facsimile number set forth below its signature in this Agreement, and if to a Lender or Issuer to the applicable Person at its address or facsimile number set forth below its signature in this Agreement or set forth in the Lender Assignment Agreement pursuant to which it may become a Lender hereunder, or at such other address or facsimile number as may be designated by any such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter. Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York time.

         SECTION 11.3. Payment of Costs and Expenses. Each of Holdings, Intermediate Holdings and the Company agrees to pay on demand all expenses of each Agent (including the reasonable fees and out-of-pocket expenses of Mayer, Brown & Platt, counsel to the Agents and of local counsel, if any, who may be retained by or on behalf of the Agents) in connection with

                  (a) the negotiation, preparation, execution and delivery of each Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to any Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated; and

                  (b) the filing or recording of any Loan Document (including the Filing Statements) and all amendments, supplements, amendment and restatements and other modifications to any thereof, searches made following the Closing Date in jurisdictions where Filing Statements (or other documents evidencing Liens in favor of the Secured Parties) have been recorded and any and all other documents or instruments of further assurance required to be filed or recorded by the terms of any Loan Document; and

                  (c) the preparation and review of the form of any document or instrument relevant to any Loan Document.

Each of Holdings, Intermediate Holdings and the Company further agrees to pay, and to save each Secured Party harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of each Loan Document, the Credit Extensions or the issuance of the Notes. Each of Holdings, Intermediate Holdings and the Company also agrees to reimburse each Secured Party upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys" fees and legal expenses of counsel to each Secured Party) incurred by such Secured Party in connection with (x) the negotiation of any restructuring or "work-out" with Holdings, Intermediate Holdings or any Borrower, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

         SECTION 11.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Secured Party, each of Holdings, Intermediate Holdings and the Company, jointly and severally, hereby indemnifies, exonerates and holds each Secured Party and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys" fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension, including all Indemnified Liabilities arising in connection with the Transaction;

                  (b) the entering into and performance of any Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of Holdings, Intermediate Holdings or a Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Credit Extension, provided that any such action is resolved in favor of such Indemnified Party);

                  (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Obligor or any Subsidiary thereof of all or any portion of the Capital Stock or assets of any Person, whether or not an Indemnified Party is party thereto;

                  (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment on, under or arising from any operations or property owned, leased or operated upon (including right of way easements) of Holdings or its Subsidiaries or the Release by any Obligor or any Subsidiary thereof of any Hazardous Material;

                  (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any operations of Obligor or Subsidiary or any real property owned, leased, or operated upon (including right of way easements) by any Obligor or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Obligor or Subsidiary; or

                  (f) each Lender's Environmental Liability (the indemnification herein shall survive repayment of the Obligations and any transfer of the property of any Obligor or its Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Lender's Environmental Liability, regardless of whether caused by, or within the control of, such Obligor or such Subsidiary);

except for Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. Each Obligor and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, any Indemnified Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any Indemnified Party is strictly liable under any Environmental Laws, each Obligor's obligation to such Indemnified Party under this indemnity shall likewise be without regard to fault on the part of any Obligor with respect to the violation or condition which results in liability of an Indemnified Party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Obligor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         SECTION 11.5. Survival. The obligations of Holdings,
Intermediate Holdings and the Borrowers under Sections 4.3, 4.4, 4.5, 4.6, 11.3 and 11.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any assignment from one Lender to another (in the case of Sections
11.3 and 11.4) and the occurrence of the Termination Date. The representations and warranties made by each Obligor in each Loan Document shall survive the execution and delivery of such Loan Document.

         SECTION 11.6. Severability. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 11.7. Headings. The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.

         SECTION 11.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective (the "Effective Date") when counterparts hereof executed on behalf of Holdings, Intermediate Holdings and each Borrower, each Agent and each Lender (or notice thereof satisfactory to the Agents), shall have been received by the Agents.

         SECTION 11.9. Governing Law; Entire Agreement. EACH LOAN DOCUMENT (OTHER THAN THE LETTERS OF CREDIT, TO THE EXTENT SPECIFIED BELOW AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) WILL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES (ISP98--INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE "ISP RULES")) AND, AS TO MATTERS NOT GOVERNED BY THE ISP RULES, THE INTERNAL LAWS OF THE STATE OF NEW YORK. The Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 11.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither Holdings nor Intermediate Holdings nor the Borrowers may assign or transfer their rights or obligations hereunder without the consent of all Lenders.

         SECTION 11.11. Sale and Transfer of Credit Extensions; Participations in Credit Extensions Notes. Each Lender may assign, or sell participations in, its Loans, Letters of Credit and Commitments to one or more other Persons in accordance with this the terms set forth below.

         SECTION 11.11.1.  Assignments. Any Lender (an "Assignor Lender"),

                  (a) with the written consents of Holdings, the Agents and (in the case of any assignment of U.S. Revolving Loan Commitments and related participations in Letters of Credit, Letter of Credit Outstandings and Swing Line Loans) the Issuers (which consents (i) shall not be unreasonably delayed or withheld, (ii) of Holdings shall not be required upon the occurrence and during the continuance of any Event of Default and (iii) of the Agents and the Issuers shall not be required in the case of any assignment made by DLJ or any of its Affiliates), may at any time assign and delegate to one or more commercial banks, funds that are regularly engaged in making, purchasing or investing in loans or securities, or other financial institutions, and

                  (b) with notice to Holdings, the Agents, and (in the case of any assignment of U.S. Revolving Loan Commitments and related participations in Letters of Credit, Letter of Credit Outstandings and Swing Line Loans) the Issuers, but without the consent of Holdings, each of the Agents or the Issuers, may assign and delegate to any of its Affiliates or Related Funds or to any other Lender or any Affiliate or Related Fund of any other Lender

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Assignor Lender's Loans and Commitments (and in the case of any assignment of U.S. Revolving Loan Commitments, related participations in Letters of Credit, Letter of Credit Outstandings and Swing Line Loans) (which assignment and delegation shall be,
(i) as among U.S. Revolving Loan Commitments, Revolving Loans and participations in Letters of Credit, Letter of Credit Outstandings and Swing Line Loans, (ii) as among Canadian Revolving Loan Commitments and Canadian Loans and (iii) as among Australian Revolving Loan Commitments and Australian Revolving Loans, in each case, of a constant, and not a varying, percentage) is in a minimum aggregate amount of (i) $1,000,000 (provided that (1) assignments that are made on the same day to funds that (x) invest in commercial loans and (y) are managed or advised by the same investment advisor or any Affiliate of such investment advisor may be treated as a single assignment for purposes of the minimum amount and (2) no minimum amount shall be required in the case of any assignment between two Lenders (or to any Affiliate or Related Fund of such Assignor Lender) so long as the Assignor Lender has an aggregate amount of Loans and Commitments of at least $1,000,000 following such assignment) unless Holdings and the Agents otherwise consent or (ii) the then remaining amount of such Assignor Lender's Loans and Commitments; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in
Section 4.6 and Holdings, each Borrower, each other Obligor and the Agents shall be entitled to continue to deal solely and directly with such Assignor Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                  (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to Holdings and the Agents by such Assignor Lender and such Assignee Lender;

                  (d) such Assignee Lender shall have executed and delivered to Holdings and the Agents a Lender Assignment Agreement, accepted by the Agents;

                  (e) the processing fees described below shall have been paid; and

                  (f) the Administrative Agent shall have registered such assignment and delegation in the Register pursuant to clause (b) of
         Section 2.7.

From and after the date that the Agents accept such Lender Assignment Agreement and such assignment and delegation is registered pursuant to clause (b) of
Section 2.7, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents (including the Intercreditor Agreement), and (y) the Assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents (including the Intercreditor Agreement). Any Assignor Lender that shall have previously requested and received any Note or Notes in respect of any Tranche to which any such assignment applies shall, upon the acceptance by the Administrative Agent of the applicable Lender Assignment Agreement, mark such Note or Notes "exchanged" and deliver them to the applicable Borrower (against, if the Assignor Lender has retained Loans or Commitments with respect to the applicable Tranche and has requested replacement Notes pursuant to clause (b)(ii) of Section 2.7, its receipt from the applicable Borrower of replacement Notes in the principal amount of the Loans and Commitments of the applicable Tranche retained by it). Such Assignor Lender or such Assignee Lender (unless the Assignor Lender or the Assignee Lender is DLJ or one of its Affiliates) must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500, unless such assignment and delegation is by a Lender to its Affiliate or Related Fund or if such assignment and delegation is by a Lender to a Federal Reserve Bank, as provided below or is otherwise consented to by the Administrative Agent. Any attempted assignment and delegation not made in accordance with this Section 11.11.1 shall be null and void. Nothing contained in this Section 11.11.1 shall prevent or prohibit any Lender from pledging its rights (but not its obligations to make Loans or participate in Letters of Credit, Letter of Credit Outstandings or Swing Line Loans) under this Agreement and/or its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and any Lender that is a fund that invests in bank loans may pledge all or any portion of its rights (but not its obligations to make Loans or participate in Letters of Credit or Letter of Credit Outstandings) hereunder to any trustee or any other holder or representative of holders of obligations owed or securities issued by such fund as security for such obligations or securities. In the event that S&P, Moody's or Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender with a Commitment to make U.S. Revolving Loans or participate in Letters of Credit, Letter of Credit Outstandings or Swing Line Loans becomes a Lender, downgrade the long-term certificate of deposit rating or long-term senior unsecured debt rating of such Lender, and the resulting rating shall be below BBB+, Baa or B (or BB, in the case of Lender that is an insurance company (or B++, in the case of an insurance company not rated by InsuranceWatch Ratings Service)) respectively, then the applicable Issuer or Holdings shall have the right, but not the obligation, upon notice to such Lender and the Agents, to replace such Lender with an Assignee Lender in accordance with and subject to the restrictions contained in this Section, and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in this Section) all its interests, rights and obligations in respect of its U.S. Revolving Loan Commitment under this Agreement to such Assignee Lender; provided, however, that (i) no such assignment shall conflict with any law, regulation or order of any governmental authority and (ii) such Assignee Lender shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest and fees (if any) accrued to the date of payment on the Loans made, and Letters of Credit participated in, by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

         SECTION 11.11.2. Participations. Any Lender may sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

                  (a) no participation contemplated in this Section shall relieve such Lender from its Commitments or its other obligations under any Loan Document;

                  (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

                  (c) each Obligor and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under each Loan Document;

                  (d) no Participant, unless such Participant is an Affiliate of such Lender or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action under any Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clauses (a), (b), (c) or (f) of
         Section 11.1 with respect to Obligations participated in by such Participant; and

                  (e) the Borrowers shall not be required to pay any amount under this Agreement that is greater than the amount which it would have been required to pay had no participating interest been sold.

Each Borrower and Holdings acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 7.1.1, 11.3 and 11.4, shall be considered a Lender. Each Participant shall only be indemnified for increased costs pursuant to Section 4.3, 4.5 or 4.6 if and to the extent that the Lender which sold such participating interest to such Participant concurrently is entitled to make, and does make, a claim on the applicable Borrower for such increased costs. Any Lender that sells a participating interest in any Loan, Commitment or other interest to a Participant under this Section shall indemnify and hold harmless Holdings and the Borrowers and the Administrative Agent from and against any taxes, penalties, interest or other costs or losses (including reasonable attorneys' fees and expenses) incurred or payable by Holdings and the Borrowers or the Administrative Agent as a result of the failure of Holdings and the Borrowers or the Administrative Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender or the Administrative Agent, as the case may be, which Taxes would not have been incurred or payable if such Participant had been a Non-U.S. Lender that was entitled to deliver to the Company, the Administrative Agent or such Lender, and did in fact so deliver, a duly completed and valid Form W-8BEN or W-8ECI (or applicable successor form) entitling such Participant to receive payments under this Agreement without deduction or withholding of any United States federal taxes.

         SECTION 11.12. Other Transactions. Nothing contained herein shall preclude the Administrative Agent, any Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by the Loan Documents, with Holdings, Intermediate Holdings, any Borrower or any of their Affiliates in which such Obligor or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 11.13. Judgment Currency. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder (including under Section 9.1), under any Note or under any other Loan Document in another currency into U.S. Dollars or into a Foreign Currency, as the case may be, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the applicable Secured Party could purchase such other currency with U.S. Dollars or with such Foreign Currency, as the case may be, in New York City, New York at the close of business on the Business Day immediately preceding the day on which final judgment is given, together with any premiums and costs of exchange payable in connection with such purchase.

         (b) The obligation of each Borrower, Intermediate Holdings and Holdings in respect of any sum due from it to any Agent or any Lender hereunder, under any Note or under any other Loan Document shall, notwithstanding any judgment in a currency other than U.S. Dollars or a Foreign Currency, as the case may be, be discharged only to the extent that on the Business Day next succeeding receipt by such Agent or such Lender of any sum adjudged to be so due in such other currency, such Agent or such Lender may, in accordance with normal banking procedures, purchase U.S. Dollars or such Foreign Currency, as the case may be, with such other currency. If the U.S. Dollars or such Foreign Currency so purchased are less than the sum originally due to such Agent or such Lender in U.S. Dollars or in such Foreign Currency, such Borrower and

Holdings agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Agent or such Lender against such loss.

         SECTION 11.14. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS, ANY ISSUER OR HOLDINGS OR ANY BORROWER IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENTS' OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 11.2. EACH OF HOLDINGS AND EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH BORROWER HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEMS (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 111 EIGHTH AVENUE, 13TH FLOOR, NEW YORK, NEW YORK 10011, UNITED STATES, AS ITS AGENT TO RECEIVE, ON THE BORROWER'S BEHALF AND ON BEHALF OF THE BORROWER'S PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING TO THE BORROWER AS PROVIDED IN
SECTION 11.2 OR DELIVERING A COPY OF SUCH PROCESS TO EACH BORROWER IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND THE BORROWER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. TO THE EXTENT THAT ANY BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH

RESPECT TO ITSELF OR ITS PROPERTY, EACH OF HOLDINGS AND EACH BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

         SECTION 11.15. Waiver of Jury Trial. EACH AGENT, EACH LENDER, EACH ISSUER AND EACH OF HOLDINGS AND EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF SUCH AGENT, SUCH LENDER, SUCH ISSUER OR EACH OF HOLDINGS AND EACH BORROWER IN CONNECTION THEREWITH. ANY BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH AGENT, EACH LENDER AND EACH ISSUER ENTERING INTO THE LOAN DOCUMENTS.

         SECTION 11.16. Independence of Covenants. All covenants contained in this Agreement and each other Loan Document shall be given independent effect such that, in the event a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not, unless expressly so provided in such first covenant, avoid the occurrence of Default or an Event of Default if such action is taken or such condition exists.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                     RAILAMERICA, INC.


                                     By: /s/ Donald Redfearn
                                         ____________________________
                                         Name:
                                         Title:

                                     Address:     5300 Broken Sound Blvd. N.W.
                                                  Boca Raton, FL 33487

                                     Facsimile No.: (561) 994-3929

                                     Attention:   Donald Redfearn


                                     PALM BEACH RAIL HOLDING, INC.



                                     By: /s/ Donald Redfearn
                                         ____________________________
                                         Name:
                                         Title:

                                     Address:     5300 Broken Sound Blvd. N.W.
                                                  Boca Raton, FL 33487

                                     Facsimile No.:  (561) 994-3929

                                     Attention:  Donald Redfearn

                                     RAILAMERICA TRANSPORTATION CORP.



                                     By: /s/ Donald Redfearn
                                         ____________________________
                                         Name:
                                         Title:

                                     Address:     5300 Broken Sound Blvd. N.W.
                                                  Boca Raton, FL 33487

                                     Facsimile No.:  (561) 994-3929

                                     Attention:  Donald Redfearn


                                     FREIGHT VICTORIA LIMITED


                                     By: /s/ Marinus Van Onselen
                                         _____________________________
                                         Name:
                                         Title:

                                     Address:     Level 1
                                                  589 Collins Street
                                                  Melbourne, Victoria 3000
                                                  Australia

                                     Facsimile No.: 011-61-3-9619-1311

                                     Attention: Marinus Van Onselen

                                     RAILINK LTD.


                                     By: /s/ Donald Redfearn
                                         __________________________
                                         Name:
                                         Title:

                                     Address:     5300 Broken Sound Blvd. N.W.
                                                  Boca Raton, FL 33487

                                     Facsimile No.:  (561) 994-3929

                                     Attention:   Donald Redfearn



                                     DLJ CAPITAL FUNDING, INC., as the
                                         Syndication Agent and Lender


                                     By: /s/ Diane Albanese
                                         ___________________________
                                        Title:

                                     Address:     277 Park Avenue
                                                  New York, NY 10172

                                     Facsimile No.: (212) 892-6031

                                     Attention: Diane Albanese

                                     THE BANK OF NOVA SCOTIA, as the
                                         Administrative Agent and Lender


                                     By: /s/ Stephen Lockhart
                                         _____________________________
                                         Name:
                                         Title:

                                     Address:     One Liberty Plaza
                                                  26th Floor
                                                  New York, NY 10026

                                     Facsimile No.: (212) 225-5090

                                     Attention: Stephen Lockhart



                                     ING (U.S.) CAPITAL LLC,
                                         as the Documentation Agent and Lender


                                     By: /s/ William Redmond
                                         ____________________________
                                         Name:
                                         Title:

                                     Address:     55 East 52nd Street
                                                  32nd Floor
                                                  New York, NY 10055

                                     Facsimile No.: (212) 409-7813

                                     Attention: William Redmond

]




                                     FLEET NATIONAL BANK,
                                         as the Documentation Agent and Lender


                                     By: /s/ Robert Gamba
                                         ____________________________
                                         Name:
                                         Title:

                                     Address:     1185 Avenue of the Americas
                                                  16th Floor
                                                  New York, NY 10036

                                     Facsimile No.: (212) 819-6201

                                     Attention: Robert Gamba

                                TABLE OF CONTENTS


Section                                                                                                        Page

                                           ARTICLE I
                                 DEFINITIONS AND ACCOUNTING TERMS
1.1.    Defined Terms.............................................................................................4
1.2.    Use of Defined Terms.....................................................................................46
1.3.    Cross-References.........................................................................................46
1.4.    Accounting and Financial Determinations..................................................................46
1.5.    BBSY Rate................................................................................................47

                                           ARTICLE II
                                COMMITMENTS, BORROWING AND ISSUANCE
                              PROCEDURES, NOTES AND LETTERS OF CREDIT
2.1.   Commitments...............................................................................................47
2.1.1.  Revolving Loan Commitment and Swing Line Loan Commitment.................................................47
2.1.2.  Letter of Credit Commitment..............................................................................48
2.1.3.  Term Loan Commitment.....................................................................................49
2.1.4.  Lenders Not Permitted or Required to Make the Loans......................................................49
2.1.5.  Issuer Not Permitted or Required to Issue Letters of Credit..............................................50
2.2.    Reduction of the Commitment Amounts......................................................................50
2.2.1.  Optional.................................................................................................50
2.2.2.  Mandatory................................................................................................51
2.3.    Borrowing Procedures.....................................................................................51
2.3.1.  Borrowing Procedure......................................................................................51
2.3.2.  Swing Line Loans.........................................................................................52
2.4.    Continuation and Conversion Elections....................................................................53
2.4.1.  Converting Canadian Prime Rate Loans to, or Continuing Canadian BAs as, Canadian BAs.....................53
2.4.2.  Converting Canadian BAs to Canadian Prime Rate Loans.....................................................54
2.5.    Funding..................................................................................................54
2.6.    Issuance Procedures......................................................................................54
2.6.1.  Other Lenders' Participation.............................................................................55
2.6.2.  Disbursements............................................................................................55
2.6.3.  Reimbursement............................................................................................55
2.6.4.  Deemed Disbursements.....................................................................................56
2.6.5.  Nature of Reimbursement Obligations......................................................................56
2.7.    Register; Notes..........................................................................................57
2.8.    Canadian BAs.............................................................................................58
2.8.1.  Funding of Canadian BA...................................................................................58

2.8.3.   Execution of Canadian BAs................................................................................59
2.8.4.   Special Provisions Relating to Acceptance Notes..........................................................60

                                          ARTICLE III
                            REPAYMENTS, PREPAYMENTS, INTEREST AND FEES
3.1.     Repayments and Prepayments; Application..................................................................60
3.1.1.   Repayments and Prepayments...............................................................................60
3.1.2.   Application..............................................................................................66
3.2.     Interest Provisions......................................................................................66
3.2.1.   Rates....................................................................................................67
3.2.2.   Post-Default Rates.......................................................................................67
3.2.3.   Payment Dates............................................................................................67
3.3.     Fees.....................................................................................................68
3.3.1.   Commitment Fee...........................................................................................68
3.3.2.   Agents' Fee..............................................................................................69
3.3.3.   Letter of Credit Fee.....................................................................................69

                                            ARTICLE IV
                                CERTAIN LIBO RATE AND OTHER PROVISIONS
4.1.     LIBO Rate Lending Unlawful...............................................................................69
4.2.     Deposits Unavailable; Circumstances making Canadian BAs Unavailable......................................70
4.3.     Increased LIBO Rate Loan Costs, etc......................................................................70
4.4.     Funding Losses...........................................................................................71
4.5.     Increased Capital Costs..................................................................................71
4.6.     Taxes....................................................................................................72
4.7.     Payments, Computations, etc..............................................................................74
4.8.     Sharing of Payments......................................................................................75
4.9.     Setoff...................................................................................................75
4.10.    Replacement of Lenders...................................................................................76

                                             ARTICLE V
                                CONDITIONS TO CREDIT EXTENSIONS
5.1.     Initial Credit Extension.................................................................................76
5.1.1.   Resolutions, etc.........................................................................................76
5.1.2.   Transaction Consummated..................................................................................77
5.1.3.   Transaction Documents....................................................................................78
5.1.4.   Closing Date Certificate.................................................................................78
5.1.5.   Delivery of Notes........................................................................................78
5.1.6.   Payment of Outstanding Indebtedness, etc.................................................................78

Section                                                                                                        Page
5.1.7.    Closing Fees, Expenses, etc............................................................................79
5.1.8.    Financial Information, Material Adverse Change.........................................................79
5.1.9.    Opinions of Counsel....................................................................................79
5.1.10.   Filing Agent, etc......................................................................................80
5.1.11.   Subsidiary Guaranty....................................................................................80
5.1.12.   Solvency Certificate...................................................................................80
5.1.13.   Pledge and Security Agreements.........................................................................80
5.1.14.   Trademark Security Agreement...........................................................................83
5.1.15.   Foreign Pledge Agreements..............................................................................83
5.1.16.   Insurance..............................................................................................83
5.1.17.   Mortgage...............................................................................................83
5.1.18.   Litigation.............................................................................................83
5.1.19.   Minimum EBITDA.........................................................................................84
5.1.20.   Corporate, Tax and Capital Structure...................................................................84
5.1.21.   Approvals..............................................................................................84
5.1.22.   Environmental Assessment...............................................................................84
5.1.23.   Appraisal of Assets....................................................................................84
5.1.24.   Foreign Acquisitions and Takeovers Act Approval........................................................84
5.1.25.   Delivery of Counterparts to the Intercreditor Agreement................................................85
5.2.      All Credit Extensions..................................................................................85
5.2.1.    Compliance with Warranties, No Default, etc............................................................85
5.2.2.    Credit Extension Request, etc..........................................................................85
5.2.3.    Satisfactory Legal Form................................................................................85

                                         ARTICLE VI
                               REPRESENTATIONS AND WARRANTIES
6.1.      Organization, etc......................................................................................86
6.2.      Due Authorization, Non-Contravention, etc..............................................................86
6.3.      Government Approval, Regulation, etc...................................................................86
6.4.      Validity, etc..........................................................................................87
6.5.      Financial Information..................................................................................87
6.6.      No Material Adverse Change.............................................................................87
6.7.      Litigation, Labor Controversies, etc...................................................................87
6.8.      Subsidiaries...........................................................................................88
6.9.      Ownership of Properties................................................................................88
6.10.     Taxes..................................................................................................88
6.11.     Pension and Welfare Plans..............................................................................88
6.12.     Environmental Warranties...............................................................................89
6.13.     Accuracy of Information................................................................................90
6.14.     Regulations U and X....................................................................................90
6.15.     Year 2000..............................................................................................90

Section                                                                                                        Page
6.16.     Issuance of Subordinated Debt; Status of Obligations as Senior
          Indebtedness, etc......................................................................................91
6.17.     Solvency...............................................................................................91

                                                 ARTICLE VII
                                                  COVENANTS
7.1.      Affirmative Covenants..................................................................................91
7.1.1.    Financial Information, Reports, Notices, etc...........................................................92
7.1.2.    Maintenance of Existence; Compliance with Laws, etc....................................................94
7.1.3.    Maintenance of Properties..............................................................................95
7.1.4.    Insurance..............................................................................................95
7.1.5.    Books and Records......................................................................................95
7.1.6.    Environmental Law Covenant.............................................................................96
7.1.7.    Use of Proceeds........................................................................................96
7.1.8.    Future Guarantors, Security, etc.......................................................................97
7.1.9.    Rate Protection Agreements.............................................................................97
7.1.10.   Use of Proceeds of Holdings Disposition of Capital Stock or Assets.....................................97
7.2.      Negative Covenants.....................................................................................98
7.2.1.    Business Activities....................................................................................98
7.2.2.    Indebtedness...........................................................................................98
7.2.3.    Liens.................................................................................................100
7.2.4.    Financial Covenants...................................................................................102
7.2.5.    Investments...........................................................................................104
7.2.6.    Restricted Payments, etc..............................................................................105
7.2.7.    Capital Expenditures, etc.............................................................................105
7.2.8.    No Prepayment of Certain Debt.........................................................................106
7.2.9.    Capital Stock of Subsidiaries.........................................................................107
7.2.10.   Consolidation, Merger, etc............................................................................107
7.2.11.   Permitted Dispositions................................................................................108
7.2.12.   Modification of Certain Agreements....................................................................108
7.2.13.   Transactions with Affiliates..........................................................................109
7.2.14.   Restrictive Agreements, etc...........................................................................109
7.2.15.   Sale and Leaseback....................................................................................110

                                                ARTICLE VIII
                                              EVENTS OF DEFAULT
8.1.      Listing of Events of Default..........................................................................110
8.1.1.    Non-Payment of Obligations............................................................................110
8.1.2.    Breach of Warranty....................................................................................110
8.1.3.    Non-Performance of Certain Covenants and Obligations..................................................110

                                                                                                              Page
8.1.4.   Non-Performance of Other Covenants and Obligations....................................................110
8.1.5.   Default on Other Indebtedness.........................................................................111
8.1.6.   Judgments.............................................................................................111
8.1.7.   Pension Plans.........................................................................................111
8.1.8.   Change in Control.....................................................................................111
8.1.9.   Bankruptcy, Insolvency, etc...........................................................................111
8.1.10.  Impairment of Security, etc...........................................................................112
8.1.11.  Failure of Subordination..............................................................................112
8.1.12.  Failure to Refinance or Extend the Subordinated Bridge Notes..........................................113
8.2.     Action if Bankruptcy..................................................................................113
8.3.     Action if Other Event of Default......................................................................113

                                           ARTICLE IX
                                    THE ADMINISTRATIVE AGENT
9.1.     Actions...............................................................................................113
9.2.     Funding Reliance, etc.................................................................................114
9.3.     Exculpation...........................................................................................114
9.4.     Successor.............................................................................................115
9.5.     Credit Extensions by each Agent and Issuer............................................................115
9.6.     Credit Decisions......................................................................................116
9.7.     Copies, etc...........................................................................................116
9.8.     Reliance by Agents....................................................................................116
9.9.     Defaults..............................................................................................116
9.10.    Documentation Agent...................................................................................117
9.11.    Security Trust Deed...................................................................................117

                                           ARTICLE X
                            HOLDINGS AND INTERMEDIATE HOLDINGS GUARANTY
10.1.    Guaranty..............................................................................................117
10.2.    Acceleration of Obligations Hereunder.................................................................118
10.3.    Obligations Hereunder Absolute, etc...................................................................118
10.4.    Reinstatement, etc....................................................................................119
10.5.    Waiver, etc...........................................................................................119
10.6.    Postponement of Subrogation...........................................................................120
10.7.    Successors, Transferees and Assigns; Transfers of Notes, etc..........................................120

                                               ARTICLE XI
                                      MISCELLANEOUS PROVISIONS
11.1.       Waivers, Amendments, etc................................ ...........................................120
11.2.       Notices; Time.......................................................................................122
11.3.       Payment of Costs and Expenses.......................................................................122
11.4.       Indemnification.....................................................................................123
11.5.       Survival............................................................................................124
11.6.       Severability........................................................................................125
11.7.       Headings............................................................................................125
11.8.       Execution in Counterparts, Effectiveness, etc.......................................................125
11.9.       Governing Law; Entire Agreement.....................................................................125
11.10       Successors and Assigns..............................................................................125
11.11.      Sale and Transfer of Credit Extensions; Participations in Credit Extensions Notes...................125
11.11.1.    Assignments.........................................................................................126
11.11.2.    Participations......................................................................................128
11.12.      Other Transactions..................................................................................129
11.13.      Judgment Currency...................................................................................129
11.14.      Forum Selection and Consent to Jurisdiction.........................................................130
11.15.      Waiver of Jury Trial................................................................................131
11.16.      Independence of Covenants...........................................................................131